UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RALPH LAUREN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RALPH LAUREN

2018 PROXY STATEMENT
AND NOTICE OF ANNUAL MEETING

"Our Company is built not on what we did yesterday or even today, but what we dream of for tomorrow."
Ralph Lauren

LEADERSHIP LETTER	RALPH LAUREN CORPORATION

A MESSAGE FROM OUR EXECUTIVE CHAIRMAN AND CHIEF CREATIVE OFFICER AND OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER

DEAR STOCKHOLDER:

You are cordially invited to attend our 2018 Annual Meeting of Stockholders. Information concerning the matters to be considered and voted upon at the 2018 Annual Meeting is set out in the attached Notice of 2018 Annual Meeting and Proxy Statement.

As we reflect on this year – our 50th – we are encouraged by the progress we are making to build a strong foundation that sets us up for our next 50 years in business. As discussed at our Investor Day on June 7, we are focused on delivering long-term, sustainable growth and value creation by consistently placing the consumer at the center of our business, elevating and energizing our brands and balancing growth and productivity. Building on our history of leadership, innovation, performance and passion, we have a clear plan in place to create long-term, sustainable value for you, our stockholders, and all of our stakeholders.

We are all focused on Writing Our Next Great Chapter, and this means delivering on the following 5 strategic priorities:

•	Win over a new generation of consumers

•	Energize our core products and build high value, under-developed categories

•	Drive targeted expansion in our regions and channels

•	Lead with digital across all we do

•	Operate with discipline to fuel growth

We are confident that this strategic framework, combined with our iconic brand portfolio and passionate teams around the world, will deliver long-term, sustainable growth and value creation.

It is important that your shares be represented at the 2018 Annual Meeting, regardless of the number of shares you hold or whether you plan to attend the meeting in person. Accordingly, please authorize a proxy vote on your shares as soon as possible in accordance with the instructions you received. This will not prevent you from voting your shares in person if you subsequently choose to attend the 2018 Annual Meeting.

Thank you for your continued support. We look forward to seeing you at our 2018 Annual Meeting.

Sincerely,

Ralph Lauren	Patrice Louvet
Executive Chairman and Chief Creative Officer	President and Chief Executive Officer

1 | 2018 PROXY STATEMENT

NOTICE OF ANNUAL MEETING	RALPH LAUREN CORPORATION

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

PURPOSE OF THE MEETING

The 2018 Annual Meeting of Stockholders of Ralph Lauren Corporation, a Delaware corporation, will be held at 10 on the Park at Time Warner Center, Columbus Room, 10th Floor, 60 Columbus Circle, New York, New York, on Thursday, August 2, 2018, at 9:30 a.m., local time, for the following purposes:

1.	To elect 14 directors to serve until the 2019 Annual Meeting of Stockholders;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2019;

3.	To approve, on an advisory basis, the compensation of our named executive officers and our compensation philosophy, policies and practices as described herein; and

4.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

The foregoing items of business are described more fully in the accompanying Proxy Statement. Only holders of record of the Company’s Class A and Class B Common Stock at the close of business on June 4, 2018 are entitled to notice of, and to vote at, the 2018 Annual Meeting of Stockholders and any adjournments or postponements thereof.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

We will be using the Securities and Exchange Commission’s Notice and Access model, which allows us to make the proxy materials available on the Internet, as the primary means of furnishing proxy materials to stockholders. On or about June 20, 2018, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our proxy materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of proxy materials. The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and Notice of Annual Meeting are available at: http://investor.ralphlauren.com.

YOUR VOTE IS IMPORTANT

Please vote promptly by signing, dating and returning the enclosed proxy card or voting by telephone or on the Internet by following the instructions on your Notice of Internet Availability of Proxy Materials. In the event that a stockholder decides to attend the meeting, such stockholder may, if so desired, revoke the proxy by voting the shares in person at the meeting.

By Order of the Board of Directors,

AVERY S. FISCHER

Executive Vice President, General Counsel and Secretary

New York, New York

June 20, 2018

2018 PROXY STATEMENT | 2

SPECIAL NOTE	RALPH LAUREN CORPORATION

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains, and oral statements made at the 2018 Annual Meeting of Stockholders and elsewhere from time to time by our representatives may contain, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results and financial condition, revenues, store openings and closings, employee reductions, margins, expenses and earnings and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “project,” “we believe,” “may,” “can,” and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. The factors that could cause actual results to materially differ include, among others: the loss of key personnel, including Mr. Ralph Lauren, or other changes in our executive and senior management team or to our operating structure, and our ability to effectively transfer knowledge during periods of transition; our ability to successfully implement our long-term growth strategy and achieve anticipated operating enhancements and cost reductions from our restructuring plans; the impact to our business resulting from investments and other costs incurred in connection with the execution of our long-term growth strategy, including restructuring-related charges, which may be dilutive to our earnings in the short term; our ability to continue to expand or grow our business internationally and the impact of related changes in our customer, channel, and geographic sales mix as a result; our ability to open new retail stores, concession shops, and digital commerce sites in an effort to expand our direct-to-consumer presence; the impact to our business resulting from changes in consumers’ ability, willingness, or preferences to purchase premium lifestyle products that we offer for sale and our ability to forecast consumer demand, which could result in either a build-up or shortage of inventory; our ability to continue to maintain our brand image and reputation and protect our trademarks; our ability to effectively manage inventory levels and the increasing pressure on our margins in a highly promotional retail environment; the impact to our business resulting from potential costs and obligations related to the early closure of our stores or termination of our long-term, non-cancellable leases; the impact of economic, political, and other conditions on us, our customers, suppliers, vendors, and lenders; our ability to secure our facilities and systems and those of our third-party service providers from, among other things, cybersecurity breaches, acts of vandalism, computer viruses, or similar Internet or email events; our efforts to successfully enhance, upgrade, and/or transition our global information technology systems and digital commerce platform; a variety of legal, regulatory, tax, political, and economic risks, including risks related to the importation and exportation of products, tariffs, and other trade barriers which our operations are currently subject to, or may become subject to as a result of potential changes in legislation, and other risks associated with our international operations, such as compliance with the Foreign Corrupt Practices Act or violations of other anti-bribery and corruption laws prohibiting improper payments, and the burdens of complying with a variety of foreign laws and regulations, including tax laws, trade and labor restrictions, and related laws that may reduce the flexibility of our business; changes in our tax obligations and effective tax rate due to a variety of other factors, including potential additional changes in U.S. or foreign tax laws and regulations, accounting rules, or the mix and level of earnings by jurisdiction in future periods that are not currently known or anticipated; the impact to our business resulting from the recently enacted U.S. tax legislation commonly referred to as the Tax Cuts and Jobs Act, including related changes to our tax obligations and effective tax rate in future periods, as well as the enactment-related charges that were recorded during Fiscal 2018 on a provisional basis based on a reasonable estimate and are subject to change, all of which could differ materially from our current expectations and/or investors’ expectations; the impact to our business resulting from the United Kingdom’s decision to exit the European Union and the uncertainty surrounding the terms and conditions of such a withdrawal, as well as the related impact to global stock markets and currency exchange rates; the impact to our business resulting from increases in the costs of raw materials, transportation, and labor; our exposure to currency exchange rate fluctuations from both a transactional and translational perspective; the potential impact to our business resulting from the financial difficulties of certain of our large wholesale customers, which may result in consolidations, liquidations, restructurings, and other ownership changes in the retail industry, as well as other changes in the competitive marketplace, including the introduction of new products or pricing changes by our competitors; the potential impact on our operations and on our suppliers and customers resulting from natural or man-made disasters; the impact to our business of events of unrest and instability that are currently taking place in certain parts of the world, as well as from any terrorist action, retaliation, and the threat of further action or retaliation; our ability to maintain our credit profile and ratings within the financial community; our ability to access sources of liquidity to provide for our cash needs, including our debt obligations, tax obligations, payment of dividends, capital expenditures, and potential repurchases of our Class A common stock, as well as the ability of our customers, suppliers, vendors, and lenders to access sources of liquidity to provide for their own cash needs; the potential impact to the trading prices of our securities if our Class A common stock share repurchase activity and/or cash dividend payments differ from investors’ expectations; our intention to introduce new products or enter into or renew alliances; changes in the business of, and our relationships with, major department store customers and licensing partners; and our ability to make certain strategic acquisitions and successfully integrate the acquired businesses into our existing operations; and other risk factors identified in the Company’s Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RALPH LAUREN CORPORATION REFERENCES

In this document, we refer to Ralph Lauren Corporation as the “Company,” “we”, “us” or “our.” Our fiscal year ends on the Saturday closest to March 31. All references to “Fiscal 2022” represent the fiscal year ending April 2, 2022. All references to “Fiscal 2021” represent the fiscal year ending March 27, 2021. All references to “Fiscal 2020” represent the fiscal year ending March 28, 2020. All references to “Fiscal 2019” represent the fiscal year ending March 30, 2019. All references to “Fiscal 2018” represent the fiscal year ended March 31, 2018. All references to “Fiscal 2017” represent the fiscal year ended April 1, 2017. All references to “Fiscal 2016” represent the fiscal year ended April 2, 2016. All references to “Fiscal 2015” represent the fiscal year ended March 28, 2015. All references to “Fiscal 2014” represent the fiscal year ended March 29, 2014.

NON-U.S. GAAP FINANCIAL MEASURES

The Company uses non-U.S. generally accepted accounting principles (“U.S.-GAAP”) financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. In addition, as discussed in the “Executive Compensation Matters” section of the Proxy Statement, the Compensation & Organizational Development Committee uses non-U.S. GAAP measures to set and certify the achievement of certain performance-based compensation goals. The Company believes that excluding items that are not comparable from period to period helps investors and others compare operating performance between two periods. While the Company considers the non-U.S. GAAP measures useful in analyzing its results, they are not intended to replace, nor act as a substitute for, any presentation included in the consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-U.S. GAAP measures reported by other companies. See Appendix B to the Proxy Statement for a reconciliation between the non-U.S. GAAP financial measures and the most directly comparable U.S. GAAP measures.

3 | 2018 PROXY STATEMENT

2018 PROXY STATEMENT 4

5 2018 PROXY STATEMENT

PROXY SUMMARY	RALPH LAUREN CORPORATION

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. For more complete information about these topics, please review our Annual Report on Form 10-K for Fiscal Year 2018 and this entire Proxy Statement. We are mailing the Notice of 2018 Annual Meeting of Stockholders and instructions on how to access this Proxy Statement (or, for those who request it, a hard copy of this Proxy Statement and the enclosed form of proxy) to our stockholders on or about June 20, 2018.

ABOUT RALPH LAUREN

Ralph Lauren Corporation (NYSE:RL) is a global leader in the design, marketing and distribution of premium lifestyle products in four categories: apparel, home, accessories and fragrances. For 50 years, Ralph Lauren’s reputation and distinctive image have been consistently developed across an expanding number of products, brands and international markets. The Company’s brand names, which include Ralph Lauren, Ralph Lauren Collection, Ralph Lauren Purple Label, Polo Ralph Lauren, Double RL, Lauren Ralph Lauren, Polo Ralph Lauren Children, Chaps, and Club Monaco, among others, constitute one of the world’s most widely recognized families of consumer brands. For more information, go to http://investor.ralphlauren.com.

SOLICITATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company, for use in connection with the Annual Meeting of the Company’s Stockholders to be held on August 2, 2018 (the “2018 Annual Meeting”). This Proxy Statement, the accompanying Notice of Annual Meeting, proxy card and the Company’s 2018 Annual Report on Form 10-K, or alternatively a Notice of Internet Availability of Proxy Materials (the “Internet Notice”), will be mailed to stockholders on or about June 20, 2018. The Board is soliciting your proxy in an effort to give all stockholders of record the opportunity to vote on matters that will be presented at the 2018 Annual Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

2018 PROXY STATEMENT | 6

PROXY SUMMARY	RALPH LAUREN CORPORATION

2018 ANNUAL MEETING OF STOCKHOLDERS

Thursday, August 2, 2018 9:30 a.m. Eastern time	10 on the Park at Time Warner Center, Columbus Room, 10th Floor, 60 Columbus Circle, New York, New York

Record Date:	• Close of business on June 4, 2018.	Attending the Annual Meeting:	• All stockholders must bring a form of government-issued photo identification, such as a driver’s license or passport to verify their identities. In addition:

Voting:

• Only holders of record of the Company’s Class A and Class B Common Stock at the close of business on June 4, 2018 are entitled to notice of, and to vote at, the 2018 Annual Meeting and any adjournments or postponements thereof.

• If your shares are held through a broker, you must bring either (1) a letter or a statement from your broker showing that you held Company shares as of the record date or (2) a copy of the notice of Annual Meeting document you received in the mail or electronically.

• Please authorize a proxy to vote your shares as soon as possible. If you are a beneficial owner of shares of our common stock, your broker will NOT be able to vote your shares with respect to any of the matters presented at the meeting other than the ratification of the selection of our independent registered public accounting firm, unless you give your broker specific voting instructions.

• If your shares are held in street name and you would also like to vote your shares in person at the 2018 Annual Meeting, you must also contact your broker or other financial institution to obtain a “legal proxy” from the record holder of your shares to present at the 2018 Annual Meeting.

• See the “Questions and Answers About the Annual Meeting and Voting” section on page 91 of this proxy statement for more information.

• Stockholders whose shares are held jointly or through a company, group or other institution may bring one other person with them to attend the meeting. This person must also bring government-issued photo identification.

• You do not need to attend the 2018 Annual Meeting to vote if you submitted your proxy in advance of the 2018 Annual Meeting.

7 | 2018 PROXY STATEMENT

PROXY SUMMARY	RALPH LAUREN CORPORATION

MATTERS TO BE VOTED ON

Item for Business	Board Recommendation	Further Details (page#)
1. Election of 14 Directors	FOR	Page 13
2. Ratification of appointment of independent registered public accounting firm	FOR	Page 88
3. Advisory vote on executive compensation	FOR	Page 90

DIRECTOR NOMINEES

Name	Occupation	Age	Director Since	Independent	Other Current Directorships	Committees[1] A C NG F

Class A Directors

Frank A. Bennack, Jr.	Executive Vice Chairman and Chairman of the Executive Committee The Hearst Corporation	85	1998	✓	0

Joel L. Fleishman	Professor of Law and Public Policy Duke University	84	1999	✓	0

Michael A. George	President and Chief Executive Officer Qurate Retail, Inc.	56	2018	✓	2

Hubert Joly	President and Chief Executive Officer and Chairman of the Board of Directors Best Buy Co., Inc.	58	2009	✓	1

Class B Directors

Ralph Lauren	Executive Chairman and Chief Creative Officer	78	1997		0

Patrice Louvet	President and Chief Executive Officer	53	2017		0

David Lauren	Chief Innovation Officer, Vice Chairman of the Board and Strategic Advisor to the CEO	46	2013		0

Angela Ahrendts	Senior Vice President, Retail Apple, Inc.	58	—	✓	0

John R. Alchin	Retired Executive Vice President and Co-Chief Financial Officer Comcast Corporation	70	2007	✓	1

Arnold H. Aronson	Principal Director, Retail Strategies Kurt Salmon	83	2001	✓	0

Dr. Joyce F. Brown	President Fashion Institute of Technology	71	2001	✓	0

Linda Findley Kozlowski	Chief Operating Officer Etsy Inc.	45	—	✓	0

Judith A. McHale	President and Chief Executive Officer Cane Investments, LLC	71	2001- 2009, 2011	✓	2

Robert C. Wright	Senior Advisor Lee Equity Partners, LLC	75	2007	✓	1

1.	“A” refers to the Audit Committee of the Board (the “Audit Committee”), “C” refers to the Compensation and Organizational Development Committee of the Board (the “Compensation Committee”), “NG” refers to the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) and F refers to the Finance Committee of the Board (the “Finance Committee”).

2018 PROXY STATEMENT | 8

PROXY SUMMARY	RALPH LAUREN CORPORATION

2018 BUSINESS HIGHLIGHTS

Delivered on our Strategic Plan

During Fiscal 2018, under the leadership of our new President and CEO, Patrice Louvet, we continued to execute on our multi-year plan intended to build a foundation to strengthen our brand and drive sustainable, profitable sales growth (the “Strategic Plan”).

We successfully delivered on our Strategic Plan across the following key initiatives in the fourth quarter and full year Fiscal 2018:

•	Elevating our Brand Through Improved Quality of Sales, Distribution and Product.

–	Average unit retail across our direct-to-consumer network was up 4% to last year and discount rates were down across all regions.

–	Adjusted gross margin was up 290 basis points compared to Fiscal 2017.

–	Continued to close unproductive distribution in retail and wholesale, significantly reduced off- price shipments and began to upgrade our store environments.

•	Evolving our Product Marketing, and Shopping Experience to Increase Reach and Appeal with New Customers.

–	Evolved our product assortment by renewing our core styles and focusing on our icons, which drove improvements in seasonal product sell-out trend.

–	Increased marketing effectiveness by adopting a more consumer-centric approach with significant growth in digital and social media reach with the Create-Your-Own Customization launch and new campaigns.

–	Increased investment in marketing by 10% compared to prior year with significant growth in digital and social media, the channels that matter most to our consumers today.

–	Strengthened our design and merchandising teams with new talent and enhanced our capabilities and shopping experience.
•	Expanding Our Digital and International Presence.

–	Expanded our store network in Asia, delivering 3% constant currency same-store sales growth.

–	Continued to drive growth in our wholesale digital business globally and grew market share in our key categories.

–	Successfully transitioned our directly operated U.S. digital commerce site to a new technology platform to improve functionality and consumer experience.

–	Strengthened our digital team through appointments of a Chief Digital Officer and a new Chief Information Officer.

•	Working in New Ways to Drive Productivity and Agility.

–	Reduced total adjusted operating expenses despite a 10% increase in marketing investment year-over-year, as we increased efficiencies.

–	Lowered inventory levels by 4% from last year and improved inventory turns.

–	Achieved our goal of having 90% of our business on 9-month lead times, enabling us to make product decisions closer to consumer demand.

–	Increased SKU productivity with revenue per SKU up 16% and gross profit per SKU up 22%.

Delivered Strong TSR Results

During Fiscal 2018, we delivered better than expected financial results as we furthered our work to strike the right balance between driving productivity and growth. Our total shareholder return (TSR) for recent periods, relative to our compensation comparator group and the S&P 500, is set forth below. For Fiscal 2018, we generated a TSR of 40.0% compared to the 26.0% and 12.0% gains for our compensation comparator group and the S&P 500, respectively.

9 | 2018 PROXY STATEMENT

PROXY SUMMARY	RALPH LAUREN CORPORATION

	1-Year TSR (%) Fiscal 2018	3-Year TSR (%) Fiscal 2016 – 2018	5-year TSR (%) Fiscal 2014 – 2018

Ralph Lauren Corporation	40.0%	-9.4%	-28.2%

Compensation Comparator Group	26.0%	-13.0%	19.9%

S&P 500 Index	12.0%	26.6%	69.1%

COMPENSATION OBJECTIVES, PRINCIPLES AND PRACTICES

The key components of our executive compensation program for our Named Executive Officers (NEOs) consist of base salary, annual cash incentive, and long-term equity-based incentive opportunities. Our compensation plans are designed to link pay and performance, reward sustained business growth and results and drive stockholder value. A majority of each NEO’s compensation is at-risk in the form of annual cash incentive and long-term equity-based awards, which pay out only if we achieve key Company financial goals focused on strengthening and elevating our brand and positioning the Company for long-term sustainable growth.

The charts below show the balance of the at-risk elements that comprised the target total direct compensation for our NEOs.

Key takeaways impacting executive compensation for Fiscal 2018 are:

•	Total Shareholder Return (TSR) of 40% demonstrates our strong return to shareholders.

•	We delivered better than expected financial results, resulting in an above target cash incentive bonus payout.

•	Performance Share Units (PSUs) paid out below target based on achievement of cumulative three-year earnings per share (EPS) goal set at the beginning of the Fiscal 2016 – 2018 performance period.

•	Performance Restricted Stock Units (PRSUs) and Adjusted Performance-based Restricted Stock Units (APRSUs) paid out at 100% based on achievement of Fiscal 2018 threshold operating margin results.

2018 PROXY STATEMENT | 10

PROXY SUMMARY	RALPH LAUREN CORPORATION

GOVERNANCE HIGHLIGHTS

Our Board and management are committed to sound corporate governance. We have in place a comprehensive governance framework which incorporates the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the SEC and the NYSE. While we meet the eligibility requirements, we do not rely on the exceptions from certain of the NYSE’s corporate governance listing requirements available to majority controlled companies. In keeping with good corporate governance practices, we maintain a majority of independent directors and our Board Committees are comprised solely of independent directors.

•	Independence - Independent Lead Director & majority independent Board

•	Board Leadership - Separate Chairman & CEO roles

•	Annual Elections - All directors are elected annually

•	Stock Ownership - Director and executive ownership/holding requirements

•	Stockholder Engagement - Stockholder outreach is conducted on an annual basis.

STOCKHOLDER ENGAGEMENT

Throughout Fiscal 2018, we have continued to strengthen the alignment of compensation with our strategic priorities and stockholder interests and are committed to adhering to our pay-for-performance philosophy. As a part of this process, we conducted a comprehensive stockholder outreach with 90% of our top 10 institutional stockholders prior to the annual stockholder meeting and again prior to the end of our fiscal year. The focus of the outreach was to review compensation programs, discuss our Say-On-Pay vote, and solicit and consider feedback on a variety of corporate governance topics, including executive compensation practices. As a result of this outreach, we have implemented a number of amendments to our short-term and long-term executive compensation program effective Fiscal 2019 as further described in this Proxy Statement.

In addition, we continued our stockholder engagement by hosting an Investor Day on June 7, 2018 in New York City to share our long-term growth and value creation strategy and financial outlook. Afterwards, we continued to engage with stockholders in additional one-on-one and group meetings to provide a forum for them to share their feedback. This is part of our ongoing activity to connect with our stockholders and be responsive to their perspectives.

CORPORATE RESPONSIBILITY

Corporate Responsibility (“CR”) at Ralph Lauren Corporation is rooted in the heritage of our brand, and it will help us build on our foundation of authenticity and timelessness for our next 50 years. Our CR work is now organized around the following framework of Our Planet, Our People, and Our Communities:

Our Planet

•	Create and Source Responsibly

•	Operate Efficiently

Our People

•	Engage and Inspire All Employees

•	Safeguard Dignity and Opportunity with Suppliers

Our Communities

•	Give Back

•	Build Strategic Relationships

A few highlights of our recent CR work include joining the Better Cotton Initiative, enhancing our Diversity and Inclusion program, and continued globalization of our Ralph Lauren Gives Back employee volunteer weeks throughout the year.

11 | 2018 PROXY STATEMENT

PROXY STATEMENT	RALPH LAUREN CORPORATION

PROXY STATEMENT FOR THE ANNUAL MEETING

OF STOCKHOLDERS

GENERAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS AND PROXY MATERIALS

This Proxy Statement is furnished to the stockholders of Ralph Lauren Corporation, a Delaware corporation, in connection with the solicitation by its Board of Directors (the “Board”) of proxies for its 2018 Annual Meeting to be held at 10 on the Park at Time Warner Center, Columbus Room, 10th Floor, 60 Columbus Circle, New York, New York on Thursday, August 2, 2018, at 9:30 a.m., local time, and at any adjournments or postponements thereof. A proxy delivered pursuant to this solicitation may be revoked by the person executing the proxy at any time before it is voted by giving written notice to our Secretary, by delivering a later dated proxy, or by voting in person at the 2018 Annual Meeting. The address of our principal executive offices is 650 Madison Avenue, New York, New York 10022.

This Proxy Statement, the Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and the Notice of Annual Meeting will be made available to our stockholders on our website, http://investor.ralphlauren.com, on or about June 20, 2018.

2018 PROXY STATEMENT | 12

PROPOSAL 1	RALPH LAUREN CORPORATION

(PROPOSAL 1)

ELECTION OF DIRECTORS

Our Fourth Amended and Restated By-laws provide that our Board may fix the number of directors constituting the entire Board between six and 20 members. In early Fiscal 2019, the Board increased the number of directors constituting the entire Board to 12 from the 11 directors previously reported in the 2017 Proxy Statement. In connection with the 2018 Annual Meeting, the Board has further increased its size to 14 members and has nominated two additional nominees to stand for election at the 2018 Annual Meeting. Our Board is presently divided into two classes, with all directors being elected annually. Pursuant to our Amended and Restated Certificate of Incorporation, four Class A Directors will be elected by the holders of Class A Common Stock and 10 Class B Directors will be elected by the holders of Class B Common Stock, each to serve until the 2019 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

With the Board seeking to expand its size and diversity of skills and experiences to benefit the Company, 14 directors have been nominated for election at the 2018 Annual Meeting. Frank A. Bennack, Jr., Joel L. Fleishman, Michael A. George, and Hubert Joly have been nominated for election as Class A Directors. Ralph Lauren, Patrice Louvet, David Lauren, John R. Alchin, Angela Ahrendts, Arnold H. Aronson, Dr. Joyce F. Brown, Linda Findley Kozlowski, Judith A. McHale and Robert C. Wright have been nominated for election as Class B Directors. We know of no reason why any nominee would be unable or unwilling to serve. If any nominee becomes unable or unwilling to serve for any reason, our Board, based on the recommendation of the Nominating & Governance Committee, may either reduce the number of directors or designate a substitute nominee. If a substitute nominee is designated, the persons named in the enclosed proxy will vote all proxies that would otherwise be voted for the named nominee or nominees for the election of such substitute nominee or nominees.

OUR BOARD RECOMMENDS A VOTE FOR EACH NOMINEE AS A DIRECTOR TO HOLD OFFICE UNTIL THE 2019 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS ELECTED AND QUALIFIED.

13 | 2018 PROXY STATEMENT

PROPOSAL 1	RALPH LAUREN CORPORATION

CLASS A DIRECTOR NOMINEES FOR ELECTION

Frank A. Bennack, Jr.

Age 85

Mr. Bennack has been a director of the Company since January 1998 and also serves as Lead Independent Director of our Board since Fiscal 2017. He is Executive Vice Chairman of The Hearst Corporation (“Hearst”) and served as Hearst’s Chief Executive Officer from 1979 to 2002 and then again from June 2008 to June 2013. Mr. Bennack has been the Chairman of the executive committee and Executive Vice Chairman of the board of directors of Hearst since 2002. He serves on the board of Lincoln Center for the Performing Arts, and is also Chairman of the New York-Presbyterian Hospital and The Paley Center for Media, and a Managing Director of the Metropolitan Opera. He has previously served on the boards of Hearst-Argyle Television, Inc., Wyeth Corporation and JPMorgan Chase & Co. The Board has determined that Mr. Bennack is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Mr. Bennack brings to our Board a distinguished career and extensive business experience as Executive Vice Chairman of Hearst, one of the nation’s largest private companies engaged in a broad range of publishing, broadcasting, cable networking and diversified communications activities. His current position as Hearst’s Executive Vice Chairman and previous position as Chief Executive Officer gives him critical insights into the operational issues facing a large corporation and provides our Board with valuable experience in the areas of finance, financial reporting and strategic planning. As a result of his current and past service as a member of the boards of other various public companies and non-profit organizations, he provides our Board with perspective with respect to governance and other important matters that come before our Board. Mr. Bennack has been a member of our Board since 1998, and therefore, his extensive knowledge of our business is a valuable aspect of his service on our Board.

Joel L. Fleishman

Age 84

Mr. Fleishman, a director of the Company since January 1999, has been Professor of Law and Public Policy at the Sanford School of Public Policy at Duke University since 1971 and the Director of the Samuel and Ronnie Heyman Center for Ethics, Public Policy and the Professions at Duke University since 1991. He is also the Director of the Center for Strategic Philanthropy and Civil Society. He is a founding member of the board of trustees of the Partnership for Public Service, on which he continues to serve, and also serves on the board of The Hunt Institute. Mr. Fleishman also previously served on the boards of Boston Scientific Corporation and the Urban Institute, including serving as Chairman of the Urban Institute’s board of trustees from 2004 to 2014. He continues to serve as a Life Trustee of the Urban Institute.

Experience, Qualifications, Attributes and Skills

Mr. Fleishman brings strong leadership and extensive public policy and legal experience to our Board. He also brings a unique perspective to the Board from his long tenure in the academic world. Mr. Fleishman’s long-standing scholarly work and public service and extensive experience as a professor of law and public policy provides our Board with valuable insight into a variety of legal and ethical issues relevant to us. He also previously served as a board member of Boston Scientific Corporation and, as a result of this service, he has a broad understanding of the operational, financial and strategic issues facing a public company. He has been a member of our Board since 1999 and accordingly, his knowledge of our business is an important aspect of his service on our Board.

2018 PROXY STATEMENT | 14

PROPOSAL 1	RALPH LAUREN CORPORATION

Michael A. George

Age 56

Mr. George joined our Board in May 2018. He has served as the President of QVC, Inc. (“QVC”) since November 2005 and as its Chief Executive Officer since April 2006. In 2018, he was named CEO of QVC’s parent, Liberty Interactive, which was subsequently renamed the Qurate Retail, Inc. Mr. George previously held various positions with Dell, Inc. (“Dell”) from March 2001 to November 2005, most notably as the Chief Marketing Officer and Vice President and General Manager of Dell’s U.S. consumer business. Prior to that, Mr. George was a senior partner at McKinsey & Company and led the firm’s North American Retail Industry Group. Mr. George serves on the board of directors of Brinker International and Qurate Retail, Inc., and also serves on the board of directors of the National Retail Federation and several not-for-profit organizations.

Experience, Qualifications, Attributes and Skills

Mr. George brings to our Board his skills, knowledge and extensive business experience as Chief Marketing Officer of Dell, a large consumer products company, and Chief Executive of a large publicly-traded digital consumer products company, Qurate Retail, Inc. He provides our Board with extensive experience in brand strategy, digital marketing, and retail, with unique insights into brand engagement with consumers. His distinguished career provides him with critical perspective on operational and strategic issues facing the retail industry and particularly digital commerce. As a result of his service as a member of the boards of other public companies, industry groups and not-for-profit organizations, he also provides our Board with valuable insights regarding governance and other significant matters that come before our Board.

Hubert Joly

Age 58

Mr. Joly has been a director of the Company since June 2009. He has served as the President and Chief Executive Officer of Best Buy Co., Inc. (“Best Buy”) since September 2012. Mr. Joly also serves as a member of Best Buy’s board of directors and has been its Chairman since June 2015. Previously, he served as President and Chief Executive Officer of Carlson from 2008 to 2012, after he joined Carlson in 2004 as President and Chief Executive Officer of Carlson Wagonlit Travel. He also previously served as Executive Vice President, American Assets at Vivendi Universal from 2002 to 2004 and in various other positions at Vivendi Universal since 1999. Mr. Joly is currently a member of the executive committee of the Minnesota Business Partnership and of the Retail Industry Leaders Association, and a member of the board of trustees of the Minneapolis Institute of Art and the Minnesota Orchestra. He previously served on the boards of Carlson, The Rezidor Hotel Group, Carlson Wagonlit Travel and the World Travel and Tourism Council.

Experience, Qualifications, Attributes and Skills

Mr. Joly brings to our Board extensive management and leadership experience obtained through his current roles as Chairman, President and Chief Executive Officer of Best Buy and formerly as President and Chief Executive Officer of Carlson. His current position as President and Chief Executive Officer, as well as Chairman of the board of directors, of Best Buy gives him critical insights into the operational issues facing a large international corporation, as well as unique perspective on issues and opportunities facing a large multi-channel retailer. In his current position at Best Buy and as a former executive at Carlson, Vivendi Universal and Electronic Data Systems, Mr. Joly possesses a deep understanding of international issues affecting us and he provides our Board with valuable insight in the areas of finance, financial reporting and strategic planning.

15 | 2018 PROXY STATEMENT

PROPOSAL 1	RALPH LAUREN CORPORATION

CLASS B DIRECTOR NOMINEES FOR ELECTION

Ralph Lauren

Age 78

Mr. R. Lauren founded our business in 1967 and, for five decades, has cultivated the iconography of America into a global lifestyle brand. He is currently our Executive Chairman and Chief Creative Officer and has been a director of the Company since prior to our initial public offering in 1997. He had previously been our Chairman and Chief Executive Officer since prior to our initial public offering in 1997 until November 2015. In addition, he was previously a member of our Advisory Board or the Board of Directors of our predecessors since their organization.

Experience, Qualifications, Attributes and Skills

Mr. R. Lauren is an internationally recognized fashion designer. His unique role as our founder and Chief Creative Officer, as well as his experience as our previous Chief Executive Officer, provides our Board with valuable leadership, including in the areas of design, brand management and marketing. Mr. R. Lauren’s contributions to us since the founding of our business have been instrumental in defining our image and direction. As one of the world’s most innovative design leaders and a fashion icon, his career has spanned five decades that have resulted in numerous unique tributes for his role within the fashion industry. He is uniquely qualified to bring strategic insight, experience and in-depth knowledge of our business and the fashion industry to the Board.

Patrice Louvet

Age 53

Mr. Louvet has served as our President and Chief Executive Officer since July 2017. Prior to joining the Company, he served as the Group President, Global Beauty, of Procter & Gamble Co. (“P&G”) since February 2015. Prior to that role, Mr. Louvet held successively senior leadership positions at P&G, including the roles of Group President, Global Grooming (Gillette), and President of P&G’s Global Prestige Business. Before he joined P&G, he served as a Naval Officer, Admiral Aide de Camp in the French Navy from 1987 to 1989. Mr. Louvet graduated from École Supérieure de Commerce de Paris and received his M.B.A. from the University of Illinois. He has served as a member of the board of directors of Bacardi Limited since July 2012.

Experience, Qualifications, Attributes and Skills

Mr. Louvet brings significant leadership and business experience to the Board. His more than 25 years building category-leading brands, with oversight of multiple major global business units, have provided him with a deep understanding of consumers and growing international businesses. Mr. Louvet’s extensive background in managing internationally renowned brands, along with his substantial experience in driving business transformation and innovation, enable him to share with our Board critical strategic insights, opportunities and issues facing the Company.

2018 PROXY STATEMENT | 16

PROPOSAL 1	RALPH LAUREN CORPORATION

David Lauren

Age 46

Mr. D. Lauren is our Chief Innovation Officer, Strategic Advisor to the CEO and Vice Chairman of the Board. From November 2010 to October 2016, he served as our Executive Vice President of Global Advertising, Marketing and Communications. Prior to that, he served in numerous leadership roles at the Company with responsibility for advertising, marketing and communications. He has been a director of the Company since August 2013. Mr. D. Lauren oversees the Company’s innovation strategy, processes and capabilities to drive its brand strength and financial performance across all channels. He has been instrumental in growing the Company’s global digital commerce business and pioneering our technology initiatives. He serves on the board of trustees of the Ralph Lauren Center for Cancer Care and the board of directors of The National Museum of American History. Mr. D. Lauren is also the Head of The Polo Ralph Lauren Foundation. Before joining the Company in 2000, he was Editor-In-Chief and President of Swing, a general interest publication for Generation X. Mr. D. Lauren is the son of Mr. R. Lauren.

Experience, Qualifications, Attributes and Skills

Mr. D. Lauren brings strong leadership and business experience to our Board. He has been instrumental in the development of the Company’s digital commerce business and the use of innovative marketing to build the Company’s global fashion image as it has expanded internationally. Mr. D. Lauren has been recognized as a leader on the use of new technologies in retail marketing and on using digital platforms to market luxury brands. His in-depth knowledge of these areas and his current position as our Chief Innovation Officer and Vice Chairman of the Board provides our Board with valuable insight and perspective into our global digital, digital commerce and technology initiatives.

Angela Ahrendts

Age 58

Ms. Ahrendts is being nominated for election as a new director at our 2018 Annual Meeting. Ms. Ahrendts has served as the Senior Vice President, Retail of Apple Inc. (“Apple”) since May 2014. Prior to Apple, Ms. Ahrendts joined Burberry Group plc in January 2006 where she served as a director and Chief Executive Officer beginning in July 2006. Ms. Ahrendts also previously served as Executive Vice President at Liz Claiborne, Inc., and as President of Donna Karan International, Inc. Ms. Ahrendts was also a member of the United Kingdom’s Prime Minister’s Business Advisory Council.

Experience, Qualifications, Attributes and Skills

Ms. Ahrendts brings to our Board substantial business and leadership experience. Her current position as Apple’s Senior Vice President, Retail and Online Stores and her prior positions at multiple major fashion and apparel companies, such as Burberry, a luxury fashion company, Liz Claiborne and Donna Karan, give her extensive experience with strategy, real estate and development, operations of physical stores, online stores and contact centers, as well as profound insights into the challenges and opportunities facing our industry. Her extensive background in guiding the retail strategy of renowned international brands, as well as her proven track record in driving successful brand and business transformations, enable her to provide our Board with critical perspective and insight on business, operational and strategic issues facing the Company.

17 | 2018 PROXY STATEMENT

PROPOSAL 1	RALPH LAUREN CORPORATION

John R. Alchin

Age 70

Mr. Alchin has been a director of the Company since February 2007. He served as Executive Vice President and Co-Chief Financial Officer and Treasurer of Comcast Corporation, a broadband cable provider offering a variety of consumer entertainment and communication products and services, from November 2002 to December 2007. Prior to that, he served as Executive Vice President and Treasurer of Comcast Corporation from January 2000 to November 2002. Mr. Alchin joined Comcast Corporation in 1990 as Senior Vice President and Treasurer. He is currently a member of the board of trustees of BNY Mellon Funds Trust, the board of trustees of the Philadelphia Museum of Art (“PMA”), the board of directors of Xplornet Communications Inc. (“Xplornet”), and the advisory group of Catalyst Investors. Mr. Alchin also serves on the audit committee of BNY Mellon Funds Trust, as Chairman of the PMA finance committee and Chairman of the audit and finance committee of Xplornet. Prior to serving on the board of trustees of BNY Mellon Funds Trust, he served as a member of the board of directors and on the audit committee of BNY Hamilton Funds, Inc. The Board has determined that Mr. Alchin is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Mr. Alchin brings to the Board substantial business and financial experience. His experience as a Co-Chief Financial Officer and Treasurer of Comcast Corporation, a major broadband cable operator and content and programming supplier, provides our Board with valuable insight in the areas of corporate finance and capital formation, financial reporting, investor relations and treasury functions. Mr. Alchin’s financial expertise offers our Board a deep understanding of accounting and audit-related matters. In addition, his service as a member of the boards of various financial institutions provides our Board with perspective in the areas of corporate finance and governance matters.

Arnold H. Aronson

Age 83

Mr. Aronson has been a director of the Company since November 2001. Since November 2016, he has been a Principal Director of Retail Strategies of Kurt Salmon, a part of Accenture plc’s retail industry consulting practice, specializing in providing consulting services to retail and consumer products companies. Prior to that, he had served as Managing Director, Retail Strategies at Kurt Salmon since 1997. In his career, Mr. Aronson served as Chairman and Chief Executive Officer of Saks Fifth Avenue, Inc., The Batus Retail Group (the then parent entity of, among others, Saks Fifth Avenue, Marshall Fields and Kohl’s) and subsequently, Woodward & Lothrop/John Wanamaker. Mr. Aronson currently serves as a member of the board of trustees, and its executive committee, of The New School University and is a member of the board of governors and former Chairman of its Parsons School of Design.

Experience, Qualifications, Attributes and Skills

Mr. Aronson has substantial business and retail industry experience. His experiences as a consultant in a global management consulting firm specializing in retail and consumer products companies, and as a chief executive officer of major retail companies, provide our Board with valuable insight into operational and strategic issues related to the retail industry. As a former chief executive officer of several major retail entities, including Saks Fifth Avenue, Inc., Mr. Aronson has intimate knowledge in the areas of marketing, financial reporting and merchandising. In addition, his service on the boards of academic institutions provides our Board with valuable understanding of governance matters.

2018 PROXY STATEMENT | 18

PROPOSAL 1	RALPH LAUREN CORPORATION

Dr. Joyce F. Brown

Age 71

Dr. Brown has been a director of the Company since May 2001. She has been the President of the Fashion Institute of Technology (“FIT”) and Chief Executive Officer of the FIT Foundation since 1998. From 1983 to 1992, Dr. Brown served as Vice Chancellor, as well as the University Dean of the City University of New York and Acting President of Baruch College. From 1993 to 1994, she served as the Deputy Mayor of Public and Community Affairs for the City of New York. From 1994 to 1998, she was a Professor of Clinical Psychology at the Graduate School and University Center of the City University of New York, where she is now Professor Emerita. Dr. Brown has previously served on the boards of USEC Inc., PAXAR Corporation and Linens ‘n Things, Inc.

Experience, Qualifications, Attributes and Skills

Dr. Brown brings to our Board extensive leadership and insight into the fashion industry through her roles as President of FIT, a complex, multi-faceted college that focuses on educating and preparing the next generation of leaders in the fashion industry, and Chief Executive Officer of the FIT Foundation. Dr. Brown’s professional training as a former psychologist enables her to examine complex interpersonal behaviors that impact the business environment. In addition, Dr. Brown’s prior government service provides our Board with unique perspectives into regulatory issues and processes. She also possesses public company experience as demonstrated by her past service on the boards of USEC Inc., PAXAR Corporation and Linens ‘n Things, Inc.

Linda Findley Kozlowski

Age 45

Ms. Kozlowski is being nominated for election as a new director at our 2018 Annual Meeting. Ms. Kozlowski has served as the Chief Operating Officer (“COO”) of Etsy since May 2016. Prior to joining Etsy, Ms. Kozlowski was COO of Evernote, where she oversaw worldwide operations, and led cross-functional teams in offices across 10 countries from May 2015 to December 2015. Prior to that, she served in various operations, marketing and market development positions at Evernote from October 2012 to May 2015. Before joining Evernote, Ms. Kozlowski was based out of Hong Kong and led global marketing, business development, and customer service for Alibaba.com in her role as the Director of Global Marketing and Customer Experience at Alibaba.com from June 2011 to October 2012, and the Director of International Corporate Affairs from July 2009 to June 2011. She has also held leadership positions in communications firms including Fleishman-Hillard, Text 100, and Schwartz Communications.

Experience, Qualifications, Attributes and Skills

Ms. Kozlowski brings to our Board strong business and management experience with her more than 25 years of experience in operations, international marketing, business development, public relations, and customer service. As COO of Evernote, she oversaw worldwide operations that drove revenue and global growth and led cross-functional teams in offices across 10 countries. With a strong emphasis on global growth, Linda’s work at Etsy includes growth across North America, Asia, Europe, Africa, Latin America and Russia. Her background on driving user-growth and monetization strategies, as well as on scalable customer service experience management to maintain brand and positive user engagement, gives her critical insight into operational and strategic issues facing the Company.

19 | 2018 PROXY STATEMENT

PROPOSAL 1	RALPH LAUREN CORPORATION

Judith A. McHale

Age 71

Ms. McHale was appointed a director of the Company in November 2011 and also served as a director of the Company from 2001 to 2009. She has served as the President and Chief Executive Officer of Cane Investments, LLC since 2011. Ms. McHale previously served as the Under Secretary of State for Public Diplomacy and Public Affairs for the U.S. Department of State from 2009 to 2011. In 2006, Ms. McHale worked in partnership with the Global Environment Fund, a private equity firm, to launch the GEF/Africa Growth Fund, an investment vehicle intending to focus on supplying expansion capital to small and medium-sized enterprises that provide consumer goods and services in emerging African markets. From June 2004 to December 2006, Ms. McHale served as the President and Chief Executive Officer of Discovery Communications, Inc., the parent company of Discovery Channel, and served as its President and Chief Operating Officer from 1995 to 2004. She currently serves on the boards of Hilton Worldwide Holdings Inc. and Viacom Inc. She has previously served on the boards of directors of Host Hotel & Resorts, Inc., DigitalGlobe Inc., John Hancock Financial Services, Inc., Potomac Electric Power Company, Yellow Pages Group and SeaWorld Entertainment, Inc.

Experience, Qualifications, Attributes and Skills

Ms. McHale brings to the Board extensive business and management experience. Through her prior roles as President and Chief Executive Officer and as Chief Operating Officer of Discovery Communications, Inc., Ms. McHale had broad-based responsibilities with respect to financial reporting, marketing, sales and the creation of product development for a public company which provides the Board with valuable insight into operational and strategic issues facing us. She also possesses public company experience as demonstrated by her current experience on the boards of SeaWorld Entertainment, Inc., Hilton Worldwide Holdings Inc. and Viacom Inc. as well as her prior experience on the boards of Host Hotel & Resorts, Inc., DigitalGlobe Inc., John Hancock Financial Services, Inc., Potomac Electric Power Company and Yellow Pages Group. In addition, Ms. McHale’s prior government service provides the Board with unique perspectives on governmental matters and regulatory issues and processes.

Robert C. Wright

Age 75

Mr. Wright has been a director of the Company since May 2007. He is a Co-Founder of Autism Speaks and has been a Senior Advisor at Lee Equity Partners, LLC, an investment firm, since May 2008 and Chief Executive Officer of the Palm Beach Civic Association since April 2010. He served as the Vice Chairman of the board of directors of General Electric Company (“GE”) and as an Executive Officer and a member of the Corporate Executive Office of GE from 2000 to May 2008. Mr. Wright joined NBC as President and Chief Executive Officer in 1986, and was made Chairman and Chief Executive Officer of the network in 2001. He then served as Chairman and Chief Executive Officer of NBC Universal from 2004 to 2007. Prior to his association with NBC and NBC Universal, Mr. Wright served as President of General Electric Financial Services and, before that, as President of Cox Cable Communications. Mr. Wright serves on the board of directors of AMC Networks Inc. and the board of trustees of the New York-Presbyterian Hospital. He has previously served on the board of directors of GE, NBC Universal and EMI Group Global Inc. and the board of trustees for RAND Corporation.

Experience, Qualifications, Attributes and Skills

Mr. Wright brings to the Board extensive business leadership and management experience. Mr. Wright’s former roles as Vice Chairman of GE’s board of directors and President and Chief Executive Officer of NBC Universal give him knowledge and insight into the complex issues facing us, in particular on the operational, financial, strategic planning and corporate governance fronts. These experiences provide him with a thorough understanding of, and appreciation for, the role of the Board. He also possesses public company experience as demonstrated by his experience on the board of AMC Networks Inc. In addition, Mr. Wright’s service as a member of the boards of non-profit organizations provides our Board with an added perspective in the area of social and corporate responsibility.

2018 PROXY STATEMENT | 20

CORPORATE GOVERNANCE	RALPH LAUREN CORPORATION

CORPORATE GOVERNANCE

OVERVIEW OF CORPORATE GOVERNANCE

To further enhance Board oversight of the Company’s strategic initiatives, our Board approved an increase in its size from 11 to 14 directors. For Fiscal 2019, we are pleased to nominate three outstanding new directors to our Board, each of whom brings extensive retail, and digital commerce expertise, and greatly complements the depth of knowledge and experience on our Board.

After the 2018 Annual Meeting, our Board of Directors will be comprised of the following members:

•	an Executive Chairman;

•	a Vice Chairman;

•	our President and Chief Executive Officer; and

•	11 other directors, all of whom are independent.

Mr. Ralph Lauren is the controlling stockholder of the Company with a majority ownership of the Company’s Class B Common Stock. Mr. R. Lauren founded Ralph Lauren Corporation in 1967 and has led our vision, strategy and development over the years into the robust and growing company we are today at our 50th anniversary. The Board of Directors believes it is appropriate for Mr. R. Lauren to be Chairman of the Board, in an executive capacity, as he continues, with Mr. Louvet, to drive the strategic vision of our Company and to actively participate in setting our financial objectives and investment priorities. The Board also appointed Mr. R. Lauren’s son, David Lauren, as Vice Chairman of the Board, to increase his involvement with our Company in a boardroom capacity. Mr. Louvet has been a member of our Board since 2017 when he joined the Company as President and Chief Executive Officer.

In Fiscal 2017, we also appointed a formal Lead Independent Director, who also serves as the Chair of our Audit Committee, to provide strong, independent leadership for the Board and serve as a liaison between our Board and management.

Our Board and management are committed to sound corporate governance. We have in place a comprehensive corporate governance framework which incorporates the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the SEC and the NYSE. While we meet the eligibility requirements, we do not rely on the exceptions from certain of the NYSE’s corporate governance listing requirements available to majority controlled companies. In keeping with good corporate governance practices, we maintain a majority of independent directors and our Board Committees are comprised solely of independent directors. In addition, pursuant to the Company’s governing documents, each share of Class B Common Stock currently owned by Mr. R. Lauren will be automatically converted into one share of Class A Common Stock upon transfer to a person who is not Mr. R. Lauren or a member of his family, or an entity that is not owned by, or established for the benefit of, Mr. R. Lauren, or members of his family. Following such conversion of all Class B Common Stock, the rights of holders of all outstanding common stock will be identical. Once converted into Class A Common Stock, the Class B Common Stock will never be reissued.

21 | 2018 PROXY STATEMENT

CORPORATE GOVERNANCE	RALPH LAUREN CORPORATION

Our corporate governance practices include:

Board Composition, Policies and Practices	• Separate Chairman and Chief Executive Officer roles
• Appointed Lead Independent Director
• Over 75% of Board is independent

Board Policies and Practices	• Regular executive sessions of non-management directors
• Annual Board and Committee self-evaluations
• Over 75% Board and Committee meeting attendance

Board Committees	• Board Committees are entirely independent
• Majority of Audit Committee consists of financial experts

Stockholder Engagement	• All directors are elected annually
• Stockholder advisory vote on executive compensation held annually
• Stockholder outreach is conducted on an annual basis

In addition, the key components of our corporate governance framework are set forth in the following documents:

•	our Amended and Restated Certificate of Incorporation;

•	our Fourth Amended and Restated By-Laws;

•	our Corporate Governance Policies;

•	our Audit Committee Charter;

•	our Nominating & Governance Committee Charter;

•	our Compensation & Organizational Development Committee (the “Compensation Committee”) Charter;

•	our Finance Committee Charter;

•	our Code of Business Conduct and Ethics; and

•	our Code of Ethics for Principal Executive Officers and Senior Financial Officers.

Each of the above documents is available on our investor relations website at http://investor.ralphlauren.com by clicking on “Corporate Governance.” Copies of these documents are available to stockholders without charge upon written request to our Investor Relations Department, 625 Madison Avenue, New York, New York 10022. Only the Board or a committee of the Board with specific delegated authority, as appropriate, may grant a waiver under our codes of ethics to any director or executive officer, and any such waiver, or any amendments to our codes of ethics, will be promptly posted on our website.

CORPORATE RESPONSIBILITY

We strive to conduct business according to high ethical, legal, social, and environmental standards. Our efforts in Corporate Responsibility are rooted in the heritage of our brand — creating authentic and quality products that people need and desire, and that inspire a better way of life for themselves, their families, and their homes, all over the world.

In recent years, we developed and began implementing a new strategic framework for Corporate Responsibility at our Company. Within the three core pillars — Our Planet, Our People, Our Communities — we are aspiring to six key principles:

Our Planet

•	Create and Source Responsibly

•	Operate Efficiently

Our People

•	Engage and Inspire All Employees

•	Safeguard Dignity and Opportunity with Suppliers

Our Communities

•	Give Back

•	Build Strategic Relationships

2018 PROXY STATEMENT | 22

CORPORATE GOVERNANCE	RALPH LAUREN CORPORATION

Some highlights of our Fiscal 2018 work include joining the Better Cotton Initiative and sourcing cotton from more sustainable sources. We have enhanced our Diversity and Inclusion program, with a commitment to create a culture where all our employees have a sense of belonging and can thrive to be their best. This renewed program will focus on the pillars of talent, employee groups, education & communication, and celebration. Our Ralph Lauren Give Back Weeks continue to draw enthusiastic employee volunteers from corporate and retail locations around the globe, to help with everything from park cleanups to feeding the hungry.

Our most recently published Corporate Responsibility Report, covering Fiscal 2017 and significant events prior to publication in Fiscal 2018, may be found on our investor relations website at http://investor.ralphlauren.com.

COMPANY LEADERSHIP STRUCTURE

Separate Chairman and CEO Roles

The Board believes that the Company’s current leadership structure, in which the roles of the Chairman and the CEO are separate, is appropriate for the Company at this time, taking into consideration the Company’s evolving needs, corporate strategy and operating environment. The separation of the Chairman and CEO roles enables the CEO to focus on the business, operations and strategy of the Company, and allows the Company to leverage the Chairman’s experience, perspective and vision to serve the best interests of our stockholders.

Lead Independent Director

At the end of Fiscal 2017, the Board appointed a Lead Independent Director to provide strong, independent leadership for the Board. Under our Corporate Governance Policies, key responsibilities of the Lead Independent Director include, among other duties:

•	presiding at all meetings of the Board at which the Chairman or the Vice Chairman is not present and, when appropriate, at executive sessions of the independent directors;

•	consulting the Chairman on establishing the agenda for Board meetings;

•	serving as liaison between the Chairman and the independent directors, as appropriate;

•	having the authority to call meetings of the independent directors, as appropriate;

•	if requested by key stockholders, serving as a point of contact for stockholders wishing to communicate with the Board, other than through the Chairman; and

•	leading executive sessions of the Board.

23 | 2018 PROXY STATEMENT

CORPORATE GOVERNANCE	RALPH LAUREN CORPORATION

DIRECTOR INDEPENDENCE AND NON-MANAGEMENT DIRECTOR MEETINGS

Our Board believes that a majority of our directors should be independent, and has determined that the following non-management directors and director nominees are independent: Arnold Aronson, John R. Alchin, Frank A. Bennack, Jr., Dr. Joyce F. Brown, Joel L. Fleishman, Hubert Joly, Judith A. McHale, Robert C. Wright, Michael A. George, Angela Ahrendts, and Linda Findley Kozlowski. Each of the current members of our Audit Committee, Compensation Committee, Nominating & Governance Committee and Finance Committee detailed below are independent. Effective May 2018, the Board has deemed Mr. Aronson to be independent under our Corporate Governance Policies and the NYSE’s corporate governance listing standards.

In considering the independence of our independent directors, we considered, among other factors, charitable contributions to entities affiliated with our independent directors, and commercial transactions conducted, from time to time, in the ordinary course of business between us and certain entities affiliated with these directors. In the case of each of our independent directors, any such transactions have substantially the same terms as are prevailing at the time for comparable businesses and the indirect interest of the independent director in the charitable contribution or transaction, if applicable, was found to be immaterial and in amounts that do not impair the independence of the relevant director under our Corporate Governance Policies and the NYSE’s corporate governance listing standards. Our guidelines for determining directors’ independence are set forth as Appendix A to this Proxy Statement.

At each of our regularly scheduled Board and committee meetings, the non-management directors participate in an executive session without any members of the Company’s management present. As mentioned above, during Fiscal 2018, one of our non-management directors was not deemed to be independent. Accordingly, in Fiscal 2018, the Board conducted at least one executive session with only independent directors, and without any non-management directors who are not independent, present. In Fiscal 2018, our non-management directors met together as a Board, without any management representatives present, at least once per quarter. During these executive sessions of non-management directors, our Lead Independent Director or the Chairs of each of the Audit Committee, the Compensation Committee, the Nominating & Governance Committee, and the Finance Committee presided on a rotating basis based on the topics to be discussed. In addition, our non-management directors also met together in executive session without any management representatives present after regularly scheduled meetings of the Audit Committee, the Compensation Committee, the Nominating & Governance Committee and the Finance Committee.

MEETINGS AND DIRECTOR ATTENDANCE

Type of Meeting	Number of Meetings and Director Attendance

2017 Annual Meeting of Stockholders	Our directors are expected to attend each Annual Meeting of Stockholders. All of our then current directors attended the 2017 Annual Meeting of Stockholders.

Meetings of:	In Fiscal 2018:
• the Board;	• our Board met six times;
• the Audit Committee;	• our Audit Committee met eight times;
• the Nominating & Governance Committee;	• our Nominating & Governance Committee met five times;
• the Compensation Committee; and	• our Compensation Committee met 11 times; and
• the newly formed Finance Committee.	• our Finance Committee met four times.
All of the incumbent members of our Board attended at least 75% of the required meetings held by the Board and the committees of the Board on which he or she served.
The Board and its committees also act from time to time by unanimous written consent in lieu of meetings.

2018 PROXY STATEMENT | 24

CORPORATE GOVERNANCE	RALPH LAUREN CORPORATION

INDEPENDENT COMMITTEES OF THE BOARD OF DIRECTORS

All four of our Board committees consist solely of independent directors—the Audit Committee, the Compensation Committee, the Nominating & Governance Committee and the Finance Committee. The table below indicates the current membership of our committees.

Director	Audit Committee	Compensation Committee	Nominating & Governance Committee	Finance Committee

John R. Alchin

Frank A. Bennack, Jr.

Dr. Joyce F. Brown

Joel L. Fleishman

Hubert Joly

Judith A. McHale

Robert C. Wright

Chair Member

Audit Committee

•	Role of the Audit Committee. The Audit Committee appoints our independent registered public accounting firm, and approves in advance all audit and permitted non-audit services performed by them and the scope and cost of their annual audits. The Audit Committee reviews, among other things: (i) the results of the independent registered public accounting firm’s annual audits and quarterly reviews; (ii) management’s compliance with our major accounting and financial reporting policies; (iii) the adequacy of our financial organization and management’s procedures and policies relating to our internal control over financial reporting; and (iv) our compliance with applicable laws relating to accounting practice. The Audit Committee has adopted a formal policy for the approval of the performance of all audit and non-audit services of the independent registered public accounting firm. This policy is described under “(PROPOSAL 2) RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

•	Audit Committee Financial Experts. The Board has determined that each member of the Audit Committee is financially literate and that two of the three members of the Audit Committee are audit committee financial experts, as defined by the SEC: Mr. Bennack, its Chair, and Mr. Alchin.

25 | 2018 PROXY STATEMENT

CORPORATE GOVERNANCE	RALPH LAUREN CORPORATION

Compensation Committee

•	Role of the Compensation Committee. The Compensation Committee reviews and approves the compensation of executive officers and certain key members of our senior management, and compensation plans and arrangements with respect to such executive officers and members of senior management. The Compensation Committee also administers the plans in which certain employees may participate, including our Amended and Restated 2010 Long-Term Stock Incentive Plan (the “2010 Stock Incentive Plan”), which replaced our 1997 Long-Term Stock Incentive Plan (the “1997 Stock Incentive Plan”), our current Executive Officer Annual Incentive Plan (“EOAIP”) and our Executive Incentive Plan. In addition, the Compensation Committee maintains oversight in the development of succession plans for certain key executive positions within our senior management and may review and provide guidance on certain of our programs relating to our diversity, talent review and leadership development. The Compensation Committee may form and delegate its authority to subcommittees when appropriate.

•	Compensation Committee Interlocks and Insider Participation. The Compensation Committee is composed entirely of directors who are not our current or former employees, each of whom meets the applicable definition of “independent” under the listing standards of the NYSE and SEC rules and regulations. None of the members of the Compensation Committee during Fiscal 2018 (i) had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of related party transactions or (ii) was an executive officer of a company of which any one of our executive officers is a director. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee. There are no Compensation Committee interlocks.

Nominating & Governance Committee

•	Role of the Nominating & Governance Committee. The Nominating & Governance Committee identifies individuals qualified to become directors, recommends director nominees to the Board, develops and recommends corporate governance policies to the Board, recommends non-employee director compensation to the Board, reviews related party transactions, exercises oversight of the evaluation of the members of the Board and committees and recommends to the Board policies and principles for Chief Executive Officer succession, selection and performance reviews.

Finance Committee

•	Role of the Finance Committee. The Finance Committee was established by the Company in Fiscal 2018 to oversee the Company’s financial condition, policies, practices and activities in support of the Company’s long-range plan. The Finance Committee provides oversight to management regarding: (i) the establishment of strategic growth pillars for the Company; (ii) the alignment of the Company’s financial resources with its strategic objectives; and (iii) the development and execution of the Company’s growth strategy.

2018 PROXY STATEMENT | 26

CORPORATE GOVERNANCE	RALPH LAUREN CORPORATION

BOARD OF DIRECTORS OVERSIGHT OF RISK

Our management is responsible for understanding and managing the risks that we face in our business, and the Board is responsible for overseeing management’s overall approach to risk management. The involvement of the full Board in reviewing our strategic objectives and business plans is a significant element of the Board’s assessment of management’s approach and tolerance for risk. In addition, the committees of the Board, primarily through the Audit Committee, the newly formed Finance Committee, and the Compensation Committee, report to the full Board at regularly scheduled Board meetings on any identified material risks within that committee’s area of responsibilities. The Audit Committee has responsibility for oversight of the Company’s financial statements and financial reporting related risks, including those related to our accounting, auditing and financial reporting practices, as well as cybersecurity risks. The Finance Committee has responsibility for oversight of the Company’s financial condition and the assessment of financial strategic risks, including the adequacy of any policies, procedures and controls designed by management to assess and manage these risks. The Compensation Committee has responsibility for the oversight of our compensation policies and practices, including conducting annual risk assessments, and evaluating and approving our executive compensation and benefit plans and programs. The Board also receives regular reports from our CEO, CFO, General Counsel and other key members of senior management regarding areas of significant risk to us, including operational, strategic, legal and regulatory, cybersecurity and global information systems, internal audit, financial and reputational risks. Certain risks that are under the purview of a particular Committee are monitored by that Committee, which then reports to the full Board as appropriate.

ANALYSIS OF RISKS ARISING FROM COMPENSATION POLICIES AND PROGRAMS

The Compensation Committee has reviewed an assessment by management of our compensation programs and practices for our employees, including our executive and non-executive programs and practices. This assessment focused on program design features and controls to evaluate whether such programs encourage unnecessary or excessive risk taking, and how policies and programs are structured to mitigate any such risks.

Selected key elements of our compensation programs that were reviewed include the following:

•	Pay Mix and Structure. Our executive compensation programs appropriately balance both short-term and long-term performance through our annual cash incentive bonus program and long-term equity awards. Equity awards deliver value to employees through both stock price appreciation and company performance. A significant portion of variable pay is delivered through equity awards with vesting schedules and performance periods covering multiple years, thus emphasizing long-term company performance.

•	Incentive Caps. Our executive annual cash incentive bonus plan as well as our non-executive bonus plans do not allow for unlimited payouts. We believe that the range of payouts should be capped to avoid encouraging decisions that maximize short-term gain at the expense of long-term viability. In addition to caps on all cash incentive bonus awards, performance-based restricted stock units (“PRSUs”) cannot exceed target levels and performance share units (“PSUs”) cannot exceed a fixed percentage above target levels.

27 | 2018 PROXY STATEMENT

CORPORATE GOVERNANCE	RALPH LAUREN CORPORATION

•	Performance. To strengthen the relationship between pay and performance, our executive annual cash incentive bonus plan, our non-executive commission and bonus plans and performance-based equity awards are subject to the achievement of pre-established performance targets, which are established independently of plan participants. We believe that for Fiscal 2018 our incentive plan metrics were appropriately balanced between short-term incentives such as net income before taxes (“NIBT”) for the executive annual cash incentive bonus plan and operating margin for PRSUs and long-term metrics such as cumulative operating margin for our PSUs.

•	Change in Control Policy. The change in control arrangements for our named executive officers (“NEOs”) provide for cash payments only upon actual termination of employment. All unvested equity awards are subject to “double-trigger” vesting so that acceleration of vesting does not occur unless the executive’s employment is actually terminated under certain limited circumstances following a change in control. Our employment agreements do not provide for any excise tax gross-up provisions.

•	Ownership Guidelines. We have stock ownership guidelines for our directors, the NEOs and select other members of our senior management group that are intended to align the interests of these individuals with our stockholders. As a result, such individuals may be less likely to take short-term risk if a meaningful portion of their personal financial investment is linked to our long-term holdings.

•	Clawback Policy. We have adopted a clawback policy applicable to our NEOs. Under our clawback policy, the Compensation Committee may, in its reasonable discretion, require a NEO to reimburse us for the amount of any payment previously received by such officer under our cash incentive bonus plan as well as our long-term equity plan if, as a result of such officer’s intentional misconduct or gross negligence, we are required to restate our financial statements.
•	Anti-Hedging and Anti-Pledging Policies. Our NEOs as well as Board members are prohibited from pledging Company securities as collateral for a loan or from holding Company securities in a margin account. In addition, all employees and Board members are prohibited from hedging Company securities, including by way of forward contracts, equity swaps, collars, exchange funds or otherwise.

As a result of this review, the Compensation Committee determined that any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company.

2018 PROXY STATEMENT | 28

CORPORATE GOVERNANCE	RALPH LAUREN CORPORATION

DIVERSITY AND DIRECTOR NOMINATING PROCEDURES

Our Board is comprised of individuals with diverse business experiences, including financial expertise, active leadership and CEO experience in a variety of industries, international experience, product experience, and most recently strong retail, and digital commerce experience. Our Board members also have extensive experience on the boards of other companies and organizations, which provides an understanding of different business strategies and challenges. In seeking new Board members, we focus on adding new skills and experiences necessary to oversee the Company’s business strategy and fulfill the Board’s risk oversight obligations. For Fiscal 2019, we are pleased to nominate three new outstanding individuals to our Board, Angela Ahrendts, Michael A. George, and Linda Findley Kozlowski, each of whom brings extensive experience in retail and the digital space. These nominations are aligned with the strategic initiatives of our Chairman and our CEO and will be complementary to the depth of knowledge and experience currently on our Board.

The Nominating & Governance Committee identifies and evaluates candidates for nomination as directors and submits its recommendations to the full Board for its consideration. The Nominating & Governance Committee, guided by the membership criteria established by the Board in our Corporate Governance Policies, seeks highly qualified candidates who combine a broad spectrum of experience and expertise with a reputation for integrity. We maintain a majority of independent directors and the Board considers a number of factors in selecting director candidates.

Although we do not have a formal policy concerning diversity considerations, the Nominating & Governance Committee does seek nominees with a broad range of experience from a variety of industries and professional disciplines, such as finance, professional services, retail, digital commerce and technology, along with a diversity of gender, ethnicity, age and geographic location in determining the appropriate composition of the Board and identifying director nominees. When the Nominating Committee identifies an area in which the Board may benefit from greater representation, it may focus its candidate search on particular experience, background or diversity characteristics, including gender, ethnic and geographical attributes.

In addition, the Board considers the contributions the individual can make to the Board and management as we strive for a body of directors reflecting different genders, ethnic backgrounds and professional experiences and expertise necessary for the Board to fulfill its responsibilities and leading to a more effective oversight and decision-making process. In the Board’s annual self-evaluation, one of the factors that the Board expressly considers is whether the membership of the Board provides an adequate mix of characteristics, experience and skills to serve the Company and its stockholders effectively.

29 | 2018 PROXY STATEMENT

CORPORATE GOVERNANCE	RALPH LAUREN CORPORATION

Board Diversity

Independent Board Assessment

In Fiscal 2018, the Nominating & Governance Committee engaged an independent third-party consultant to conduct individual interviews with each director, including management members of the Board, and to perform an objective analysis of the Board’s governance structure, evaluation process and overall effectiveness.

The Committee anticipates utilizing this approach periodically to obtain independent assessments of its performance. When the Nominating & Governance Committee engages a third party to assist it, the Nominating & Governance Committee approves the fees that we pay for these services.

2018 PROXY STATEMENT | 30

CORPORATE GOVERNANCE	RALPH LAUREN CORPORATION

Role of Nominating and Governance Committee in Director Nomination

The Nominating & Governance Committee solicits and receives suggestions for, as well as comments upon, director candidates from other directors, including the Executive Chairman of the Board and the Lead Independent Director, and usually engages third parties either to assist in the search for director candidates or to assist in gathering information regarding director candidates’ background, experience and skills.

The Nominating & Governance Committee will consider candidates recommended by our directors, members of management and stockholders, and will evaluate candidates properly recommended by stockholders on the same basis as other candidates. Candidates should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Upon receiving a stockholder recommendation, the Nominating & Governance Committee will initially determine the need for additional or replacement members of the Board and then evaluate the candidate based on the information it receives with the stockholder recommendation or that it may otherwise acquire, and may, in its discretion, consult with the Executive Chairman, the Lead Independent Director and other members of our Board. If the Nominating & Governance Committee determines that a more comprehensive evaluation is warranted, it may obtain additional information about the director candidate’s background and experience, including by means of interviews with the candidate.

Our stockholders may recommend candidates at any time, but the Nominating & Governance Committee requires recommendations for election at an annual meeting of stockholders to be submitted to the Nominating & Governance Committee no later than 120 days before the first anniversary of the date of the proxy statement sent to stockholders in connection with the previous year’s Annual Meeting of Stockholders in order to be considered for nomination by the Nominating & Governance Committee. The Nominating & Governance Committee believes this deadline is appropriate and in our best interests and those of our stockholders because it ensures that it has sufficient time to evaluate properly all proposed candidates. Therefore, to submit a candidate for consideration for nomination at the 2019 Annual Meeting of Stockholders, a stockholder must submit the recommendation, in writing, by February 20, 2019. The written notice must include:

•	all information relating to each potential candidate whom the stockholder is recommending that would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected;

•	the name and address of the stockholder giving the notice, as they appear on the Company’s books, and of the beneficial owner of those shares; and

•	the class and number of shares which are owned beneficially or of record by the stockholder and the beneficial owner.

Recommendations must be sent to the Nominating & Governance Committee, Office of the Secretary/Legal Department, Ralph Lauren Corporation, 625 Madison Avenue, New York, New York 10022.

Our stockholders may directly nominate an individual for election as a director at an annual meeting of stockholders by complying with the nominating procedures set forth in our Fourth Amended and Restated By-laws, which are described below under the caption “Additional Matters—Stockholder Proposals for the 2019 Annual Meeting of Stockholders.”

31 | 2018 PROXY STATEMENT

CORPORATE GOVERNANCE	RALPH LAUREN CORPORATION

DIRECTOR COMMUNICATIONS

Stockholders and interested parties may contact any of our directors, including the Executive Chairman of the Board, the Lead Independent Director, the Chairs of the Board’s independent committees, any committee of the Board, the Board’s non-management directors as a group or the entire Board, by writing to them as follows: [Name(s)/Title(s)], c/o Legal Department and Office of the Corporate Secretary, Ralph Lauren Corporation, 625 Madison Avenue, New York, New York 10022. Communications received in this manner will be handled in accordance with the procedures approved by our non-management directors, who have also requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as spam, junk mail and mass mailings, product complaints, product inquiries, new product suggestions, resumés and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out will be available to any non-management director upon request.

AUDIT COMMITTEE COMMUNICATIONS

Complaints and concerns relating to accounting, internal control over financial reporting or auditing matters may be communicated to the Audit Committee, which consists solely of independent non-employee directors, through the Office of the Secretary/Legal Department as described above under “Director Communications.” Any such communication may be anonymous.

All complaints and concerns will be reviewed by the Audit Committee or a designated member of the Audit Committee. If the Audit Committee or its member designee determines that a reasonable basis exists for conducting a formal investigation, the Audit Committee will direct and supervise the investigation, and may retain independent legal counsel, accountants and other advisors as it deems necessary. Confidentiality will be maintained to the fullest extent consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee.

We will not discharge, demote, suspend, threaten, harass or in any manner discriminate or retaliate against any employee in the terms and conditions of his or her employment or otherwise to the extent prohibited by law based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding accounting, internal controls or auditing matters.

2018 PROXY STATEMENT | 32

AUDIT COMMITTEE REPORT	RALPH LAUREN CORPORATION

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of internal control over financial reporting and the qualifications, independence and performance of the Company’s internal and independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee currently is composed of three independent directors and operates under a written charter adopted by the Audit Committee and ratified by the Board.

Management is responsible for the Company’s financial reporting process, including the Company’s internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. Ernst & Young, as the Company’s independent registered public accounting firm for Fiscal 2018, was responsible for auditing those financial statements and expressing its opinion as to the fairness of the financial statement presentation in accordance with generally accepted accounting principles, and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young, the Company’s independent registered public accounting firm for Fiscal 2018. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed with management, the Company’s internal auditors and Ernst & Young, the Company’s consolidated financial statements for Fiscal 2018 and the Company’s internal control over financial reporting. The Audit Committee also discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 1301 (formerly known as Statement on Auditing Standards No. 61), as amended (Communications with Audit Committees). Ernst & Young provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communication with the Audit Committee concerning independence, and the Audit Committee discussed their independence with them. In determining Ernst & Young’s independence, the Audit Committee considered whether their provision of non-audit services to the Company was compatible with maintaining independence. The Audit Committee received regular updates on Ernst & Young’s fees and the scope of audit and non-audit services it provided. All such services were provided consistent with applicable rules and the Company’s pre-approval policies and procedures.

Based on our discussions with management, the Company’s internal auditors and Ernst & Young and our review of the audited financial statements, including the representations of management and Ernst & Young with respect thereto, and subject in all cases to the limitations on our role and responsibilities referred to above and set forth in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for Fiscal 2018 be included in the Company’s Annual Report on Form 10-K.

The Audit Committee also approved, subject to stockholder ratification, the selection of Ernst & Young as the Company’s independent registered public accounting firm for Fiscal 2019.

Members of the Audit Committee

Frank A. Bennack, Jr. (Committee Chair and Lead Independent Director of the Board)

John R. Alchin

Dr. Joyce F. Brown

33 | 2018 PROXY STATEMENT

SECURITY OWNERSHIP	RALPH LAUREN CORPORATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date by: (i) each of our NEOs, (ii) each director and director nominee, (iii) each stockholder who is known by us to beneficially own in excess of five percent of any class of our voting securities and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person. The rules of the SEC consider a person to be the “beneficial owner” of any securities over which the person has or shares voting power or investment power. In addition, a person is deemed to be the beneficial owner of securities if that person has the right to acquire beneficial ownership of such securities within 60 days, including through conversion or exercise of an option or other right. Unless otherwise indicated below, the address of each stockholder is 650 Madison Avenue, New York, New York 10022. As of the Record Date, there were 696 holders of record of our Class A Common Stock.

	Class A Common Stock		Class B Common Stock [1]		Voting Power of Total Common Stock %
	Number	%	Number	%

Ralph Lauren	455,173 [2]	*	25,881,276 [3]	100%	82.32%

Patrice Louvet	8,784 [4]	*	—	—	*

Jane Nielsen	10,196 [5]	*	—	—	*

Valérie Hermann	29,117 [6]	*	—	—	*

David Lauren	29,084 [7]	*	— [8]	—	*

Stefan Larsson	13,062 [9]	*	—	—	*

Angela Ahrendts	0 [10]	*	—	—	*

John R. Alchin	20,042 [11]	*	—	—	*

Arnold H. Aronson	12,474 [12]	*	—	—	*

Frank A. Bennack, Jr.	23,801 [13]	*	—	—	*

Dr. Joyce F. Brown	10,117 [14]	*	—	—	*

Joel L. Fleishman	14,689 [15]	*	—	—	*

Michael A. George	0 [16]	*	—	—	*

Hubert Joly	13,812 [17]	*	—	—	*

Linda Findley Kozlowski	0 [18]	*	—	—	*

Judith A. McHale	7,271 [19]	*	—	—	*

Robert C. Wright	24,345 [20]	*	—	—	*

The Vanguard Group	7,126,896 [21]	12.77%	—	—	2.27%

The Bank of New York Mellon	5,897,667 [22]	10.57%	—	—	1.87%

BlackRock, Inc.	5,221,307 [23]	9.36%	—	—	1.66%

Ameriprise Financial	3,011,667 [24]	5.40%	—	—	*
All directors and executive officers as a group (14 persons)	658,905 [25]	1.17%	25,881,276 [3]	100%	82.37%

* Less than 1.0%

2018 PROXY STATEMENT | 34

SECURITY OWNERSHIP	RALPH LAUREN CORPORATION

1.	Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock. Each share of Class B Common Stock will be automatically converted into one share of Class A Common Stock upon transfer to a person who is not Mr. R. Lauren or a member of his family, or an entity that is not owned by, or established for the benefit of, Mr. R. Lauren, or members of his family.
2.	For Mr. R. Lauren, includes 337,552 options vested as of the Record Date or within 60 days thereafter representing the right to purchase shares of Class A Common Stock and 35,854 shares of Class A Common Stock held by a revocable trust of which Mr. R. Lauren is the sole trustee and sole beneficiary.

Does not include (i) unvested performance-based stock awards with respect to 283,751 shares of our Class A Common Stock, which are subject to upward or downward adjustment, and (ii) 451,430 vested time-based restricted share units (“RSUs”) (the underlying shares of our Class A Common Stock for these RSUs will not be delivered until Mr. R. Lauren’s separation of service from the Company or, if earlier, upon a change in control (as defined in Mr. R. Lauren’s employment agreement)).
3.	Includes (i) 10,749,906 shares of Class B Common Stock held by a revocable trust of which Mr. R. Lauren is the sole trustee and sole beneficiary, (ii) 1,629,044 shares of Class B Common Stock held by a revocable trust of which Mr. R. Lauren’s spouse, Mrs. Ricky Lauren, is the sole trustee and sole beneficiary, (iii) an aggregate of 4,289,028 shares of Class B Common Stock held by trusts established for the benefit of Mr. R. Lauren’s descendants and of which Mrs. R. Lauren is a trustee and of which Mr. R. Lauren has the power to remove and replace the trustees, provided that Mr. R. Lauren may not serve as the replacement trustee and the replacement trustee is not related or subordinate to Mr. R. Lauren, (iv) 2,370,956 shares of Class B Common Stock held by a trust established for the benefit of Mrs. R. Lauren’s descendants and of which Mr. R. Lauren has the power to remove and replace the trustees, provided that Mr. R. Lauren and Mrs. R. Lauren may not serve as the replacement trustees, and (v) 6,842,342 shares of Class B Common Stock held by the Lauren Family, L.L.C., a limited liability company of which Mr. R. Lauren has the power to remove and replace the managers, provided that any such replacement manager is not related to or subordinate to Mr. R. Lauren and Mr. R. Lauren may not serve as manager. The current managers of the Lauren Family, L.L.C. are Andrew Lauren, Mr. D. Lauren and Dylan Lauren, all children of Mr. R. Lauren and Mrs. R. Lauren. Actions by the Lauren Family, L.L.C. require the consent of a majority of the managers.
4.	For Mr. Louvet, does not include (i) unvested performance-based stock awards with respect to 174,177 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment, and (ii) 34,913 unvested RSUs (the underlying shares of our Class A Common Stock for these RSUs will be delivered on July 3, 2022).
5.	For Ms. Nielsen, does not include (i) unvested performance-based stock awards with respect to 43,690 shares of Class A Common Stock, which are subject to upward or downward adjustment, and (ii) 15,065 unvested RSUs (the underlying shares of our Class A Common Stock for these RSUs will be delivered in two equal annual installments beginning on September 25, 2018).
6.	For Ms. Hermann, includes options vested as of the Record Date or within 60 days thereafter representing the right to purchase 9,129 shares of Class A Common Stock. Does not include (i) unvested performance-based stock awards with respect to 59,982 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment, and (ii) 12,617 unvested RSUs (the underlying shares of our Class A Common Stock for these RSUs will be delivered on May 8, 2019).
7.	For Mr. D. Lauren, includes options vested as of the Record Date or within 60 days thereafter representing the right to purchase 14,775 shares of Class A Common Stock. Does not include unvested performance-based stock awards with respect to 10,422 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.
8.	An aggregate amount of 6,842,342 shares of Class B Common Stock are held by the Lauren Family, L.L.C., a limited liability company of which Mr. D. Lauren is one of the three current managers. The other two current managers of the Lauren Family, L.L.C. are Mr. R. Lauren’s other children, Andrew Lauren and Dylan Lauren. Actions by the Lauren Family, L.L.C. require the consent of a majority of the managers. Mr. R. Lauren has the power to remove and replace the managers, provided that any such replacement manager is not related to or subordinate to Mr. R. Lauren and Mr. R. Lauren may not serve as manager.
9.	For Mr. Larsson, does not include unvested performance-based stock awards with respect to 76,216 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.
10.	As previously announced, Ms. Ahrendts will join the Board subject to her election at the 2018 Annual Meeting.
11.	For Mr. Alchin, includes 1,278 restricted shares of Class A Common Stock and vested options representing the right to purchase 2,358 shares of Class A Common Stock. Does not include 418 unvested RSUs (the underlying shares of our Class A Common Stock for these RSUs will be delivered on April 1, 2019).
12.	For Mr. Aronson, includes 2,650 shares owned by Mr. Aronson’s spouse, 1,278 restricted shares of Class A Common Stock and vested options representing the right to purchase 2,358 shares of Class A Common Stock. Does not include 418 unvested RSUs (the underlying shares of our Class A Common Stock for these RSUs will be delivered on April 1, 2019).
13.	For Mr. Bennack, includes 1,278 restricted shares of Class A Common Stock and vested options representing the right to purchase 2,358 shares of Class A Common Stock. Does not include 418 unvested RSUs (the underlying shares of our Class A Common Stock for these RSUs will be delivered on April 1, 2019).
14.	For Dr. Brown, includes 1,278 restricted shares of Class A Common Stock and vested options representing the right to purchase 2,358 shares of Class A Common Stock. Does not include 418 unvested RSUs (the underlying shares of our Class A Common Stock for these RSUs will be delivered on April 1, 2019).
15.	For Mr. Fleishman, includes 5,589 shares held indirectly in a retirement account, 1,278 restricted shares of Class A Common Stock and vested options representing the right to purchase 2,358 shares of Class A Common Stock. Does not include 418 unvested RSUs (the underlying shares of our Class A Common Stock for these RSUs will be delivered on April 1, 2019).
16.	As previously announced, Mr. George joined the Board in May 2018.
17.	For Mr. Joly, includes 1,278 restricted shares of Class A Common Stock and vested options representing the right to purchase 2,358 shares of Class A Common Stock. Does not include 418 unvested RSUs (the underlying shares of our Class A Common Stock for these RSUs will be delivered on April 1, 2019).
18.	As previously announced, Ms. Kozlowski will join the Board subject to her election at the 2018 Annual Meeting.
19.	For Ms. McHale, includes 1,278 restricted shares of Class A Common Stock and vested options representing the right to purchase 1,635 shares of Class A Common Stock. Does not include 418 unvested RSUs (the underlying shares of our Class A Common Stock for these RSUs will be delivered on April 1, 2019).
20.	For Mr. Wright, includes 1,278 restricted shares of Class A Common Stock and vested options representing the right to purchase 2,358 shares of Class A Common Stock. Does not include 418 unvested RSUs (the underlying shares of our Class A Common Stock for these RSUs will be delivered on April 1, 2019).
21.

According to a Schedule 13G/A filed on February 12, 2018, The Vanguard Group (“Vanguard”), may be deemed the beneficial owner of 7,126,896 shares of Class A Common Stock with the sole power to vote or direct the vote over 78,008 shares of Class A Common Stock and shared power to vote or direct the vote over 9,795 shares of Class A Common Stock, sole dispositive power over 7,040,808 shares of Class A Common Stock and shared dispositive power over 86,088 shares of Class A Common Stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 60,665 shares of Class A Common Stock as a result of its serving as investment

35 | 2018 PROXY STATEMENT

SECTION 16(A)	RALPH LAUREN CORPORATION

manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 42,248 shares of Class A Common Stock as a result of its serving as investment manager of Australian investment offerings. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
22.	According to a Schedule 13G/A filed on February 7, 2018, The Bank of New York Mellon Corporation (“BNY”) may be deemed the beneficial owner of 5,897,667 shares of Class A Common Stock beneficially owned by its subsidiaries, BNY Mellon IHC, LLC, MBC Investments Corporation, BNY Mellon Investment Management (Jersey) Limited, BNY Mellon Investment Management (Europe) Limited, BNY Mellon Investment Management Europe Holdings Limited, BNY Mellon International Asset Management Group Limited, Newton Management Limited and Newton Investment Management Limited, with the sole power to vote or direct the vote over 5,147,263 shares of Class A Common Stock, sole dispositive power over 5,734,316 shares of Class A Common Stock and shared dispositive power over 163,329 shares of Class A Common Stock. BNY’s address is c/o The Bank of New York Mellon Corporation, 225 Liberty Street, New York, New York 10286.
23.	According to a Schedule 13G/A filed on January 29, 2018, BlackRock, Inc. (“BlackRock”) may be deemed the beneficial owner of 5,221,307 shares of Class A Common Stock beneficially owned by its subsidiaries, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, Blackrock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd., BlackRock Institutional Trust Company, N. A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., BlackRock Investment Management, LLC, BlackRock Japan Co., Ltd., and BlackRock Life Limited, with the sole power to vote or direct the vote over 4,295,587 shares of Class A Common Stock and sole dispositive power over 5,221,307 shares of Class A Common Stock. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.
24.	According to a Schedule 13G filed on February 14, 2018, Ameriprise Financial, Inc. (“Ameriprise”) may be deemed the beneficial owner of 3,011,667 shares of Class A Common Stock, including shares beneficially owned by its subsidiary, Columbia Management Investment Advisers, LLC, with shared power to vote or direct the vote of 2,074,458 shares of Class A Common Stock and shared dispositive power over 3,011,667 shares of Class A Common Stock. Ameriprise’s address is 145 Ameriprise Financial Center, Minneapolis, MN 55474.
25.	Includes (i) options vested, as of the Record Date or within 60 days thereafter, granted under our 2010 Stock Incentive Plan, representing the right to purchase 379,597 shares of Class A Common Stock and (ii) 10,224 unvested restricted shares of Class A Common Stock granted under our 2010 Stock Incentive Plan. Does not include (i) 572,022 unvested performance-based stock awards, a portion of which are subject to upward or downward adjustment, (ii) 65,939 unvested RSUs, and (iii) 451,430 vested RSUs (the underlying shares of our Class A Common Stock for these RSUs will not be delivered to Mr. R. Lauren until his separation of service from the Company or if earlier, upon a change in control), granted under the 1997 Stock Incentive Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers to file initial reports of ownership and reports of changes in ownership of our Class A Common Stock with the SEC and to provide copies of these reports to us. These filing requirements also apply to certain beneficial owners of more than 10 percent of our Class A Common Stock. To our knowledge, based solely on our review of the copies of Section 16(a) reports furnished to us during and with respect to Fiscal 2018 and on written representations from certain reporting persons, all reportable transactions during Fiscal 2018 were reported on a timely basis, with the exception of 13 shares acquired by one of our directors pursuant to a dividend reinvestment arrangement in Fiscal 2015 which was reported in Fiscal 2019, at the time we became aware of the acquisition.

2018 PROXY STATEMENT | 36

DIRECTOR COMPENSATION	RALPH LAUREN CORPORATION

DIRECTOR COMPENSATION

For Fiscal 2018, the compensation for non-employee directors was as follows:

Type of Compensation	Compensation Amount
Annual retainer for each non-employee director	$70,000
Additional annual retainer for Lead Independent Director	$30,000
Additional annual retainer for the Chair of each Board Committee[1]	• Chair of the Audit Committee: $20,000 • Chair of the Compensation Committee: $20,000 • Chair of the Nominating & Governance Committee: $15,000 • Chair of the Finance Committee: $20,000
Annual equity award[2]	Target equity value of $110,000, which is delivered in the form of restricted shares of Class A Common Stock. These restricted shares vest over three years in equal annual installments.
Attendance fee for each Board committee meeting attended[1]	$2,000

1.	The annual retainers and attendance fees are paid to the non-employee directors in quarterly installments in arrears. The Board created the Finance Committee in the third quarter of Fiscal 2018, and the Chair received a pro-rated retainer for the third quarter and fourth quarter of Fiscal 2018 of $10,000.
2.	The annual equity award to non-employee directors is awarded on April 1 of each year to those non-employee directors who have served as directors for at least half of the preceding fiscal year.

STOCK OWNERSHIP GUIDELINES

Our Board and Compensation Committee believe it is important for our NEOs, key members of our senior management team and our non-employee directors to build and maintain a long-term ownership position in the Company, to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. The Compensation Committee has established stock ownership guidelines for our non-employee directors, our NEOs and select other members of our senior management group. Further details on the guidelines for NEOs and certain members of our senior management group are provided in “Compensation Discussion and Analysis—Executive Stock Ownership Guidelines.”

The current stock ownership guidelines for the non-employee directors are as follows:

•	Ownership requirement is defined as a multiple of annual cash retainer. The target for directors is set at five times the annual cash retainer.
•	There is a hold-and-retain requirement of 50% of net equity proceeds acquired through the vesting of restricted shares and the exercise of stock options until the stock ownership target is attained.

•	In addition to counting shares owned outright by the director or his or her family members, unvested restricted shares count toward the achievement of ownership targets.

•	As of the Record Date, all non-employee directors who served during Fiscal 2018 exceeded their Fiscal 2018 stock ownership target.

We reimburse our non-employee directors for reasonable travel and other related expenses to attend Board and committee meetings and for director education courses. Non-employee directors are also provided with a merchandise discount on most of our products.

37 | 2018 PROXY STATEMENT

DIRECTOR COMPENSATION	RALPH LAUREN CORPORATION

DIRECTOR COMPENSATION TABLE

The following table provides information concerning the compensation of those individuals who served as our non-employee directors during Fiscal 2018. Directors who are our employees receive no compensation for their services as directors and do not serve on any committees of the Board.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[3] ($)	Total ($)
John R. Alchin	94,000	—	—	—	—	2,673.55	96,673.55
Arnold H. Aronson	70,000	—	—	—	—	2,673.55	72,673.55
Frank A. Bennack, Jr.	156,000	—	—	—	—	2,673.55	158,673.55
Dr. Joyce F. Brown	111,000	—	—	—	—	2,673.55	113,673.55
Joel L. Fleishman	120,000	—	—	—	—	2,673.55	122,673.55
Hubert Joly	120,000	—	—	—	—	2,673.55	122,673.55
Judith A. McHale	88,000	—	—	—	—	2,673.55	90,673.55
Robert C. Wright	78,000	—	—	—	—	2,673.55	80,673.55

1.	Reflects the amount of fees paid in arrears for Fiscal 2018. The annual retainer for each non-employee director is $70,000. The annual retainer for the Lead Independent Director is $30,000. The annual retainer for the Chair of each of the Audit Committee and the Compensation Committee is $20,000 and the annual retainer for the Chair of the Nominating & Governance Committee is $15,000. The annual retainer for the Chair of the Finance Committee is $20,000; however, the Finance Committee was established in the third quarter of Fiscal 2018 and the Chair received payments for the third quarter and fourth quarter of Fiscal 2018 only, totaling $10,000. The fee paid to non-employee directors for each meeting of a committee of the Board that such non-employee director attends is $2,000 per committee meeting. In Fiscal 2018, the Audit Committee met eight times, the Compensation Committee met 11 times, the Nominating & Governance Committee met five times and the Finance Committee met four times.
2.	The non-employee directors did not receive any stock-based awards during Fiscal 2018. We grant annual stock-based awards to non-employee directors on April 1 of each year. Since our fiscal year ends on the Saturday closest to March 31st, in certain years there may be no grants made during our fiscal year (as in Fiscal 2018 which began on April 2, 2017 and ended on March 31, 2018), and in certain years, there may be two years’ worth of grants made during a fiscal year (as in Fiscal 2016, which began on March 29, 2015 and ended on April 2, 2016). The grants made to our non-employee directors on April 1, 2018 were made during our Fiscal 2019 and will be disclosed in next year’s Proxy Statement.
3.	This amount represents deferred cash dividends paid during Fiscal 2018 in connection with the vesting of restricted shares of our Class A Common Stock.

2018 PROXY STATEMENT | 38

DIRECTOR COMPENSATION	RALPH LAUREN CORPORATION

DIRECTOR EQUITY TABLE

At the end of Fiscal 2018, each individual who served as a non-employee director during Fiscal 2018 held options to purchase shares of our Class A Common Stock and restricted shares of our Class A Common Stock as follows:

	Options	Restricted Stock
John R. Alchin	3,303	2,387
Arnold H. Aronson	3,303	2,387
Frank A. Bennack, Jr.	3,303	2,387
Dr. Joyce F. Brown	3,303	2,387
Joel L. Fleishman	3,303	2,387
Hubert Joly	3,303	2,387
Judith A. McHale	1,165	2,387
Robert C. Wright	3,303	2,387

39 | 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

COMPENSATION DISCUSSION & ANALYSIS

NAMED EXECUTIVE OFFICERS

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation programs as they pertain to the following individuals, all of whom were deemed to be NEOs during Fiscal 2018.

Name	Title
Ralph Lauren	Executive Chairman and Chief Creative Officer
Patrice Louvet[1]	President and Chief Executive Officer (“CEO”)
Jane Nielsen	Chief Financial Officer (“CFO”)
Valérie Hermann	President, Global Brands
David Lauren[2]	Chief Innovation Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and Head of the Polo Ralph Lauren Foundation
Stefan Larsson[3]	Former President and Chief Executive Officer (“Former CEO”)

1.	Mr. Louvet joined the Company effective as of July 3, 2017.
2.	Mr. D. Lauren’s role expanded to include Strategic Advisor to the CEO and Head of the Polo Ralph Lauren Foundation effective as of January 17, 2018.
3.	Mr. Larsson separated from the Company and resigned as an officer and a member of our Board effective as of May 1, 2017.

EXECUTIVE SUMMARY

Compensation Program Philosophy & Objectives

We maintain executive compensation programs designed to reward sustained business growth and results. These programs are intended to drive stockholder value through the following principles:

•	Attract, motivate and retain highly qualified employees.

•	Establish challenging goals balanced between short-term and long-term objectives.

•	Award a meaningful portion of compensation in variable (as opposed to fixed) pay, with a significant portion of variable compensation in the form of long-term equity awards.
•	Promote collaborative leadership behavior designed to support the achievement of goals in a complex global organization.

•	Avoid unnecessary or excessive risk-taking that could reward employees at the expense of stockholders.

•	Establish short-term and long-term compensation programs that align our executives with internal metrics and stockholders interests.

2018 PROXY STATEMENT | 40

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

Summary of Executive Compensation Governance Practices

We seek to maintain high standards with respect to the governance of our executive compensation. Key features of our compensation policies and practices that aim to drive performance and align with stockholder interests are highlighted below:

Our Compensation Practices (What we do)

At-Risk Compensation: Our incentive-based compensation represents a significant portion of our executives’ compensation (90% or more for both our Executive Chairman and Chief Creative Officer and our President and CEO).

Annual Review: We conduct an annual review of our executive compensation program to ensure it rewards executives for performance against clear metrics that align with stockholder interests, retains top talent, supports diversity and inclusion, and discourages unnecessary risk taking by our executives.

Stock Ownership Guidelines: We require our NEOs and other select members of our senior management to hold a certain amount of our Common Stock.	Regular Review of Share Utilization: We regularly evaluate share utilization levels and review the dilutive impact of stock compensation.
Double Trigger Vesting: We provide for double-trigger vesting following a change-of-control for equity awards for all equity participants.

Independent Consultant: We work with an independent compensation consultant retained by the Compensation Committee, in its sole discretion, who performs no consulting or other services for the Company’s management.

Clawback Policy: Our NEOs are subject to a robust recoupment policy in the event the Company is required to restate its financial statements.	Independent Compensation Committee: Our Compensation Committee is composed solely of independent directors.

Our Prohibited Compensation Practices (What we don’t do)
No Guaranteed Increases: We do not guarantee salary increases or annual incentives for our NEOs.	No Repricing Without Stockholder Approval: We do not reprice underwater stock options without stockholder approval.
No Hedging: We prohibit the hedging of the Company’s stock by directors, officers, or employees of the Company.	No Discount Grants: We do not provide for grants of equity below fair market value.
No Pledging: We prohibit the pledging of the Company’s stock by directors and officers of the Company.

41 | 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

Delivered On Our Strategic Plan in Fiscal 2018

Under the leadership of our new President and CEO, Patrice Louvet, we continued to execute on our multi-year plan intended to build a foundation to strengthen and elevate our brand, positioning the Company for long-term sustainable growth (the “Strategic Plan”). As a result, our financial results for Fiscal 2018 were better than the commitments we made and communicated at the beginning of the fiscal year.

We successfully delivered on several key objectives, including:

•	Elevating our Brand Through Improved Quality of Sales, Distribution and Product.

–	Average unit retail across our direct-to-consumer network was up 4% to last year and discount rates were down across all regions.

–	Adjusted gross margin was up 290 basis points compared to Fiscal 2017.

–	Continued to close unproductive distribution in retail and wholesale, significantly reduced off-price shipments and began to upgrade our store environments.

•	Evolving our Product Marketing, and Shopping Experience to Increase Reach and Appeal with New Customers.

–	Evolved our product assortment by renewing our core styles and focusing on our icons, which drove improvements in seasonal product sell-out trend.

–	Increased marketing effectiveness by adopting a more consumer-centric approach with significant growth in digital and social media reach with the Create-Your-Own Customization launch and new campaigns.

–	Increased investment in marketing by 10% compared to prior year with significant growth in digital and social media, the channels that matter most to our consumers today.

–	Strengthened our design and merchandising teams with new talent and enhanced our capabilities and shopping experience.

•	Expanding Our Digital and International Presence.

–	Expanded our store network in Asia, delivering 3% constant currency same-store sales growth.

–	Continued to drive growth in our wholesale digital business globally and grew market share in our key categories.

–	Successfully transitioned our directly operated U.S. digital commerce site to a new technology platform to improve functionality and consumer experience.

–	Strengthened our digital team through appointments of a Chief Digital Officer and a new Chief Information Officer.

•	Working in New Ways to Drive Productivity and Agility.

–	Reduced total adjusted operating expenses despite a 10% increase in marketing investment year-over-year, as we increased efficiencies.

–	Lowered inventory levels by 4% from last year and improved inventory turns.

–	Achieved our goal of having 90% of our business on 9-month lead times, enabling us to make product decisions closer to consumer demand.

–	Increased SKU productivity with revenue per SKU up 16% and gross profit per SKU up 22%.

Delivered Strong TSR in Fiscal 2018

Despite a CEO transition mid-year, the Company delivered better than expected financial results as we furthered our work to strike the right balance between driving productivity and growth.

2018 PROXY STATEMENT | 42

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

Our total shareholder return (TSR) for recent periods, relative to our compensation comparator group, as detailed on page 45 of the CD&A, and the S&P 500, is set forth below. For Fiscal 2018, we generated a TSR of 40.0% compared to the 26.0% and 12.0% gains for our compensation comparator group and the S&P 500, respectively.

	1-Year TSR (%) Fiscal 2018	3-Year TSR (%) Fiscal 2016 – 2018	5-year TSR (%) Fiscal 2014 – 2018
Ralph Lauren Corporation	40.0%	-9.4%	-28.2%
Compensation Comparator Group	26.0%	-13.0%	19.9%
S&P 500 Index	12.0%	26.6%	69.1%

Stockholder Feedback and Compensation Committee Response

The Compensation Committee considered the results of the non-binding, advisory proposal on our executive compensation philosophy, policies and practices (“Say-on-Pay”) as set forth in our 2017 Proxy Statement, in making executive compensation decisions during Fiscal 2018. At our 2017 Annual Meeting of Stockholders, we received 88% stockholder support for our executive compensation program. During Fiscal 2018, we have continued to strengthen the alignment of compensation with our strategic priorities and stockholder interests and are committed to adhering to our pay-for-performance philosophy. As a part of this process, we conducted a comprehensive stockholder outreach with 90% of our top 10 institutional stockholders prior to the annual stockholder meeting and again prior to the end of our fiscal year. The focus of the outreach was to review compensation programs, discuss our Say-On-Pay vote, and solicit and consider feedback on a variety of corporate governance topics, including executive compensation practices. Through this outreach, we have received, and continue to periodically consider, helpful feedback regarding a variety of stockholder related matters and have adopted a number of significant changes to our compensation program and corporate governance practices.

After considering our Say-on-Pay voting results, investor feedback, alignment of our compensation programs with the long-term interests of our stockholders, and advice from its Compensation Consultant, the Compensation Committee made changes to the short- and long-term executive compensation programs effective Fiscal 2019 as described below. In considering the performance measures, we focused on connecting our compensation metrics to our current business strategy and ensuring our executives are focusing on results that support this strategy. For our long-term awards, we plan on striking a healthy balance between rewarding our executives for the return provided to the Company while also ensuring a critical link to shareholder returns.

43 | 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

Changes in Short-term Incentive Plan Design for Fiscal 2019

To align to our strategy to return to sustained revenue and earnings growth, our Fiscal 2019 financial metrics will include NIBT, corporate revenue, and Selling, General and Administrative (“SG&A”) expenses.

•	Corporate revenue will be added as a performance measure to further align the compensation of our NEOs with the strategy to elevate and grow the brand through evolving our product and marketing and expanding our international and digital presence.

•	SG&A will be added as a performance measure to re-emphasize the importance of expense management as we strive to work in new ways to drive productivity and agility.

Global Digital Commerce Revenue will also be added as our new strategic goal as we continue to drive sales growth and market share in our digital business. Expanding our digital presence globally is one of our key initiatives. As in the past, the strategic goal will be applicable to all NEOs excluding Mr. R. Lauren and may adjust bonuses upwards or downwards by 10%.

Changes in Long-Term Incentive Plan Design for Fiscal 2019

Performance Share Units (PSUs) are a key component of our long-term equity plan design linking pay with performance and aligning management’s interests with stockholders.

•	In order to further align with our long-term business strategy, the performance measures in the Fiscal 2019 – Fiscal 2021 Performance Share Units (PSU) will change to three-year cumulative Return on Invested Capital (ROIC) and three–year Relative Total Shareholder Return (TSR). These metrics do not overlap with those in our Short Term Incentive Plan and support alignment with the long-term interests of our stockholders.

The comparator group which will be used for Relative TSR is shown below. The companies in the comparator group include retail peers, certain department stores, and other well branded companies.

Dillard’s, Inc.	Michael Kors Holdings Limited	RH (Restoration Hardware, Inc.)	Under Armour, Inc.
The Gap, Inc.	Nike, Inc.	Tapestry, Inc. (Coach/Kate Spade)	Urban Outfitters, Inc.
L Brands, Inc.	Nordstrom, Inc.	The TJX Companies, Inc.	V.F. Corporation
Macy’s, Inc.	PVH Corp.	Tiffany & Co.	Williams-Sonoma, Inc.

In addition to the shareholder outreach, we continued our stockholder engagement by hosting an Investor Day on June 7, 2018 in New York City to share our long-term growth and value creation strategy and financial outlook. Afterwards, we continued to engage with stockholders in additional one-on-one and group meetings to provide a forum for them to share their feedback. This is part of our ongoing activity to connect with our stockholders and be responsive to their perspectives.

2018 PROXY STATEMENT | 44

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

Fiscal 2018 Compensation and Pay-for-Performance: Key Company Takeaways

As noted above, Fiscal 2018 was an important year for the Company as we continued to execute on our Strategic Plan for the future.

During Fiscal 2018:

We entered into an employment agreement with Patrice Louvet, our new President and CEO, who joined the Company effective as of July 3, 2017. Mr. Louvet, as President and CEO, drives the Company’s strategy, execution and business results.

We delivered better than expected financial results, resulting in above-target bonus payouts. The Fiscal 2018 financial targets were set with the understanding that as part of our Strategic Plan, certain actions would negatively impact our financial performance in the short-term in order to strengthen our brand and create value for stockholders in the long-term. As such, Fiscal 2018 targets were set at a level that would require a sufficiently challenging level of performance in order to achieve target bonus payouts.

We delivered on our Strategic Plan by executing on strategic initiatives to continue to strengthen and elevate our brand, positioning the Company for long-term sustainable growth.

We successfully delivered on several key objectives during Fiscal 2018, including elevating our brand by increasing our AUR across our direct-to-consumer network and increasing our adjusted gross margin by 290 basis points compared to Fiscal 2017, and expanding our digital and international presence with increased marketing growth in digital and social media.

We delivered a strong return to stockholders as demonstrated by our Total Shareholder Return (TSR) of 40.0% in Fiscal 2018. We continued to return capital to stockholders by declaring a dividend each quarter of $.50 per share, maintaining an annual rate of $2.00 per share.

We paid out our Performance Share Units (“PSUs”) below target level at 83% because the Company’s performance results over the three-year period, Fiscal 2016 – Fiscal 2018, were below the performance goals for these awards. However, we paid out at target level our Performance-based Restricted Stock Units (“PRSUs”) and Adjusted Performance-based Restricted Stock Units (“APRSUs”) based on the Company’s strong performance results during Fiscal 2018.

We continued to engage with our stockholders and elicit their feedback by conducting a comprehensive stockholder outreach with 90% of our top 10 institutional stockholders prior to the 2018 Annual Meeting and again prior to the end of Fiscal Year 2018.

In response to stockholder feedback, we have continued to strengthen the alignment of compensation with our strategic priorities and stockholder interests and are committed to adhering to our pay-for-performance philosophy. As a part of this process, and as a result of ongoing outreach with our investors during Fiscal 2018, we have made a number of amendments to our short-term and long-term executive incentive program.

We added a corporate revenue component to both our bonus and equity programs to emphasize the importance of bringing the Company back to growth.

Ms. Nielsen and Ms. Hermann received base salary increases to compensate each of them for increased responsibilities. Ms. Nielsen’s enhanced responsibilities now include strategy and real estate oversight and Ms. Hermann’s enhanced role now includes direct responsibility over the licensing of our products.

45 | 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

EXECUTIVE COMPENSATION GOVERNANCE

Determination of Compensation for Executives

•	Market Data. We organize our business into the following three reportable segments: North America, Europe and Asia. Our primary products include apparel for men, women and children, accessories, home furnishings and fragrance. As a result, we believe our product breadth, multichannel distribution and global reach are unique among luxury and apparel companies.

Accordingly, while the Compensation Committee considers, among other things, competitive market compensation paid by other companies in our industry in establishing compensation programs, the Compensation Committee does not set executive compensation at, or near, any particular target percentile within a peer group. Instead, the Committee uses compensation market data across multiple comparator groups as a consideration in setting our executive compensation levels.

•	Other Considerations. In addition to market data, the Compensation Committee considers several other factors in determining executive compensation levels, including internal pay equity, nature and scope of responsibility, an employee’s current performance and expected future contributions, succession planning considerations relative to development and retention, and our performance, financial plans and budget. If we are to succeed in the execution of our Strategic Plan, we will require the ability to attract and retain high level executive talent.

Determining Compensation for Mr. R. Lauren

Executive Chairman and Chief Creative Officer:

The Compensation Committee, in consultation with its independent compensation consultant and independent outside counsel, determined the compensation structure under Mr. R. Lauren’s employment agreement, effective as of the beginning of Fiscal 2018. Mr. R. Lauren plays the role of both Chief Creative Officer and Executive Chairman. This role is unique and Mr. R. Lauren’s compensation package is based on several factors including:

Celebrated Achievements	Strategic Vision	Chief Designer	Executive Chairman

His critical and iconic role as Chief Creative Officer which brings to us his extraordinary and rare talent that is unrivaled by others in our industry. His career has resulted in numerous tributes for his contributions to the fashion industry, including the Council of Fashion Designers of America’s four highest honors: The Lifetime Achievement Award, the Womenswear Designer of the Year Award, the Menswear Designer of the Year Award and the Retailer of the Year Award.	Mr. R. Lauren not only drives the vision and strategy of a unique, complex, global organization with distribution channels in multiple product categories and countries, but he is also the founder, creator and name behind our brands for over 50 years and the value of the impact of his leadership to the creative talent of the organization is very significant.

As Chief Designer, Mr. R. Lauren’s compensation package is also based on the Company’s review of the compensation of other Chief Creative Officers. The Compensation Committee believes that Mr. R. Lauren’s leadership, aesthetic vision, direction and the public’s association of his name and likeness with our branded products are unparalleled, unique and integral components of our success, and that his contributions to our longstanding, consistent achievement over five decades have been, and continue to be, instrumental in creating long-term stockholder value.

In addition to his responsibilities as Chairman of the Board, Mr. R. Lauren, as Executive Chairman, works with the President and Chief Executive Officer to set overall vision, strategy, financial objectives, and investment priorities for the business. Mr. R. Lauren also continues to provide guidance in areas that are important to the Company, including creative talent, advertising and marketing.

2018 PROXY STATEMENT | 46

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

These factors were taken into account with respect to setting Mr. R. Lauren’s compensation opportunity during Fiscal 2018 and the terms set forth in his new employment agreement. Over the last few years, as Mr. R. Lauren’s role evolved from CEO, his target compensation decreased by 24%. The Compensation Committee and Mr. R. Lauren also mutually agreed that Mr. R. Lauren would forgo his $7.6 million bonus for Fiscal 2017. In addition, over 90% of Mr. R. Lauren’s compensation is at-risk reflecting a strong alignment between pay and performance.

Determining Compensation for Mr. Louvet Chief Executive Officer:

In Fiscal 2018, the Company entered into an employment agreement with Mr. Louvet, who joined the Company as President and CEO in July 2017. In determining the compensation for Mr. Louvet, the Compensation Committee, in consultation with its independent compensation consultant and independent outside counsel, also considered, among other things, Mr. Louvet’s strong global brand leadership experience, prior compensation, achievements at his former employer, the Company’s internal pay equity and his expected future contributions in his role with us.

Determining Compensation for Other NEOs:

In determining the compensation of our other NEOs, the Compensation Committee considered the impact, scope of responsibility and leadership structure required to support the ongoing global transformation and long-term growth of our business in an increasingly complex global environment.

The compensation for our former CEO, Mr. Larsson, remained in force until his separation from the Company on May 1, 2017.

See the “Executive Employment Agreements and Compensatory Arrangements” section for a summary of the terms of our NEOs’ employment agreements and other compensatory arrangements, and separation agreements and releases, as applicable.

Role of the Compensation Committee

In addition to its responsibilities to, among other things, review and administer our compensation plans and to maintain oversight over the development of succession plans for certain key executive positions within our senior management, the Compensation Committee is responsible for reviewing and approving the employment agreements, as applicable, for each of our NEOs, which include their salary, bonus and certain other compensation components. In determining the long-term incentive component of the compensation for each of our NEOs pursuant to each of their employment agreements, as applicable, the Compensation Committee considered, among such other factors as it deemed relevant, our performance, long-term stockholder returns, the value of similar incentive awards to executive officers at comparable companies and the awards given to each of our NEOs in past years. As noted above under “Executive Compensation Governance – Determination of Compensation for Executives and Non-Employee Directors – Market Data,” while the Compensation Committee considers market information, the Compensation Committee believes that considerations unique to our Company have a greater impact in setting executive compensation. On an annual basis, the Compensation Committee also reviews and approves the corporate performance goals and objectives relevant to the compensation payable to our NEOs.

Subject to previously approved applicable obligations in an employment agreement, the Compensation Committee also reviews and approves, on an annual basis, the compensation of key members of our senior management, and reviews and approves the corporate performance goals and objectives relevant to the compensation payable to each of them. In addition, the Compensation Committee regularly reviews the design and structure of our executive compensation programs to ensure that management’s interests are closely aligned with stockholders’ interests and that the compensation programs are designed to further our strategic priorities, including pay equality and non-discrimination by gender or against protected groups.

47 | 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

The Compensation Committee is also responsible for gathering and reviewing data, and making recommendations to the Nominating & Governance Committee, regarding the appropriate level of non-employee director compensation. The Nominating & Governance Committee then recommends non-employee director compensation to the Board.

Role of the Compensation Consultants

We engage our compensation consultants to assist in reviewing our overall compensation strategy and total compensation package and to provide input on the competitive market for executive talent, evolving executive and director compensation market practices, program design and regulatory compliance. The Compensation Committee retains an independent compensation consulting firm, Steven Hall & Partners (“SHP”), to provide guidance in connection with the development and evaluation of compensation philosophy, policies and practices and significant executive compensation decisions. The Compensation Committee has the sole authority to retain and terminate the independent compensation consulting firm and approve the firm’s fees and other retention terms. SHP does not provide other services to the Company or the Company’s management. In Fiscal 2018, the Compensation Committee engaged SHP to provide such independent advisory services, which is discussed in the “Executive Employment Agreements and Compensatory Arrangements” section. The Compensation Committee meets with its consultant regularly and as needed, in the Compensation Committee’s sole discretion. The consultant assists the Committee by:

•	attending Committee meetings;

•	meeting with the Committee without management present;

•	providing third-party data, advice and expertise on proposed executive compensation awards and plan designs;

•	reviewing briefing materials prepared by management and outside advisers and advising the Committee on the matters included in these materials, including the consistency of proposals with the Committee’s compensation philosophy and comparisons to programs at other companies; and
•	preparing its own analysis of compensation matters, including positioning of programs in the competitive market and the design of plans consistent with the Committee’s compensation philosophy.

Separate from the Compensation Committee’s consultant, during Fiscal 2018, our Company’s management continued to retain the services of Compensation Advisory Partners, LLC (“CAP”), as its compensation consultant. CAP’s role is to assist management in the development and analysis of executive compensation matters.

Employment Agreements

In general, we have a longstanding practice of entering into employment agreements with our executive officers and select members of senior management. We believe that employment agreements provide greater assurance of continuity and retention of critical creative and operating talent in a highly competitive industry. All of our NEOs have employment agreements other than Mr. D. Lauren. Employment agreements for our NEOs were reviewed and approved by the Compensation Committee, and in consultation with its independent compensation consultant and the Committee’s independently retained legal advisors whenever requested, and reviewed and approved with Mr. R. Lauren and Mr. Louvet or his predecessor with respect to our other NEOs. The terms of Mr. D. Lauren’s compensation arrangement were determined based on his role in the organization and were also reviewed and approved by the Compensation Committee.

The guidelines for salary, bonus and certain other compensation components for each NEO with an employment agreement are set forth in his or her respective employment agreement. The agreements also provide for certain benefits, including those in the event of various termination or change in control situations. We believe that providing for certain benefits in change in control situations enhances the value of the business by preserving the continuity of management during these potential situations and by focusing our senior executives on our long-term priorities. Effective on the first day of Fiscal 2018, we entered into a new employment agreement with Mr. R. Lauren. Mr. R. Lauren’s target compensation under the new agreement did not change.

2018 PROXY STATEMENT | 48

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

In Fiscal 2018, we entered into an employment agreement with Patrice Louvet, our President and CEO, effective July 3, 2017 (the “Louvet Employment Agreement”). The Louvet Employment Agreement provided that Mr. Louvet shall be entitled to an annual equity award and bonus that will be 100% based on Company’s performance, and a sign-on equity award, over two-thirds of which will vest based on the Company’s performance. The remaining portion of Mr. Louvet’s sign-on equity award is time-based, which, along with the sign-on cash award, was intended to compensate Mr. Louvet for bonus and equity he forfeited when he left his former employer. Mr. Louvet’s time-based equity award will vest in its entirety on July 3, 2022.

See “Executive Employment Agreements and Compensatory Arrangements,” “Summary Compensation Table” and “Potential Payments Upon Termination or Change in Control” below for a more detailed description of the payments and benefits provided under each NEO’s employment agreement and other compensatory arrangements.

KEY COMPONENTS OF EXECUTIVE COMPENSATION

The principal elements of our senior executive compensation programs are summarized in the following table and described in more detail below.

Compensation Element	Performance-Based	Objective

Base Salary		Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled employees.

Annual Cash Incentive Awards	☑	Motivate and reward employees to achieve or exceed our current-year financial goals with variable cash compensation earned based on achieving pre-established annual goals.

Long-Term Equity-Based Incentive Awards	☑

Align an employee’s interest with that of our stockholders and encourage executive decision-making that maximizes value creation over the long-term with variable equity compensation earned based on achieving pre-established long-term goals.

49 | 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

Fiscal 2018 was the second year of our multi-year Strategic Plan to transform our business as we focused on pursuing our key initiatives to strengthen our brand, deliver sustainable, profitable sales growth, and drive long-term stockholder value. Despite a CEO transition mid-year, our financial results for Fiscal 2018 were better than the commitments we established and communicated at the beginning of the fiscal year.

•	Payouts Based on Fiscal 2018 Performance. In Fiscal 2018, we continued to drive out unproductive business and increase our profit margins. Performance targets for Fiscal 2018 were set lower than the previous year’s performance results to take into account actions intended to improve our quality of sales and reduce promotional activity, elevate our distribution, optimize productivity, and improve organizational effectiveness. The Fiscal 2018 metric chosen for our Executive Officer Annual Incentive Plan (EOAIP) was Net Income Before Taxes (NIBT) with a target goal of $604.7 million. Our results were 9% above our goal, which we believe contributed to our improved total shareholder return (TSR) for the fiscal year. As previously referenced, we also made progress on our key objectives to:

–	improve our quality of sales, distribution and product,

–	evolve our product and marketing to increase reach and appeal to new customers,

–	expand our digital and international presence, and

–	work in new ways to drive productivity and agility.

Our results for the year exceeded the expectations that we set at the beginning of the fiscal year and we returned to a positive TSR of 40% for the fiscal year. As in prior years, our Fiscal 2018 goals served as the basis for our target setting under our incentive compensation plans, and we continue to closely align our executives’ compensation with financial performance.

The Fiscal 2018 operating margin results exceeded the performance threshold set for the Fiscal 2018 Performance-based Restricted Stock Units (PRSUs). PRSUs will vest on a pro-rata basis at target levels over a three-year period, contingent on continuous service. Mr. Louvet received Fiscal 2018 Adjusted Performance-based Restricted Stock Units (APRSUs) in connection with his appointment. The Fiscal 2018 operating margin results exceeded the performance threshold set for the Fiscal 2018 APRSUs. APRSUs will vest on a pro-rata basis at target levels over a three-year period per the terms of Mr. Louvet’s employment agreement.

The Fiscal 2017-2020 performance targets for the Performance Shares granted to Mr. Larsson in connection with his appointment were set in accordance with the terms of his employment agreement. The Fiscal 2018 performance target for these Performance Shares was not met and the second portion of the Performance Shares did not vest.

•	Payouts Based on Fiscal 2016-2018 Performance. The performance targets set for the Fiscal 2016 three-year long-term equity-based incentives were set prior to Fiscal 2016, based on continuous earnings target improvement over the three-year performance period. The results fell short of the goal and payout was below target level.

2018 PROXY STATEMENT | 50

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

Fiscal 2018 Earned Awards

  Annual Cash Incentive Bonus:

	Performance Measure	Performance Period	Performance Result[1] as a % of Target	Amount Paid as a % of Target

Executive Officer Annual Incentive Plan (EOAIP)	Net Income Before Taxes (NIBT)	Fiscal 2018	109%	159% for Mr. R. Lauren 142% for Mr. Louvet[2] 142% for Mr. Larsson[2] 175% for other NEOs[2]

1.	Excludes impact of adjustments, in accordance with adjustment language approved by the Compensation Committee, including restructuring and other charges pursuant to the Strategic Plan.
2.	Includes impact, if any, of the strategic objective, which can adjust bonus payment by -10% to +10%. For Fiscal 2018, there was a plus 10% adjustment for the strategic goal of corporate revenue as the performance expectation exceeded target level. Any adjustment in annual bonus attributable to the strategic goal is not applicable to Mr. R. Lauren. With the exception of Mr. Louvet and Mr. Larsson, maximum payout for all NEOs is 200% of target. For Mr. Louvet and Mr. Larsson, respectively, maximum payout is 150% of target.

  Long-term Equity-Based Incentives:

	Performance Measure	Performance Period	Performance Result as a % of Target	Amount Paid as a % of Target

Performance Share Units (PSUs) (applicable to Mr. R. Lauren, Ms. Hermann, Mr. D. Lauren, and Mr. Larsson)	Cumulative EPS	Fiscal 2016 – Fiscal 2018	80%	83%[1]

Performance-based Restricted Stock Units (PRSUs) (applicable to Ms. Nielsen, Ms. Hermann, and Mr. D. Lauren)	Operating Margin	Fiscal 2018	Exceeded threshold level	100%[2]

Adjusted Performance-based Restricted Stock Units (APRSUs) (applicable to Mr. Louvet only)	Operating Margin	Fiscal 2018	Exceeded threshold level	100%[3]

Performance Shares (applicable to Mr. Larsson only)	Net Income Before Taxes (NIBT)	Fiscal 2018	Performance level not met	0%[4]

1.	Award based on achievement of cumulative three-year EPS goal set at the beginning of the performance period. Target shares were granted in the first year of the three-year performance period.
2.	Award was payable upon achievement of Fiscal 2018 threshold operating margin results. Actual achievement for this goal was 10.7%, which was above the threshold level. Shares vest on a pro-rata basis over a three-year period, beginning in Fiscal 2019, contingent on continuous service.
3.	Part of Mr. Louvet’s sign-on equity award to make up for equity that he forfeited in his previous company. Award was payable upon achievement of Fiscal 2018 threshold operating margin results. Actual achievement for this goal was 10.7%, which was above the threshold level. Shares vest on a pro-rata basis over a three-year period, beginning in Fiscal 2019, per the terms of Mr. Louvet’s employment agreement.
4.	Mr. Larsson received Performance Shares which were granted in connection with his appointment and remain eligible to vest based on achievement of applicable performance goals through Fiscal 2020 per the terms of Mr. Larsson’s separation agreement and release. No Performance shares vested in Fiscal 2018 based on our adjusted Fiscal 2018 NIBT results.

51 | 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

Compensation Element: Base Salary

We pay base salaries to attract and retain talented executives and to provide a fixed base of cash compensation. Base salaries for each of our NEOs are determined and approved by the Compensation Committee. In general, base salaries may be reviewed periodically by the Compensation Committee and are provided in each NEO’s employment agreement, other than for Mr. D. Lauren, who does not have an employment agreement.

Fiscal 2018: Base Salary

As of the end of Fiscal 2018, the annual base salaries for our NEOs were as follows:

Name / Title	Fiscal 2017 Base Salary ($)	Fiscal 2018 Base Salary ($)	% Increase

Ralph Lauren Executive Chairman and Chief Creative Officer	1,750,000	1,750,000	0%

Patrice Louvet President and CEO	N/A	1,250,000	N/A

Jane Nielsen CFO	900,000	990,000	10.0%	[1]

Valérie Hermann President, Global Brands	950,000	1,050,000	10.5%	[1]

David Lauren Chief Innovation Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and Head of the Polo Ralph Lauren Foundation	850,000	850,000	0%

Stefan Larsson Former CEO	1,250,000	N/A	N/A

1.	In Fiscal 2018, Ms. Nielsen and Ms. Hermann received base salary increases to compensate each of them for increased responsibilities as previously disclosed in “Fiscal 2018 Compensation and Pay-For-Performance: Key Company Takeaways” on page 45.

2018 PROXY STATEMENT | 52

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

Overview of Performance-based Compensation Programs

The Compensation Committee strongly believes that our compensation practices accomplish the goal of pay-for-performance by rewarding our executives for the achievement of both short-term and long-term financial and strategic performance. To align our executives’ compensation with stockholders’ interests, the Compensation Committee has concluded that a majority of our executives’ compensation should be at-risk — in the form of annual cash incentive and long-term equity-based awards.

The charts below show the balance of the at-risk elements that comprised the target total direct compensation for our NEOs.

53 | 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

Compensation Element: Annual Cash Incentive Awards

In Fiscal 2018, all of our NEOs participated in the EOAIP, a stockholder-approved, short-term cash incentive bonus plan, in which the Compensation Committee determines the eligible EOAIP participants from among our executive officers. The EOAIP is designed to promote executive decision-making and achievement that supports the realization of key overall Company financial goals. Key features of the EOAIP are as follows:

Payouts	Payouts are based on different levels of achievement, which include threshold, target and maximum levels, established by the Compensation Committee each year.
In Fiscal 2018, the Compensation Committee determined that the following performance levels were applicable to EOAIP participants:

Threshold	The minimum level of performance required before which a bonus is paid was 90% of the target level. No bonuses will be earned if the threshold level of performance is not achieved.
Target	100% achievement of financial goals.
Maximum	Achievement at a superior level of performance was raised from 110% to 115% of the target level to set a more rigorous maximum level.

Participants are eligible for bonus opportunities based 100% on our overall financial performance, without consideration of performance of specific divisions or any discretionary performance factors. All bonuses under the EOAIP are capped, in accordance with the respective employment agreements of each participant, as applicable, and may be subject to adjustments as described below.

Compensation Committee Process and Authority

Process: Each year, we engage in an extensive and deliberate process to establish our financial budget, performance measures and performance targets which are subject to Compensation Committee approval. At the end of the fiscal year, the following approval process takes place:

•   After our independent auditors issue their audit opinion for the completed fiscal year, the Compensation Committee determines the extent to which, if at all, financial performance has been achieved against pre-established targets.

•   Based upon the degree of achievement, the Compensation Committee approves the annual cash incentive bonuses payable to each NEO under the EOAIP, as applicable.

•   The Compensation Committee believes that the performance of each of our NEOs is represented by the Company’s financial results and thus, discretionary individual performance is not considered in determining their bonuses.

Authority: The Compensation Committee has the authority to:

•   Determine the eligible EOAIP participants from among our executive officers;

•   Establish the financial performance goals (from the list of performance measures previously approved by stockholders) and payout schedules, including any adjustments;

•   To the extent permitted under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), omit, among other things, the effect of unbudgeted items that are unusual in nature or infrequently occurring, any gain or loss on the disposal of a business segment, other unusual items or infrequently occurring events and transactions and cumulative effects of changes in accounting principles;

•   Establish the required achievement levels against pre-determined performance goals under the EOAIP; and

•   Exercise discretion to reduce or eliminate, but not increase, the bonus amounts payable under the EOAIP.

2018 PROXY STATEMENT | 54

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

Annual Cash Incentive Awards – Fiscal 2018

NIBT as Fiscal 2018 Corporate Performance Measure. For Fiscal 2018, under the EOAIP, the corporate performance measure selected was NIBT. The Compensation Committee believes that NIBT is aligned with stockholders’ interests and is a comprehensive indicator of our annual performance. As previously noted, the Fiscal 2018 financial targets were set with the understanding that, as part of our Strategic Plan, certain actions would negatively impact our financial performance in the short-term in order to strengthen our brand and create value for stockholders in the long-term. As a result, Fiscal 2018 targets were set at a level that would require a sufficiently challenging level of performance in order to achieve target bonus payouts.

Revenue as Additional Strategic Financial Goal with Potential 10% Adjustment upwards or downwards to Bonus. Each of the NEOs, with the exception of Mr. R. Lauren, may have their respective bonuses adjusted (upwards or downwards by 10%) based upon the degree of achievement of a previously established additional strategic financial goal. For Fiscal 2018, corporate revenue was selected by the Compensation Committee as the strategic financial goal to emphasize the importance of this metric in bringing the Company back to earnings growth. The Fiscal 2018 target for corporate revenue was $6,105.8 million. Our results were above our target and also above a pre-established threshold which resulted in a plus 10% adjustment for the strategic goal. The bonus payment for Mr. R. Lauren is based solely on actual financial performance against the Company’s overall performance measures, as selected by the Compensation Committee for the applicable fiscal year, and is not adjusted based on performance against any additional strategic financial goal.

Bonus Payouts for Fiscal 2018. Each of our NEOs was eligible for a bonus in Fiscal 2018 when we reached 90% of the full year NIBT target. The Company progressed well against its Strategic Plan initiatives and goals and our Fiscal 2018 financial results were above the pre-established target. In Fiscal 2018, we achieved 109% of the NIBT target, which resulted in payment of bonuses greater than target to our NEOs.

The following table outlines our Fiscal 2018 EOAIP target NIBT goals compared to Fiscal 2017, and actual performance as measured against those goals.

Performance Period	Target Goal (millions)	Actual Performance[1] (millions)	Adjustment for Strategic Financial Goal [2]	Actual Compensation Awarded as % of Target[2]

Fiscal 2018	$604.7	$658.5	10%	159% for Mr. R. Lauren; 142% for Mr. Louvet and Mr. Larsson; 175% for other NEOs

Fiscal 2017	$644.7	$662.1	0%	0% for Mr. R. Lauren[3]; 113% for Mr. Larsson; 127% for other NEOs

1.	Represents actual NIBT performance results after giving effect to adjustments approved by the Compensation Committee. See Appendix B for a reconciliation of Fiscal 2018 and Fiscal 2017 financial measures to these results as reported under generally accepted accounting principles (“U.S. GAAP”).
2.	For Fiscal 2018 there was a plus 10% adjustment for the strategic goal as it applies to all NEOs, with the exception of Mr. R. Lauren, as the performance expectation was achieved above target level. The Fiscal 2018 strategic goal was corporate revenue. Mr. Louvet’s bonus was pro-rated based on his start date of July 3, 2017. Mr. Larsson’s bonus was pro-rated based on his termination date of May 1, 2017. The Fiscal 2017 strategic goal was expense management.
3.	The Compensation Committee and Mr. R. Lauren mutually agreed that Mr. R. Lauren would forgo his bonus for Fiscal 2017.

55 | 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

The table below sets forth the target bonus and actual Fiscal 2018 cash bonus for each of our NEOs:

Name / Title	Target Bonus ($)	Actual Fiscal 2018 Bonus ($)

Ralph Lauren [1] Executive Chairman and Chief Creative Officer	6,000,000	9,560,440

Patrice Louvet [1,2,3] President and CEO	2,802,375	3,976,570

Jane Nielsen [1,2] CFO	1,396,359	2,442,232

Valérie Hermann [1,2] President, Global Brands	1,722,595	3,012,819

David Lauren [1,2] Chief Innovation Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and Head of the Polo Ralph Lauren Foundation	637,500	1,114,988

Stefan Larsson [2,4] Former CEO	312,500	443,438

1.	Target bonus amounts payable to Mr. R. Lauren, Mr. Louvet, Ms. Nielsen and Ms. Hermann are set forth in their respective employment agreements. Target bonus in Fiscal 2018 reflects a pro-rated amount for Mr. Louvet based on the date that he commenced employment with the Company on July 3, 2017. Mr. Louvet’s full year target annual bonus is $3,750,000. Target bonus amount payable to Mr. D. Lauren is based on his role in the organization and was approved by the Compensation Committee.
2.	Includes effect, if any, of strategic goal which may adjust bonuses upwards or downwards by 10%. For Fiscal 2018, there was a +10% adjustment for the strategic goal in the EOAIP as the performance results were greater than target and also above a pre-established threshold. The strategic financial goal in the EOAIP was corporate revenue.
3.	Excludes one-time cash sign-on bonus received by Mr. Louvet as part of his compensation package.
4.	Mr. Larsson was eligible for a pro-rated bonus payout for Fiscal 2018, based on his termination date of May 1, 2017 as per his separation agreement and release.

Compensation Element: Long-Term Equity-Based Incentives

Long-term equity-based incentives are intended to align executive and stockholder interests and encourage executive decision-making that maximizes stockholder value creation over the long-term. The values, mix, and type of annual grants for each senior executive are discussed by management and the Compensation Committee and ultimately approved by the Compensation Committee, unless the terms have been previously approved and set forth in an employment agreement.

The determination of the mix and type of Mr. R. Lauren’s Fiscal 2018 annual grant was provided under his employment agreement. As an incentive to join the Company, Mr. Louvet was provided with a Fiscal 2018 annual equity award and with a one-time sign-on equity award for a portion of the equity he forfeited when he left his former company. The terms of these awards are outlined in his employment agreement.

Overview of Long-Term Equity-Based Incentives – Fiscal 2018

In Fiscal 2018, all equity awards to our NEOs were granted under our 2010 Stock Incentive Plan. These awards all provide the recipient with the opportunity to receive shares of our Class A Common Stock over a specified period. The achievement of our performance goals for our performance-based equity awards is subject to adjustment to exclude the effect of certain unbudgeted events and unusual items or transactions, as permitted under the 2010 Stock Incentive Plan, in accordance with the rules established by the Compensation Committee at the beginning of each fiscal year.

2018 PROXY STATEMENT | 56

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

During Fiscal 2018, these awards consisted of:

Fiscal 2018 Awards Granted	Performance Measure[1]	Performance Period

Performance Share Units (PSUs)	Cumulative Operating Margin[2]	Fiscal 2018 – Fiscal 2020

Performance-Based Restricted Stock Units (PRSUs)	Operating Margin	Fiscal 2018

Adjusted Performance-Based Restricted Stock Units (APRSUs)	Operating Margin	Fiscal 2018

Time-based Restricted Stock Units (RSUs)[3]	N/A	N/A

1.	The performance measures for each form of performance-based equity award were set by the Compensation Committee at the time of the grant.
2.	Payout is capped at Target unless a three-year (Fiscal 2018 – Fiscal 2020) cumulative corporate revenue goal is met or exceeded.
3.	Time-based awards, such as RSUs, are only granted to NEOs in limited situations. During Fiscal 2018, we granted RSUs to Mr. Louvet in connection with his appointment as our CEO. These RSUs will vest 100% five years from the grant date on July 3, 2022 based on continuous service through the vest date except as otherwise noted in his employment agreement.

Details regarding the PSUs, PRSUs, APRSUs and RSUs are outlined below.

•	PSUs. PSUs granted in Fiscal 2018 will vest based on our cumulative operating margin over a three-year performance period (Fiscal 2018 – 2020). A contingent corporate revenue component was added to the PSU program in Fiscal 2018 so that payout will be capped at target unless a three-year (Fiscal 2018 – 2020) cumulative revenue goal is met or exceeded.

The performance and payout levels for the PSUs are summarized as follows:

Performance level	% of Goal Achieved	% of PSUs Vested

Threshold	95%	75%
Target	100%	100%
Maximum	105%	150%

No payout is earned for performance below threshold. Vesting is interpolated for performance between 95% and 100% of target, and for performance between 100% and 105% of target.

The Compensation Committee believes the payout percentages provide an appropriate balance between the performance levels required relative to the level of payout, based on targets that require significant effort for achievement over a multi-year period. Once an award is granted in any fiscal year, the pre-established performance measures, performance goals, vesting schedule or payout schedule cannot be modified for that grant, unless otherwise approved by the Compensation Committee, during the applicable performance term.

•	PRSUs. In Fiscal 2018, we granted PRSUs with a performance threshold for the first fiscal year of the three-year vesting period. The performance requirement acts as a minimum threshold in order for the PRSUs to vest on a pro-rata basis at target levels over this three-year period. Vesting is contingent on continued service.

The performance threshold requirement for Fiscal 2018 PRSUs to vest was Fiscal 2018 operating margin adjusted results of 7.1%. Actual achievement for this goal was 10.7%, which was above the threshold level. See Appendix B for a reconciliation to reported U.S. GAAP operating margin results.

57 | 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

•	APRSUs. Only Mr. Louvet received APRSUs in Fiscal 2018, which were granted in connection with his appointment. The APRSUs have a Fiscal 2018 performance requirement which acts as a minimum threshold in order for the APRSUs to vest on a pro-rata basis at target level over the three-year vesting period per the terms of his employment agreement. The performance threshold requirement for Fiscal 2018 APRSUs to vest was Fiscal 2018 operating margin adjusted results of 5.1%. Actual achievement for this goal was 10.7% which was above the threshold level. See Appendix B for a reconciliation to reported U.S. GAAP operating margin results.
•	Time-Based RSUs. In limited situations with respect to our NEOs, such as in connection with new hires, significant role expansions, or critical retention needs, we will grant time-based RSUs, as we did for Mr. Louvet in Fiscal 2018. These one-time time-based vesting awards are discussed in the “Executive Employment Agreements and Compensatory Arrangements” section below.

In Fiscal 2018, each of our NEOs received long-term equity awards consisting of PSUs, PRSUs, APRSUs and/ or RSUs, as applicable.

Name / Title	PSUs [1]	PRSUs [1]	APRSUs[2]	RSUs[2]

Ralph Lauren Executive Chairman and Chief Creative Officer	151,140	—	—	—

Patrice Louvet President and CEO	144,045	—	45,198	34,913

Jane Nielsen CFO	17,175	17,175	—	—

Valérie Hermann President, Global Brands	17,175	17,175	—	—

David Lauren Chief Innovation Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and Head of the Polo Ralph Lauren Foundation	3,779	3,780	—	—

Stefan Larsson[3] Former CEO	—	—	—	—

1.	All PSUs and/or PRSUs were granted on June 26, 2017, except for PSUs granted to Mr. Louvet on his start date of July 3, 2017. 43,333 of Mr. Louvet’s PSUs were granted as part of his sign-on equity award, and thus are not subject (like the other PSUs) to a cap if the cumulative three-year revenue goal is not achieved.
2.	APRSUs and RSUs were granted to Mr. Louvet as part of his sign-on equity award on July 3, 2017.
3.	Mr. Larsson was not granted any equity, as per his separation agreement and release.

2018 PROXY STATEMENT | 58

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

Previously Awarded Long-Term Equity-Based Incentives Vested in Fiscal 2018

PSUs. PSU awards that were granted in Fiscal 2016 vested in May 2018, based upon our achievement of pre-established financial goals for the three-year performance period (Fiscal 2016 – Fiscal 2018). The target for the Fiscal 2016 PSUs was based on the three-year plan established in early Fiscal 2016. In establishing the targets for the Fiscal 2016 PSUs, we required ongoing performance improvement during the three-year period. The Compensation Committee established the Fiscal 2016 PSUs financial targets for the three-year performance period, taking into consideration a deceleration of the global luxury growth rate, restructure of the Company to drive lower operating expenses, additional investment costs for systems and operational infrastructure, and challenging macro-economic conditions. Below is a table summarizing the goals, payout range, and achievement for the Fiscal 2016 PSUs. See Appendix B for a reconciliation to reported U.S. GAAP cumulative net income results.

Achievement Level	% Performance Target	Fiscal 2016-2018 Cumulative EPS Goals	Percent of Target Award Earned

Threshold	70%	$15.93	75%

Achievement	80%	$18.18	83%

Target	100%	$22.76	100%

Maximum	110%	$25.04	150%

Performance Shares. Performance Shares were granted to Mr. Larsson in Fiscal 2016 in connection with his appointment. Per Mr. Larsson’s separation agreement and release, the Performance Shares remain eligible to vest based on achievement of applicable performance goals through Fiscal 2020.

The Fiscal 2017 – Fiscal 2020 goals were set using the adjusted Fiscal 2016 NIBT baseline of $770.6 million (which was also used to determine Fiscal 2016 EOAIP payouts). The annual earnings goals are presented below.

Fiscal Year	Performance Share Earnings Goal*	Percent of Award Earned

2017	$828.4	25%

2018	$890.5	25%

2019	$957.3	25%

2020	$1,029.1	25%

2018	$658.5	0%

*	Any Performance Shares that do not vest based on the applicable fiscal year earnings goal will remain eligible to vest subject to the achievement of the earnings goal in Fiscal 2020.

No Performance Shares vested based on our adjusted Fiscal 2018 NIBT results of $658.5 million, which were below the Fiscal 2018 Performance Share earnings goal of $890.5 million.

59 | 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

ALL OTHER COMPENSATION

Employee Benefits and Perquisites

We provide a number of benefit plans to all eligible employees, including our NEOs. These benefits include programs such as medical, dental, life insurance, business travel accident insurance, short and long-term disability coverage and a 401(k) plan. We also provide a merchandise discount on most of our products to all of our employees, including our NEOs.

Other Benefits

We provide our NEOs with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation programs. We believe that these benefits generally allow our executives to work more efficiently, promote our brand and are legitimate business expenses. The costs of these benefits constitute only a small percentage of each NEO’s total compensation. Our NEOs are eligible for financial counseling and an annual car allowance (except for those NEOs who receive the use of an automobile and driver), and in the case of Mr. R. Lauren, Mr. Louvet and Mr. D. Lauren, an annual executive physical. We provide the use of an automobile and driver to Mr. R. Lauren and Mr. Patrice Louvet. In addition, pursuant to his employment agreement and for security purposes, Mr. R. Lauren is required to use private aircraft for any travel and is reimbursed for the expense of business travel. Also, under Mr. R. Lauren’s employment agreement, we will reimburse him up to a maximum aggregate amount of $200,000 for any expense incurred as a result of his use of his private aircraft, or other acceptable private aircraft, for personal travel. Our other NEOs are permitted to use the company aircraft for personal travel on a limited basis. None of our NEOs used the company aircraft for personal travel in Fiscal 2018. In all cases, personal travel on the private aircraft or the company aircraft is treated as imputed income to the executive. Mr. Louvet receives a family education allowance as provided for in his employment agreement. See the “All Other Compensation” column of the “Summary Compensation Table” and related footnotes for a discussion of all perquisites and other personal benefits provided to our NEOs.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

Our Board and Compensation Committee believe it is important for key members of our senior management team to build and maintain a long-term ownership position in our Company to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. Our compensation structure for these individuals provides for a significant percentage of compensation to be equity-based, which places a substantial portion of compensation at risk over a long-term period.

In June 2010, the Compensation Committee established stock ownership guidelines for our non-employee directors, our NEOs and select other members of our senior management group to further link the interests of these individuals with those of our stockholders. Further details on the guidelines for non-employee directors are provided in the “Director Compensation” section. Below is a summary of our current stock ownership guidelines for our NEOs:

•	Multiple of Salary Approach. The application of a multiple of salary approach is used to establish stock ownership targets. The guidelines for NEOs were based on competitive multiples of salary depending on such NEO’s position within our Company.

•	Holding Requirement. If at any time the minimum number of shares owned is not achieved, the NEO will be required to retain 50% of the net shares resulting from the vesting of all time-based RSU awards, performance-based awards and 50% of the net shares resulting from the exercise of all stock option awards, until the NEO’s applicable level of ownership is met and maintained.

•	Determination of Shares. The minimum number of shares required is determined annually in June using the NEO’s applicable multiple and base salary as of the beginning of the current fiscal year and the average daily closing share price for the 20 trading days ending on May 31 of that year.

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COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

•	Shares directly or beneficially owned by an employee subject to the guidelines count toward the achievement of ownership guidelines, including certain shares underlying vested RSUs that may not be distributed to Mr. R. Lauren until his employment is terminated.

–	Unvested time-based RSUs, and PRSUs with a one-year performance target, count toward the achievement of ownership targets.

As of the end of Fiscal 2018, the following stock ownership targets were in effect for our NEOs:

Name	Share Ownership Target Value

Ralph Lauren, Executive Chairman and Chief Creative Officer [1]	6 times base salary

Patrice Louvet, President and CEO [2]	6 times base salary

Jane Nielsen, CFO [1,3]	2 times base salary

Valérie Hermann, President, Global Brands [1,3]	2 times base salary

David Lauren, Chief Innovation Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and Head of the Polo Ralph Lauren Foundation [1,3]	2 times base salary

Stefan Larsson, Former CEO [4]	N/A

1.	These designated participants have exceeded their Fiscal 2018 stock ownership target.
2.	Mr. Louvet has not yet achieved his stock ownership target and will be required to retain 50% of the net shares acquired after taxes through the vesting of his RSUs and performance-based awards until his target level is attained.
3.	Effective Fiscal 2019, the share ownership value will increase to 3 times base salary.
4.	Mr. Larsson separated from our Company effective as of May 1, 2017. As a result, he is no longer subject to our stock ownership guidelines.

RELATED CONSIDERATIONS

Certain Tax Matters

The Internal Revenue Code generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s applicable named executives. This limitation generally did not apply to compensation that met the tax code requirements for “qualifying performance-based” compensation. Historically, we designed annual cash bonus payments as well as long-term cash and equity incentives to satisfy the requirements for deductible compensation (but we reserved the right to pay compensation that does not qualify as deductible) by establishing a performance goal and the maximum amounts that could be granted to the executive officers. On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was enacted, which, among other things, repealed the “qualifying performance-based”

compensation exception described in this paragraph. Following enactment of the Tax Act, we generally expect that compensation paid to our applicable named executives in excess of $1 million will not be deductible, subject to an exception for compensation provided pursuant to a binding written contract in effect as of November 2, 2017.

Accounting Matters

Each element of the compensation paid to our executives is expensed in our financial statements as required by U.S. generally accepted accounting principles. The financial statement impact of various compensation awards is an important factor that the Compensation Committee considers in determining the amount, form, and design of each pay component for our executives.

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COMPENSATION DISCUSSION AND ANALYSIS	RALPH LAUREN CORPORATION

Adjustment or Recovery of Awards

The EOAIP includes a formal policy regarding the recovery of awards granted under the EOAIP in connection with a restatement of our financial statements. Under this policy, if, as a result of a NEO’s intentional misconduct or gross negligence, we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee may, in its reasonable discretion, require such executive to promptly reimburse us for the amount of any payment previously received by the executive pursuant to the EOAIP that was earned or paid during the 12 month period following the earlier of the first public issuance or filing with the SEC of any financial document embodying such financial reporting requirement that required such accounting restatement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, composed entirely of independent directors, reviewed and discussed the Compensation Discussion and Analysis (CD&A) with management and with the other members of the Board. Based on these reviews and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended March 31, 2018.

Members of the Compensation Committee:

Joel L. Fleishman

(Committee Chair)

Frank A. Bennack, Jr.

(Lead Independent Director of the Board)

Hubert Joly

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EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

EXECUTIVE COMPENSATION MATTERS

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of all compensation awarded or paid to or earned by our NEOs for Fiscal 2018, Fiscal 2017 and Fiscal 2016.

Name and Principal Position	Fiscal Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation[5] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[6] ($)	All Other Compensation[7] ($)	Total[8] ($)
Ralph Lauren Executive Chairman and Chief Creative Officer	2018	1,750,000	–	10,999,969	–	9,560,440	–	283,920	22,594,329
	2017	1,750,000	–	11,000,014	–	0	–	284,318	13,034,332
	2016	1,783,654	–	11,000,058	–	4,101,695	–	274,151	17,159,558
Patrice Louvet President and CEO	2018	937,500	3,384,888	15,348,733	–	3,976,570	–	144,345	23,792,036
Jane Nielsen CFO	2018	931,154	–	2,332,596	–	2,442,232	–	24,698	5,730,680
	2017	515,769	500,000	4,299,160	–	979,665	–	13,661	6,308,255
Valérie Hermann President, Global Brands	2018	984,615	–	2,332,596	–	3,012,819	–	34,200	6,364,230
	2017	950,000	–	4,712,705	–	2,111,375	–	18,462	7,792,542
	2016	917,308	–	1,203,670	–	918,000	–	18,000	3,056,978
David Lauren Chief Innovation Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and Head of the Polo Ralph Lauren Foundation	2018	850,000	–	513,308	–	1,114,988	–	26,100	2,504,396
	2017	850,000	–	519,506	–	809,625	–	27,392	2,206,523
	2016	864,904	–	481,648	–	476,850	–	25,575	1,848,977
Stefan Larsson Former President and CEO	2018	100,962	–	–	–	443,438	–	4,658,711	5,203,111
	2017	1,250,000	–	9,450,557	–	4,237,500	–	1,258,818	16,196,875
	2016	528,846	2,750,000	5,857,731	–	1,051,620	–	901,103	11,089,300

1.	The amounts reported in this column represent base salaries paid to each of the NEOs for the applicable fiscal year as provided for in each of their respective employment agreements or compensation arrangements. See “Executive Employment Agreements and Compensatory Arrangements.” Fiscal 2016 was a 53-week period. Each of Fiscal 2017 and 2018 was a 52-week period. The amount for Mr. Larsson in Fiscal 2018 reflects base salary paid until his employment with the Company ended on May 1, 2017. See “Executive Employment Agreements and Compensatory Arrangements.”

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EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

2.	With the exception of Mr. Louvet who received a $3,384,888 one-time sign-on bonus in connection with his hire in Fiscal 2018, Ms. Nielsen who received a $500,000 one-time sign-on bonus with her hire in Fiscal 2017, and Mr. Larsson who received a $2,750,000 one-time sign-on bonus in connection with his hire in Fiscal 2016, the NEOs did not receive any discretionary bonuses, sign-on bonuses, or other annual bonus payments that are not contingent on the achievement of stipulated performance goals. Cash bonus payments that are contingent on achieving pre-established, substantially uncertain and communicated goals, including payments under the EOAIP appear in the column headed, “Non-Equity Incentive Plan Compensation.”
3.	The stock-based compensation amounts shown in this column reflect the aggregate grant date fair value, assuming no risk of forfeiture, of RSU, PSU, Performance Shares, PRSU and Adjusted PRSU awards granted during Fiscal 2018, Fiscal 2017 and Fiscal 2016, calculated in accordance with Accounting Standards Codification topic 718, “Stock Compensation” (“ASC 718”). We determine the fair value of RSU, PSU, Performance Shares, PRSU and Adjusted PRSU awards using the average of the high and low stock prices on the date of grant, as adjusted to reflect the absence of dividends for those awards that are not entitled to dividend equivalents. For PSUs, the amounts shown in the table reflect the aggregate grant date fair value at the Target achievement level.

RSUs can only be paid out at Target. PRSUs, Adjusted PRSUs and Performance Shares can be paid at a range of zero to Target. If Performance were assumed to be achieved at the Maximum level for PSUs, the aggregate grant date fair value would increase as follows:

	Fiscal 2018 PSUs		Fiscal 2017 PSUs		Fiscal 2016 PSUs

Ralph Lauren		$5,499,985		$5,500,007		$5,500,029

Patrice Louvet		$4,944,849	$	N/A	$	N/A

Jane Nielsen		$574,962		$701,851	$	N/A

Valérie Hermann		$574,962		$1,171,323		$298,651

David Lauren		$126,508		$128,348		$119,473

Stefan Larsson	$	N/A		$1,750,294		$740,503

4.	No stock options were granted in Fiscal 2016, Fiscal 2017, or Fiscal 2018.
5.	The amounts reported in this column represent payments made under the EOAIP (or in the case of Mr. Larsson as part of his separation agreement) in June following the expiration of the fiscal year to which the payments relate. As discussed in the CD&A, under “Annual Cash Incentive Awards - Fiscal 2018”, the Compensation Committee and Mr. R. Lauren mutually agreed that Mr. R. Lauren would forgo his bonus for Fiscal 2017.
6.	The named executive officers did not receive any above-market or preferential earnings on compensation deferred on a basis that is not tax qualified. See “Non-Qualified Deferred Compensation” table.
7.	The amounts reported in this column represent the aggregate dollar amount for each NEO of all other compensation for the year, including perquisites and other personal benefits. Under SEC rules, we are required to identify by type all perquisites and other personal benefits for a NEO if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual.

In Fiscal 2018, Mr. R. Lauren received perquisites and other personal benefits including personal use of an automobile and driver ($64,159), enhanced amount of business travel accident coverage, personal security, and reimbursement for personal travel ($200,000).

In Fiscal 2018, Mr. Louvet received perquisites and other personal benefits including car service for travel to and from his home to the office ($35,141), legal fees and other professional advisor fees incurred in connection with the negotiation of his agreement ($64,037), education allowance, financial planning services, and repayment of his health benefit costs.

In Fiscal 2018, each of Ms. Nielsen, Ms. Hermann, and Mr. D. Lauren received perquisites and other personal benefits, including an automobile allowance and matching contributions under the Company’s 401(k) plan ($16,200 matching contributions for Ms. Hermann).
In Fiscal 2018, prior to his resignation, Mr. Larsson received perquisites and other personal benefits, including relocation expenses ($35,000), tax gross-up related to relocation expenses ($24,544), an automobile allowance, and financial planning services. In addition, included in Mr. Larsson’s amount are severance payments ($4,596,154) received pursuant to a separation agreement and release that the Company entered into with him in connection with his separation of employment.
8.	The amounts reported in this column are the sum of columns 1 through 7 for each of the NEOs. All compensation amounts reported in this column include amounts paid and amounts deferred.

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EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning the annual performance bonus and long-term incentive awards made to each of the NEOs in Fiscal 2018.

Name Approval Date Grant Date Threshold1 ($) Estimated Non-Equity Target1 ($) Possible Incentive Plan Payouts Maximum1 ($) Awards Under Threshold2 (#) Under Estimated Equity Target2 (#) Awards Future Incentive 2 Maximum (#) Payouts Plan All Other Stock Awards: Number of Shares of Stock or Units3 (#)All Other Option Awards: Number of Securities Underlying Options (#) Exercise or Base Price of Option Awards ($/Sh)Grant Date Fair Value of Stock and Option Awards ($) Ralph Lauren 3,000,000 6,000,000 12,000,000 06/26 06/26 113,355 151,140 226,710 10,999,969 2017 20174 Patrice Louvet 1,401,188 2,802,375 4,203,563 06/26 07/03 34,913 2,270,179 2017 2017 06/26 07/03 45,198 45,198 45,198 3,188,856 2017 20175 06/26 07/03 32,500 43,333 65,000 2,975,114 2017 20174 06/26 07/03 75,534 100,712 151,068 6,914,584 2017 20174 Jane Nielsen 698,180 1,396,359 2,792,718 06/26 06/26 12,881 17,175 25,763 1,149,923 2017 20174 06/26 06/26 17,175 17,175 17,175 1,182,673 2017 20176 Valérie Hermann 861,298 1,722,595 3,445,190 06/26 06/26 12,881 17,175 25,763 1,149,923 2017 20174 06/26 06/26 17,175 17,175 17,175 1,182,673 2017 20176 David Lauren 318,750 637,500 1,275,000 06/26 06/26 2,834 3,779 5,669 253,017 2017 20174 06/26 06/26 3,780 3,780 3,780 260,291 2017 20176 Stefan Larsson 156,250 312,500 468,750

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EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

1.	Represents grants of cash incentive awards under the Corporation’s EOAIP. See “Compensation Discussion and Analysis—Key Components of Executive Compensation—Compensation Element: Annual Cash Incentive Awards” for a description of the material terms of these awards. Mr. Louvet’s award is pro-rated based upon his employment start date of July 3, 3017. Threshold, Target, and Maximum bonus amounts payable to Ms. Nielsen and Ms. Hermann in Fiscal 2018 reflect pro-rated amounts based on new salaries effective November 27, 2017.
2.	Represents the number of PSUs, PRSUs, and Adjusted PRSUs that were granted in Fiscal 2018 under our 2010 Stock Incentive Plan. See “Compensation Discussion and Analysis—Key Components of Executive Compensation—Overview of Long-Term Equity-Based Incentives – Fiscal 2018” for a description of the material terms of these awards.
3.	Represents RSUs granted in Fiscal 2018 pursuant to Mr. Louvet’s employment agreement. See “Compensation Discussion and Analysis-Key Components of Executive Compensation – Overview of Long-Term Equity-Based Incentives – Fiscal 2018” and “Executive Employment Agreements and Compensatory Arrangements” for a description of the material terms of these awards.
4.	Represents a PSU grant.
5.	Represents an Adjusted PRSU grant.
6.	Represents a PRSU grant.

EXECUTIVE EMPLOYMENT AGREEMENTS AND COMPENSATORY ARRANGEMENTS

Ralph Lauren’s Employment Agreement. During Fiscal 2018, Ralph Lauren was employed as our Executive Chairman and Chief Creative Officer pursuant to an employment agreement made effective as of April 2, 2017 (the “R. Lauren Employment Agreement”). The key terms of the R. Lauren Employment Agreement are indicated below:

•	Term: The R. Lauren Employment Agreement provides for his employment through April 2, 2022, the last day of our 2022 fiscal year.

•	Salary: He is entitled to an annual base salary of not less than $1.75 million.

•	Bonus: His target bonus is in the amount of $6 million for each of the fiscal years during the term of his agreement. The maximum bonus provided for under his agreement in any fiscal year is 200% of that fiscal year’s target bonus.

•	Equity Awards: He receives an annual stock award grant with an aggregate target grant date fair market value of $11 million for each fiscal year during the term of the agreement. PSUs make up 100% of the awards. Each PSU award vests at the end of a three-year performance period, subject to his continued employment with us and our achievement of our performance goals (except in certain circumstances subject to accelerated vesting upon the termination of his employment as discussed below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren”). Three levels of achievement are used to determine vesting: threshold, target and maximum. The threshold level, which is 70% of the financial goal, must be achieved in order for any PSUs to vest and be provided to him at the end of the applicable vesting period. If performance is at the threshold level, 75% of Mr. R. Lauren’s target shares plus accrued dividends will vest and be paid out. If performance is at the target level, which is 100% of the financial goal, then his target shares plus accrued dividends will vest and be paid out. If performance is at the maximum level, which is 110% or more of the financial goal, then 150% of the target shares plus accrued dividends will vest and be paid out. Vesting with respect to his PSUs shall be interpolated for performance between 70% and 110% of target goal(s) and none of his PSUs shall vest for performance below threshold goal(s).

•	Other Benefits: He is required for security purposes to use his or other acceptable private aircraft for any travel. In addition to being entitled to reimbursement for any aircraft travel expenses he incurs which were business-related, he is also entitled to reimbursement for any personal aircraft travel expenses which he incurs, without any tax gross-up, up to a maximum aggregate amount of $200,000 per fiscal year. Mr. R. Lauren is also provided with a car and driver paid by us, and is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers.

•	Non-compete: He is prohibited from competing with us anywhere in the world during the term of his employment and for a period of two years after the termination of his employment, for any reason.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Mr. R. Lauren under the R. Lauren Employment Agreement.

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EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

Patrice Louvet’s Employment Agreement. During Fiscal 2018, we employed Mr. Louvet as our President and Chief Executive Officer pursuant to an employment agreement dated May 11, 2017 and made effective as of July 3, 2017, and amended as of June 30, 2017 (the “Louvet Employment Agreement”). The key terms of the Louvet Employment Agreement are indicated below:

•	Term: The Louvet Employment Agreement provides that Mr. Louvet will remain employed until such time as it is terminated in accordance with the terms of the Louvet Employment Agreement.

•	Salary: He is entitled to a base salary of not less than $1,250,000.

•	Bonus: He is entitled to an annual incentive bonus opportunity under the terms of the EOAIP, with a target bonus of 300% of annual base salary and a maximum of 450% of annual base salary. He also received a one-time sign-on cash award in the total amount of $3,384,388.

•	Equity Awards: Mr. Louvet is eligible to receive annual equity awards pursuant to the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of $7.5 million. He also received a one-time sign-on stock award (“Louvet One-Time-Stock Award”) in the amount of $9,193,000, $3,366,000 million of which was in the form of APRSUs that vest based on continued service and achievement of certain performance metrics, $3,227,000 was in the form of Performance Shares that that vest based on continued service and achievement of certain performance metrics, and $2.6 million of which was in the form of Cliff Restricted Stock Units that vest based on continued service.

•	Other Benefits: He is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers, and receives pay for his travel to and from the Company offices pursuant to a Company-approved car service and an annual education allowance for his school aged children of $30,000.

•	Non-compete: If Mr. Louvet’s employment terminates for any reason, he may not compete with us for one year after the termination of his employment.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Mr. Louvet under his employment agreement

Jane Nielsen’s Employment Agreement. During Fiscal 2018, we employed Ms. Nielsen as our Chief Financial Officer pursuant to an employment agreement made effective as of September 7, 2016 (the “Nielsen Employment Agreement”). The key terms of the Nielsen Employment Agreement are indicated below:

•	Term: The Nielsen Employment Agreement provides for Ms. Nielsen’s employment through September 7, 2019, subject to automatic, successive one-year extensions thereafter, unless either party gives at least 180 days’ prior notice that the term will not be extended.

•	Salary: She is entitled to a base salary of not less than $900,000. As previously discussed, in Fiscal 2018 she received a base salary increase to $990,000 to compensate her for increased responsibilities.

•	Bonus: She is entitled to an annual incentive bonus opportunity under the terms of the EOAIP, with a target bonus of 150% of annual base salary and a maximum of 300% of annual base salary.

•	Equity Awards: Ms. Nielsen is eligible to receive annual equity awards pursuant to the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of $2.5 million. She also received a one-time sign-on stock award in the amount of $4.5 million, $3 million of which was in the form of RSUs that vest based on continued service and $1.5 million of which was in the form of PSUs that vest based on the achievement of certain performance metrics as well as continued service.

•	Other Benefits: She is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers, and receives a monthly car allowance of $1,500.

•	Non-compete: If Ms. Nielsen’s employment terminates for any reason, she may not compete with us for one year after the termination of her employment.

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EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

•	See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Ms. Nielsen under her employment agreement.

Valerie Hermann’s Employment Agreement. During Fiscal 2018, we employed Ms. Hermann as our President, Global Brands, pursuant to an employment agreement made effective as of April 4, 2016, and amended effective as of September 22, 2016, as our President, Global Brands (the “Hermann Employment Agreement”). The key terms of the Hermann Employment Agreement are indicated below:

•	Term: The Hermann Employment Agreement provides for Ms. Hermann’s employment through July 1, 2020.

•	Salary: She is entitled under to a base salary of not less than $950,000. As previously discussed, in Fiscal 2018 Ms. Hermann received a base salary increase to $1,050,000 to compensate her for increased responsibilities.

•	Bonus: She is entitled to an annual incentive bonus opportunity under the terms of the EOAIP, with a target bonus of 175% of annual base salary and a maximum of 350% of annual base salary.

•	Equity Awards: Ms. Hermann is eligible to receive annual equity awards pursuant to the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of $2.5 million. In connection with the amendment to the Hermann Employment Agreement made effective as of September 22, 2016, she also received a one-time stock award in the amount of $2.5 million, $1.25 million of which was in the form of RSUs that vest based on continued service and $1.25 million of which was in the form of PSUs that vest based on the achievement of certain performance metrics as well as continued service.

•	Other Benefits: She is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers, and receives a monthly car allowance of $1,500.

•	Non-compete: If Ms. Hermann’s employment terminates for any reason, she may not compete with us for one year after the termination of her employment.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Ms. Hermann under her employment agreement.

David Lauren’s Employment Terms. During Fiscal 2018, David Lauren was employed on an at-will basis as our Chief Innovation Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and Head of the Polo Ralph Lauren Foundation. The key terms of Mr. D. Lauren’s employment are as follows:

•	Salary: Mr. D. Lauren’s base salary is $850,000.

•	Bonus: He is eligible for an annual incentive bonus opportunity under the terms of the EOAIP, with a target bonus of 75% of annual base salary and a maximum of 150% of annual base salary.

•	Equity Awards: He is eligible to receive annual equity awards pursuant to the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of $550,000.

•	Other Benefits: He is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers, and receives a monthly car allowance of $1,500.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Mr. D. Lauren under the terms of his employment.

Stefan Larsson’s Employment Agreement. Mr. Larsson was employed as our President and Chief Executive Officer pursuant to an employment agreement dated September 25, 2015, as amended effective as of August 9, 2016 (the “Larsson Employment Agreement”). Mr. Larsson separated from the Company effective as of May 1, 2017, in our Fiscal 2018. The key terms of the Larsson Employment Agreement were as follows:

•	Term: The Larsson Employment Agreement provided for Mr. Larsson’s employment through March 29, 2020, the last day of our Fiscal 2020, subject to automatic, successive one-year extensions thereafter, unless either party gave at least 180 days’ prior notice that the term would not be extended. His employment with the Company ended effective as of May 1, 2017.

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EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

•	Salary: He was entitled to an annual base salary of not less than $1.25 million.

•	Bonus: He was entitled to an annual incentive bonus opportunity of up to 450% of his annual base salary, subject to the achievement of performance goals established by the Compensation Committee under the EOAIP, with a target bonus of 300% of his annual base salary.

•	Equity Awards: Mr. Larsson was eligible to receive annual equity awards under the terms of the Company’s 2010 Stock Incentive Plan with an aggregate target value of $7.5 million.

•	Other Benefits: He was eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers, and received a monthly car allowance of $1,500. In connection with the amendment to the Larsson Employment Agreement made effective as of August 9, 2016, the Company also paid for temporary housing in New York City for Mr. Larsson, provided that beginning on October 1, 2016, this benefit was capped at $35,000 per month.

•	Non-compete: If Mr. Larsson’s employment terminated for any reason, he could not compete with us for one year after the termination of his employment.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Mr. Larsson under his separation agreement and release.

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EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information concerning the unexercised stock options outstanding and unvested stock awards for each of our NEOs as of the end of Fiscal 2018.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options # Exercisable[1]	Number of Securities Underlying Unexercised Options # Unexercisable[2]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[3] (#)	Market Value of Shares or Units of Stock That Have Not Vested[4] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[5] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[4] ($)

Ralph	100,000	0	0	$134.530	07/15/2018
Lauren
	86,724	0	0	$140.975	07/16/2019
	71,199	0	0	$181.935	07/15/2020
	79,629	0	0	$159.680	07/14/2021
						72,836	$8,143,065	211,869	$23,686,954

Patrice			N/A
Louvet
						80,111	$8,956,410	108,034	$12,078,201

Jane			N/A
Nielsen
						32,240	$3,604,432	24,180	$2,703,324

Valérie	9,129	0	0	$159.680	07/14/2021
Hermann
						44,638	$4,990,528	32,885	$3,676,543

David	1,764	0	0	$134.530	07/15/2018
Lauren
	2,676	0	0	$140.975	07/16/2019
	5,769	0	0	$181.935	07/15/2020
	4,566	0	0	$159.680	07/14/2021
						8,033	$898,089	5,153	$576,105

Stefan			N/A
Larsson
						39,635	$4,431,193	58,285	$6,516,263

2018 PROXY STATEMENT | 70

EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

1.	This column represents the number of shares of Class A Common Stock underlying exercisable options that have not been exercised at March 31, 2018.

2.	This column represents the number of shares of Class A Common Stock underlying unexercisable options at March 31, 2018. These options vest and become exercisable ratably in three equal annual installments beginning one year after the grant date.

3.	This column includes Fiscal 2016 PSUs and Fiscal 2016 PRSUs, Fiscal 2017 PRSUs, and Fiscal 2018 PRSUs. The applicable performance goals for Fiscal 2016 PSUs and Fiscal 2018 PRSUs were achieved as of March 31, 2018. Fiscal 2016 PSUs are included at 83% of target reflecting actual performance achieved. The applicable performance goals for Fiscal 2016 and Fiscal 2017 PRSUs were achieved in previous years. Where applicable, shares have been rounded to whole numbers. This column also includes the number of shares of Class A Common Stock represented by unvested RSUs subject to time-based vesting. RSUs vest ratably in three equal annual installments beginning one year after grant date except for the RSUs granted to Mr. Louvet, Ms. Nielsen, Ms. Hermann, and Mr. Larsson. Mr. Louvet’s RSUs granted on July 3, 2017 vest 100% on July 3, 2022. Ms. Nielsen’s RSUs granted on September 25, 2016 vest ratably in two equal annual installments beginning one year after grant date. Ms. Herman’s RSUs granted on November 8, 2016 vest 100% on May 8, 2019. Per Mr. Larsson’s separation agreement, all unvested RSUs and Fiscal 2016 PRSUs vested and were paid out on May 1, 2017.

The final tranche of RSUs granted on May 15, 2015 vested and were paid out on May 15, 2018. The following shares vested and were paid out on May 29, 2018: Fiscal 2016 PSUs, the final tranche of Fiscal 2016 PRSUs, the second tranche of Fiscal 2017 PRSUs, and the first tranche of the Fiscal 2018 PRSUs. The final tranche of Fiscal 2017 PRSUs and the second tranche of Fiscal 2018 PRSUs will vest after the end of Fiscal 2019, subject to continued service at that time with regard to each eligible recipient thereof. The final tranche of Fiscal 2018 PRSUs will vest after the end of Fiscal 2020, subject to continued service at that time with regard to each eligible recipient thereof.

4.	Calculated using the NYSE closing price of $111.80 per share of Class A Common Stock on March 29, 2018, the last business day of Fiscal 2018 on which there were sales of shares. Where applicable, shares have been rounded to whole numbers.

5.	This column represents the number of shares of Class A Common Stock represented by unearned PSUs and Performance Shares. See “Executive Employment Agreements and Other Compensatory Arrangements” and “Compensation Discussion and Analysis—Overview of Long-Term Equity-Based Incentives - Fiscal 2018” for a description of the material terms of these PSUs and Performance Shares. This column includes unearned Fiscal 2017 PSUs and Fiscal 2018 PSUs which in accordance with SEC rules are included at threshold performance. This column includes unearned Performance Shares granted to Mr. Larsson which in accordance with SEC rules are included at target performance. Where applicable, shares have been rounded to whole numbers.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning the exercises of stock options and vesting of stock awards during Fiscal 2018 on an aggregated basis for each of our NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Ralph Lauren[1]	0	$0	55,809	$3,892,164
Patrice Louvet	0	$0	0	$0
Jane Nielsen[2]	0	$0	15,065	$1,342,517
Valérie Hermann[3]	0	$0	13,604	$960,208
David Lauren[4]	0	$0	3,193	$218,687
Stefan Larsson[5]	0	$0	43,308	$3,276,622

1.	In connection with the vesting of his performance-based stock awards, Mr. R. Lauren acquired 45,251 shares on May 26, 2017 with a market price of $66.425 and the table includes a cash payment of $102.23 in lieu of fractional shares representing 1.539 shares of Class A Common Stock. Market price is based upon the average of the high and the low stock prices on that day.

Mr. R. Lauren has outstanding vested RSUs whose underlying shares of Class A Common Stock will not be delivered until Mr. R. Lauren’s separation from the Company, or if earlier, upon a change of control. These RSUs are eligible to receive dividend equivalents in the form of additional fully vested RSUs each time we pay an actual cash dividend on our outstanding shares. Additional RSUs of 2,752.21, 3,100.18, 2,599.79 and 2,105.93 were acquired respectively on April 13, 2017, July 14, 2017, October 13, 2017 and January 12, 2018. Market price (based on the average of the high and low sale price on each day) was $79.73, $71.225, $85.53 and $106.205, respectively.

2.	Ms. Nielsen acquired 15,065 shares upon vesting of her RSUs, with a market price of $89.115 on September 25, 2017.

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EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

3.	Ms. Hermann acquired 4,216 shares upon the vesting of her RSUs, with a market price of $79.815 on April 7, 2017. In connection with the vesting of her performance-based stock awards, Ms. Hermann acquired 9,388 shares on May 26, 2017 with a market price of $66.425 and the table includes a cash payment of $109.60 in lieu of fractional shares representing 1.65 shares of Class A Common Stock.
4.	Mr. D. Lauren acquired 628 shares upon the vesting of his RSUs, with a market price of $76.805 on May 15, 2017. In connection with the vesting of his performance-based stock awards, Mr. D. Lauren acquired 2,565 shares on May 26, 2017 with a market price of $66.425 and the table includes a cash payment of $73.07 in lieu of fractional shares representing 1.1 shares of Class A Common Stock. Market price is based upon the average of the high and low sale price on that day.
5.	Per the terms of his separation agreement, Mr. Larsson acquired 19,995 shares upon the vesting of his RSUs with a market price of $80.095 on May 1, 2017, 9,258 shares upon the vesting of his PRSUs for which the performance goal had been achieved with a market price of $80.095 on May 1, 2017, and 14,055 shares upon the vesting of his PRSUs granted on June 30, 2016 for which the performance goal had been achieved with a market price of $66.425 on May 26, 2017.

NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information with respect to our defined contribution and non-tax-qualified compensation deferral plans for each of our NEOs.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Ralph Lauren	-	886,264[1]	13,372,269[2]	-	50,146,963[3]
Patrice Louvet	-	-	-	-	-
Jane Nielsen	-	-	-	-	-
Valérie Hermann	-	-	-	-	-
David Lauren	-	-	-	-	-
Stefan Larsson	-	-	-	-	-

1.	Represents the value of Mr. R. Lauren’s additional RSUs that are granted each time we pay an actual cash dividend on our outstanding shares. Additional RSUs of 2,752.21, 3,100.18, 2,599.79 and 2,105.93 were acquired respectively on April 13, 2017, July 14, 2017, October 13, 2017 and January 12, 2018. In each case, market price was based on the average of the high and low stock prices on each day.
2.	The amount reflected for Mr. R. Lauren represents appreciation/depreciation accumulated on vested but not delivered RSUs.
3.	Mr. R. Lauren’s RSUs are valued at $111.58, the average of the high and the low stock prices as of March 29, 2018, the last business day of Fiscal 2018 on which there were sales of shares. Mr. R. Lauren’s RSUs have vested by may not be distributed to him until his employment is terminated.

2018 PROXY STATEMENT | 72

EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Ralph Lauren. Under the R. Lauren Employment Agreement, in the event of termination without cause or resignation for good reason, Mr. R. Lauren would be entitled to receive, within 30 days following the date of termination, a lump sum cash payment equal to the sum of: (i) two years’ base salary; (ii) any accrued but unpaid compensation as of the date of termination; and (iii) two times the average annual bonus paid to him for the two fiscal years immediately preceding the year of his termination of employment (however, if he elects to transition to Executive Chairman, the amount described in this clause (iii) would no longer be payable in connection with a subsequent termination of employment). In addition, Mr. R. Lauren would be entitled to receive a pro-rated portion of the bonus he would otherwise have received for the fiscal year in which his termination of employment occurred, payment of which would be made when bonuses are paid to our other executives. Any unvested stock options would continue to vest on their scheduled vesting dates, and any vested stock options shall be exercisable until the later of one year from the date of termination or 30 days from the date the options become vested and exercisable, but in any event not later than the expiration date of the option. Any unvested RPSUs and PSUs will vest based on actual performance over the applicable performance period as if Mr. R. Lauren had remained employed to the applicable vesting certification date. Also, we will be obligated to continue to provide him with office facilities and secretarial assistance, welfare and medical plan coverage and use of a car and driver during the two-year severance period (however, any medical plan coverage would be limited to the first 18 months of the severance period unless he elects to continue participation in such plan for the remainder of the severance period, provided that there are no adverse tax consequences to the Company).

In the event that his employment terminates due to his death or disability, Mr. R. Lauren or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability, including a pro-rated bonus for the fiscal year of termination paid at the same time as bonuses are paid to our other executives. With respect to his unvested stock options, RSUs, RPSUs and PSUs, such awards shall vest immediately (at target, in the case of RPSUs and PSUs) and, in the case of his stock options, shall be exercisable until the earlier of three years from the date of termination or the expiration date of the option, and in the case of his RSUs, RPSUs and PSUs, shall be payable in shares of Class A Common Stock no later than 30 days after the vesting date; provided that if termination is based on death and occurs in the last year of the performance period, the unvested RPSUs and PSUs will vest and be paid out based on actual performance during the performance period as if Mr. R. Lauren had remained employed to the applicable vesting certification date.

If he terminates his employment for any reason, other than for good reason, death or disability, or if we terminate his employment for cause (but not including a termination by reason of the Company’s non-renewal of the R. Lauren Employment Agreement, as described below), then Mr. R. Lauren will only receive any accrued but unpaid compensation as of the date of termination (including for any prior fiscal year, and including base salary through the date of termination). In addition, any unvested RPSUs and PSUs held by him pursuant to his employment agreement shall be forfeited. Further, any vested but unexercised stock options shall be forfeited only if termination of employment is for cause, and otherwise they shall remain exercisable for one year from the date of termination of employment if such termination is by Mr. R. Lauren for other than good reason.

If his employment terminates at the end of the term by reason of our failure to offer to extend the term or offer to enter into a new employment agreement on substantially the same terms as in the R. Lauren Employment Agreement, then he will be entitled to receive: (i) any accrued and unpaid compensation as of the date of termination; and (ii) his bonus for the fiscal year ending on the last day of the term. In addition, Mr. R. Lauren’s unvested and unexercised stock options and unvested RPSUs and PSUs shall vest and/or become exercisable in the same manner as if he resigned for good reason or if we terminated his employment without cause.

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EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

In addition, following any termination of employment, to the extent not previously paid or provided, the Company will timely pay or provide Mr. R. Lauren any other amounts or benefits required to be paid or provided to him (or that he is eligible to receive) under any plan, program, policy, practice or contract of the Company and its affiliates through the date of his termination.

In the event that a change in control precedes the termination of Mr. R. Lauren’s employment, he will continue to receive, upon termination of employment, the same amounts in the same manner as described in the paragraph above. In addition, any unvested stock options granted under the 1997 Stock Incentive Plan and any unvested RSUs and RPSUs granted prior to the R. Lauren Employment Agreement would immediately vest upon a change in control. Under the R. Lauren Employment Agreement, Mr. R. Lauren’s RPSUs and PSUs granted during the term of the R. Lauren Employment Agreement would not immediately vest upon a change in control.

The above described amounts payable to him are subject to his compliance with the following restrictive covenants: (i) not to compete with us for two years following the termination of his employment; (ii) not to solicit any of our employees for three years following the termination of his employment; (iii) not to disparage us for three years following the termination of his employment; and (iv) not to disclose any of our confidential information. The R. Lauren Employment Agreement also provides that for the duration of Mr. R. Lauren’s employment and for three years following the termination of his employment, we will not (and will use reasonable best efforts to cause our senior executives and Board members to not) disparage Mr. R. Lauren.

Under the R. Lauren Employment Agreement, cause is defined as: (A) the willful and continued failure by him to substantially perform his duties after demand for substantial performance is delivered by us that specifically identifies the manner in which we believe he has not substantially performed his duties; or (B) his conviction of, or plea of nolo contendere to, a crime (whether or not involving us) constituting a felony; or (C) willful engaging by him in gross misconduct relating to his employment that is materially injurious to us or subjects us, monetarily or otherwise or which subjects, or if generally known, would subject us to public ridicule or embarrassment. Further, no act, or failure to act, shall be considered “willful” unless done, or omitted to be done, by Mr. R. Lauren not in good faith and without reasonable belief that his action or omission was in our best interest. Notwithstanding the forgoing, Mr. R. Lauren shall not be deemed to have been terminated for cause without: (x) reasonable written notice to him setting forth the reasons for our intention to terminate him for cause, (y) an opportunity for him, together with his counsel, to be heard before the Board and (z) delivery to him of a specific termination notice from the Board that states that in the good faith opinion of the Board, he was guilty of the conduct set forth in clauses (A), (B) or (C) above, and specifying the particulars thereof in detail. In addition, in the event that the Board has so determined, in good faith, that cause exists, the Board shall have no obligation to terminate Mr. R. Lauren’s employment if the Board determines in its sole discretion that such a decision not to terminate his employment is in our best interest.

Under the R. Lauren Employment Agreement, good reason is defined to mean: (A) a material diminution in Mr. R. Lauren’s duties, assignment to him of a title or duties inconsistent with his position as our Executive Chairman of the Board and Chief Creative Officer, or a material diminution of his authority; (B) a material reduction in his salary; or (C) our failure to comply with any material provision of his employment agreement; provided that the events described in clauses (A), (B) and (C) above will not constitute good reason unless such diminution, reduction or failure (as applicable) has not been cured within 30 days after notice of such noncompliance has been given by Mr. R. Lauren to us.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment. The R. Lauren Employment Agreement clarifies that settlement of any RPSUs or PSUs in the case of a termination due to disability may also be delayed to the extent required to comply with Section 409A of the Code.

2018 PROXY STATEMENT | 74

EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

Patrice Louvet. Under the Louvet Employment Agreement, if we terminate Mr. Louvet’s employment for any reason other than death, disability or cause (as defined in the Louvet Employment Agreement and as described below), or Mr. Louvet voluntarily terminates his employment for good reason (as defined in the Louvet Employment Agreement and as described below), he would be entitled to receive 400% of his base salary per year for a severance period equal to two years. In addition, he will vest in any unvested portion of the Louvet-One-Time-Stock-Award with only service-based vesting conditions as of the date of termination of his employment, and any unvested portion of the Louvet-One-Time-Stock Award with performance-based vesting conditions held by him will vest at the end of the applicable performance period, subject to the Company meeting the applicable performance goals. Mr. Louvet will also be entitled to continue his participation during the severance period in any group medical or dental insurance plans in which he participated prior to termination. In addition, he will be entitled to receive any unpaid annual bonus for the fiscal year ended prior to the date of termination.

If Mr. Louvet voluntarily terminates his employment without good reason, or if we terminate his employment for cause, he will be entitled to receive only his base salary through the date of termination and any unpaid annual bonus for the fiscal year ended prior to the date of termination. In the event of his termination due to his death or disability, he or his estate will be entitled to receive all payments due to him through the date of her death or termination due to disability, any unpaid annual bonus for the fiscal year ended prior to the date of termination and he shall also be entitled to have the Louvet-One-Time-Stock-Award be treated in the same manner as termination without cause, and he shall also receive a pro-rata EOAIP bonus for the year of termination based on actual performance.

If the Company terminates Mr. Louvet’s employment without cause or he terminates his employment for good reason, in either case within 12 months following a Change in Control (as defined in the Louvet Employment Agreement), then he will be entitled to receive a lump sum amount equal to the total amount of cash severance he would receive if his employment was terminated without cause. In addition, any outstanding equity awards held by him will immediately vest (such immediate vesting shall also occur should Mr. Louvet’s employment be terminated in contemplation of a Change in Control, and the Change in Control actually occurs). For purposes of such vesting, any performance-based equity awards would be treated as if the target performance level was achieved. Pursuant to the Louvet Employment Agreement, to the extent that the aggregate present value of any payments or benefits payable to him that constitute “parachute payments” under Section 280G of the Code (the “parachute amount”) would exceed 2.99 times his “base amount” (as defined for purposes of Section 280G of the Code), then such payments and benefits shall be reduced to the extent necessary so that the parachute amount is equal to 2.99 times his base amount (provided, that no reduction shall apply if he would retain, on a net aftertax basis, a greater amount than he would have retained, on a net after-tax basis, after applying such reduction).

Under the Louvet Employment Agreement, the above-described amounts and stock awards to be provided to him are subject to his compliance with the following restrictive covenants: (i) not to compete with us for one year following the termination of his employment; (ii) not to solicit any of our employees for two years following the termination of his employment; (iii) not to disparage us for seven years following the end of the employment term (and indefinitely with respect to Mr. R. Lauren and members of his family); and (iv) not to disclose any of our confidential information.

Under the Louvet Employment Agreement, cause is defined to mean: (1) the willful and continued failure by Mr. Louvet to substantially perform his duties hereunder after demand for substantial performance is delivered to him by us that specifically identifies the manner in which we believe he has not substantially performed his duties hereunder, (2) Mr. Louvet’s conviction of, or plea of nolo contendere to, a crime (whether or not involving the Company) constituting any felony, (3) the willful engaging by Mr. Louvet in gross misconduct relating to his employment that is materially injurious to the Company, monetarily or otherwise, or which subjects or if generally known would subject the Company to

75 | 2018 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

public ridicule. Notwithstanding the foregoing, his employment may be terminated for cause only by act of the Board and, in any event, his employment shall not be deemed to have been terminated for cause without (x) reasonable written notice to Mr. Louvet setting forth the reasons for the Company’s intention to terminate for cause, (y) the opportunity to cure (if curable) within 30 days of such written notice and (z) an opportunity for him, together with his counsel, to be heard by the Board.

Under the Louvet Employment Agreement, good reason is defined to mean a termination of employment by Mr. Louvet within one (1) year following the occurrence of (A) a material diminution in or adverse alteration to his title as CEO, base salary, benefits, position, or duties (provided that the exercise of Mr. R. Lauren of any authority permitted under the Louvet Employment Agreement shall not constitute a material diminution in, or material adverse alteration to, the Executive’s “position” or “duties” for this purpose), (B) the relocation of his principal office outside the area which comprises a 50 mile radius from New York City, (C) a failure of the Company to comply with any material provision of the Louvet Employment Agreement, or (D) the Company requires the Executive to report to any person other than the current Executive Chairman or to the Board; provided, that the events described in clauses (A), (B), (C) and (D) above shall not constitute good reason (1) until Mr. Louvet provides written notice to the Company of the existence of such diminution, change, reduction, relocation or failure within 90 days of its occurrence and (2) unless such diminution, change, reduction or failure (as applicable) has not been cured within 30 days after written notice of such noncompliance has been given by Mr. Louvet to the Company.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Jane Nielsen. Under the Nielsen Employment Agreement, if we terminate Ms. Nielsen’s employment for any reason other than death, disability or cause (as defined in the Nielsen Employment Agreement and as described below), or she voluntarily terminates her employment for good reason (as defined in the Nielsen Employment Agreement and as described below), she will be entitled to continue to receive, in accordance with our normal payroll practices, an amount equal to her base salary for a severance period equal to the longer of the balance of the term (up to a maximum of two years) and the one-year period commencing on the date of such termination, plus an amount, payable at the end of the severance period, equal to 150% of her base salary, plus a pro-rata EOAIP bonus for the year of termination based on actual performance. In addition, she will vest in any unvested stock options, RSUs and other equity awards with only service-based vesting conditions as of the date of termination of her employment, and any unvested equity awards with performance-based vesting conditions held by her will vest at the end of the applicable performance period, subject to the Company meeting the applicable performance goals. Ms. Nielsen will also be entitled to continue her participation during the severance period in any group medical or dental insurance plans in which she participated prior to termination. In addition, Ms. Nielsen will be entitled to receive any unpaid annual bonus for the fiscal year ended prior to the date of termination.

If she voluntarily terminates her employment without good reason, or if we terminate her employment for cause, she will be entitled to receive only her base salary through the date of termination. In the event of her termination due to her death or disability, Ms. Nielsen or her estate will be entitled to receive all payments due to her through the date of her death or termination due to disability, and she shall also be entitled to have her equity awards be treated in the same manner as termination without cause, and she shall also receive a pro-rata EOAIP bonus for the year of termination based on actual performance.

Under the Nielsen Employment Agreement, if the Company terminates her employment without cause, or Ms. Nielsen voluntarily terminates her employment for good reason, in each case within 12 months following

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EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

a change in control of the Company (as defined in the Nielsen Employment Agreement), then, in lieu of the foregoing amounts, she will be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment, equal to two times the sum of her then current annual base salary and the bonus she was paid for the most recently completed fiscal year immediately prior to her termination. In addition, in such event, any unvested stock options, RSUs and other equity awards held by Ms. Nielsen will immediately vest. In the case of any performance-based equity awards, the accelerated vesting would be calculated as if the target performance level was achieved.

Under the Nielsen Employment Agreement, the above-described amounts and stock awards to be provided to her are subject to her compliance with the following restrictive covenants: (i) not to compete with us for one year following the termination of her employment; (ii) not to solicit any of our employees for one year following the termination of her employment; (iii) not to disparage us following the termination of her employment; and (iv) not to disclose any of our confidential information.

Under the Nielsen Employment Agreement, cause is defined as: (A) the willful and continued failure by Ms. Nielsen to substantially perform her duties hereunder after demand for substantial performance is delivered to her that specifically identifies the manner in which we believe she has not substantially performed her duties; (B) her conviction of, or plea of nolo contendere to, a crime (whether or not involving the Company) constituting any felony; (C) her willful engagement in gross misconduct relating to her employment that is materially injurious to the Company, monetarily or otherwise, or which subjects, or if generally known, would subject, the Company to public ridicule. Under this definition, no act, or failure to act, on Ms. Nielsen’s part shall be considered “willful” unless done, or omitted to be done, by her not in good faith and without reasonable belief that her action or omission was in the best interest of the Company. Notwithstanding the foregoing, Ms. Nielsen’s employment may be terminated for cause only upon (x) reasonable written notice to her setting forth the reasons for the Company’s intention to terminate her for cause; (y) the opportunity to cure (if curable) within

30 days of such written notice; and (z) an opportunity for Ms. Nielsen, together with her counsel, to be heard by the Company.

Under the Nielsen Employment Agreement, good reason is defined as a termination of employment by her within 60 days following the occurrence of: (A) a material diminution in or material adverse alteration to her title, base salary, or position, provided that a removal of particular business units or functions from her purview, responsibility or management that does not alter her role as the Company’s Chief Financial Officer shall not constitute a material diminution in or material adverse alteration to her position for this purpose; (B) the relocation of her principal office outside the area which comprises a 50 mile radius from New York City; (C) a failure of the Company to comply with any material provision of the Nielsen Employment Agreement; or (D) Ms. Nielsen being required to report to anyone other than the Chief Executive Officer or the Chairman, provided that the events described in clauses (A), (B), (C) and (D) above shall not constitute good reason (i) until Ms. Nielsen provides written notice to the Company of the existence of such diminution, alteration, relocation, failure or requirement within 90 days of the date she learned of its occurrence (or, if sooner, the date she would have learned of the occurrence had she exercised reasonable diligence); and (ii) unless such diminution, alteration, relocation, failure or requirement (as applicable) has not been cured within 30 days after written notice of such noncompliance has been given by Ms. Nielsen to the Company.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

77 | 2018 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

Valérie Hermann. Under the Hermann Employment Agreement, if we terminate Ms. Hermann’s employment for any reason other than death, disability or cause (as defined in the Hermann Employment Agreement and as described below), or Ms. Hermann voluntarily terminates her employment for good reason (as defined in the Hermann Employment Agreement and as described below), she will be entitled to continue to receive, in accordance with our normal payroll practices, an amount equal to her base salary for a severance period equal to the longer of the balance of the term (up to a maximum of two years) and the one-year period commencing on the date of such termination, plus an amount, payable at the end of the severance period, equal to 175% of her base salary, plus a pro-rata EOAIP bonus for the year of termination based on actual performance. In addition, she will vest in any unvested stock options, RSUs and other equity awards with only service-based vesting conditions as of the date of termination of her employment, and any unvested equity awards with performance-based vesting conditions held by her will vest at the end of the applicable performance period, subject to the Company meeting the applicable performance goals. Ms. Hermann will also be entitled to continue her participation during the severance period in any group medical or dental insurance plans in which she participated prior to termination. In addition, she will be entitled to receive any unpaid annual bonus for the fiscal year ended prior to the date of termination.

If Ms. Hermann voluntarily terminates her employment without good reason, or if we terminate her employment for cause, she will be entitled to receive only her base salary through the date of termination. In the event of her termination due to her death or disability, Ms. Hermann or her estate will be entitled to receive all payments due to her through the date of her death or termination due to disability, and she shall also be entitled to have her equity awards be treated in the same manner as described above as if her employment was terminated by the Company without cause.

Under the Hermann Employment Agreement, if the Company terminates her employment without cause, or Ms. Hermann voluntarily terminates her employment for good reason, in each case within 12 months following a change in control of the Company (as defined in the Hermann Employment Agreement), then, in lieu of the foregoing amounts, Ms. Hermann will be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment, equal to two times the sum of her then current annual base salary and the bonus she was paid for the most recently completed fiscal year immediately prior to her termination. In addition, in such event, any unvested stock options, RSUs and other equity awards held by her will immediately vest. In the case of any performance-based equity awards, the accelerated vesting would be calculated as if the target performance level was achieved, and such immediate vesting shall also occur should her employment be terminated in contemplation of a change in control, and the change in control actually occurs.

Under the Hermann Employment Agreement, the above-described amounts and stock awards to be provided to her are subject to her compliance with the following restrictive covenants: (i) not to compete with us for one year following the termination of her employment; (ii) not to solicit any of our employees for one year following the termination of her employment; (iii) not to disparage us following the termination of her employment; and (iv) not to disclose any of our confidential information.

Under the Hermann Employment Agreement, cause is defined as: (A) intentional failure by Ms. Hermann to perform the duties of her employment agreement (other than due to disability), provided that the conduct shall not constitute cause unless such failure by her to perform her duties has not been cured to our satisfaction, in our sole discretion, within 15 days after we have given notice of such failure to Ms. Hermann; or (B) an act of fraud, embezzlement, theft, breach of fiduciary duty, or any other material misconduct or any violation of law (other than a traffic violation) committed by Ms. Hermann; or (C) any intentional action by her causing material damage to or misappropriation of our assets; or (D) her wrongful disclosure of our material confidential information; or (E) her engagement in any competitive activity which would constitute a breach of the Hermann Employment Agreement and/or of her duty of loyalty;

2018 PROXY STATEMENT | 78

EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

or (F) her breach of any of our material employment policies, provided that the breach shall not constitute cause unless such failure by her to perform her duties has not been cured to our satisfaction, in our sole discretion, within 15 days after we have given notice of such breach to Ms. Hermann; or (G) performance by her of her employment duties in a manner deemed by us, in our sole discretion, to be grossly negligent; or (H) the commission of any act by her, whether or not performed in the workplace, which subjects us to public ridicule or embarrassment, or is materially detrimental or damaging to our reputation, goodwill, or relationships with our customers, suppliers, vendors, licensees or employees.

Under the Hermann Employment Agreement, good reason is defined as a termination of employment by Ms. Hermann within 150 days following the occurrence of: (A) a material diminution in or adverse alteration to her title, base salary, position, or duties, it being acknowledged and understood that if the Company discontinues any brand, label, product category, or line of business, any changes to Ms. Hermann’s duties and responsibilities solely as a result of such discontinuation shall not be deemed a material diminution or adverse alteration, and it being further acknowledged and understood that the removal from Ms. Hermann’s purview of responsibility of any other brand, label, product category, or line of business to which she consents in writing shall not be deemed a material diminution or adverse alteration, provided in each case that her title or role as President, Global Brands is not otherwise changed; (B) the relocation of her principal office outside the area which comprises a 50 mile radius from New York City or to a city in which the principal executive offices of the Company are not then located; (C) our failure to comply with any material provision of the Hermann Employment Agreement; or (D) we require her to report to anyone other than our Chief Executive Officer or the Board; provided that the events described in clauses (A), (B), (C) and (D) above shall not constitute good reason (i) until Ms. Hermann provides written notice to us of the existence of such diminution, alteration, relocation, failure, or reporting change within 60 days of its occurrence and (ii) unless such diminution, alteration, relocation, failure, or reporting change (as applicable) has not been cured within 30 days after written notice of such noncompliance has been given to us by Ms. Hermann.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

David Lauren. If we terminate Mr. D. Lauren without just cause, he would be entitled to continue to receive, in accordance with our normal payroll practices, an amount equal to his base salary for a severance period of one year. Under the Company’s severance pay plan for employees in the United States, just cause is defined to mean: (i) any act or omission by an employee resulting or intended to result in personal gain at the expense of the Company; (ii) the performance by the employee of his or her employment duties in a manner deemed by the Company to be grossly negligent; provided that the employee had previously received a written warning identifying the problem and outlining a course of corrective action, has been given a reasonable opportunity to correct his or her performance, and has failed or refused to do so; or (iii) the improper disclosure by the employee of proprietary or confidential information or trade secrets of the Company, or intellectual property which the Company is under a duty to protect, including software licensed to the Company under agreements prohibiting disclosure; or (iv) misconduct by the employee, including, but not limited to, fraud, falsification of Company records, failure to comply with Company policies, rules or guidelines (including a violation of the Company’s business code of conduct), harassment, excessive absenteeism, dishonesty, insubordination, theft, violent acts or threats of violence, or possession of alcohol or narcotics on the property of the Company, or the use of the Company’s property, facilities or services for illegal purposes; or (v) the commission of a criminal act by the employee, whether or not performed in the workplace, which subjects, or if generally known, would subject, the Company to public ridicule or embarrassment; or (vi) documented poor job performance.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

79 | 2018 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

Stefan Larsson. In connection with Mr. Larsson’s separation of employment with the Company, the Company and Mr. Larsson entered into an employment separation agreement and release (the “Larsson Separation Agreement”) on January 27, 2017. Pursuant to the Larsson Separation Agreement, Mr. Larsson will receive $10 million, paid in the form of salary continuation over two years. The Larsson Separation Agreement further provides for Mr. Larsson to receive his bonus under the EOAIP for Fiscal 2017 on the date that bonuses under the EOAIP are paid to the Company’s eligible executives, and for him to receive a pro-rated EOAIP bonus based on performance for a portion of Fiscal 2018 through May 1, 2017, also on the date that bonuses under the EOAIP are paid to the Company’s eligible executives. The Larsson Separation Agreement provides that Mr. Larsson will also vest in all time-based equity awards as of the date of termination and will vest in all performance-based equity awards based on the Company’s actual performance on the dates those awards were scheduled to vest without regard to his continued employment. The Larsson Separation Agreement required that Mr. Larsson provide the Company with certain transition services, and that he comply with certain confidentiality, non-competition, non-disparagement and non-solicitation restrictive covenants. Mr. Larsson has also agreed to a general release of claims against the Company.

2018 PROXY STATEMENT | 80

EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLES

The following tables reflect incremental payments and benefits that would be owed by the Company to each of our NEOs beyond what they had earned as of March 31, 2018 upon termination of their employment under certain circumstances or in the event of a change in control, assuming that:

•	the NEO’s employment terminated or, in the event of a change in control, such change in control occurred on March 31, 2018;

•	the NEO’s salary continues as it existed on March 31, 2018;

•	the NEO’s employment agreement, as applicable, and term as of March 31, 2018, applies;

•	PSUs that are accelerated upon a change in control are deemed to do so at target;

•	awards granted under the 2010 Stock Incentive Plan held by participants which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vest immediately upon a change in control in accordance with the terms of the 2010 Stock Incentive Plan;

•	the stock price for the Class A Common Stock is $111.80 per share (the NYSE closing price of Class A Common Stock on March 29, 2018, the last business day of Fiscal 2018 on which there were sales of shares); and

•	the bonus for the period April 2, 2017 through March 31, 2018 (as determined by the Compensation Committee) has been earned by our NEOs as set forth in the “Summary Compensation Table.”

The tables do not include non-qualified deferred compensation, if any, that would be paid to the NEOs, which is set forth in the “Non-Qualified Deferred Compensation” table. In addition, the tables do not include the value of vested but unexercised stock options as of March 31, 2018.

Executive Chairman and Chief Creative Officer - Ralph Lauren
	Cash Severance - Base Salary[1]	Cash Severance - Bonus		Vesting of Equity Awards[2]		Continuation of Other Benefits & Perquisites[3]	Total
By the Company for Cause/by the Executive Without Good Reason	$0	$0		$0		$0	$0
By the Company Without Cause/by the Executive for Good Reason	$3,500,000	$4,101,695	[4]	$41,393,435	[5]	$956,465	$49,951,595
Death or Disability	$0	$0		$41,393,435		$0	$41,393,435
Change in Control with Termination[6]	$3,500,000	$4,101,695		$41,393,435		$956,465	$49,951,595

1.	In the event of a termination by the Company without cause or by Mr. R. Lauren for good reason and pursuant to his employment agreement, we would provide a lump sum cash payment equal to two times his base salary, payable within 30 days following the date of termination.
2.	Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RSUs and PSUs (including associated dividend equivalent units on such award), the value was based on the NYSE closing price of Class A Common Stock on March 29, 2018, which was $111.80 and, in the case of options, was based on the difference between such closing price and the exercise price of the option.
3.	Represents the cost of providing health and welfare benefits, office facilities and support, and the use of a car and driver through the applicable severance period.
4.	Represents two times the average annual bonus paid to Mr. R. Lauren for the two fiscal years immediately preceding the year of termination.
5.	If Maximum Performance for PSUs is reached, the value would increase by $20,696,717.
6.	In the event of a Change in Control with termination, no special change in control severance payment is payable to Mr. R. Lauren. If Mr. R. Lauren’s employment were to be terminated by us without cause or if he terminates his employment for good reason following a change in control, Mr. R. Lauren would be entitled to the same amounts reflected above for “By the Company without Cause/By the Executive for Good Reason.”

81 | 2018 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

President and Chief Executive Officer - Patrice Louvet
	Cash Severance - Base Salary[1]	Cash Severance - Bonus	Vesting of Equity Awards[2]		Continuation of Other Benefits & Perquisites[3]	Total
By the Company for Cause/by the Executive Without Good Reason	$0	$0	$0		$0	$0
By the Company Without Cause/by the Executive for Good Reason	$10,000,000	$0	$17,554,240	[4]	$45,721	$27,599,961
Death or Disability	$0	$0	$17,554,240		$0	$17,554,240
Change in Control with Termination	$10,000,000	$0	$25,060,641		$45,721	$35,106,362

1.	In the event of a termination by the Company without cause or by Mr. Louvet for good reason and pursuant to his employment agreement, we would provide a monthly cash payment equal to four times his monthly base salary for two years. In the event of a Change in Control with termination, we would provide a lump sum cash payment equal to four times his base salary for two years.
2.	Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RSUs, PSUs and APRSUs, the value was based on the NYSE closing price of Class A Common Stock on March 29, 2018, which was $111.80.
3.	Represents the cost of providing health and welfare benefits during applicable severance period.
4.	If Maximum Performance for PSUs is reached, the value would increase by $4,298,915.

Chief Financial Officer - Jane Nielsen
	Cash Severance - Base Salary[1]	Cash Severance - Bonus		Vesting of Equity Awards[2]		Continuation of Other Benefits & Perquisites[3]	Total
By the Company for Cause/by the Executive Without Good Reason	$0	$0		$0		$0	$0
By the Company Without Cause/by the Executive for Good Reason	$1,980,000	$1,485,000	[4]	$7,208,864	[5]	$18,851	$10,692,715
Death or Disability	$0	$0		$7,208,864	[5]	$0	$7,208,864
Change in Control with Termination	$1,980,000	$979,665	[6]	$7,208,864		$18,851	$10,187,380

1.	In the event of a termination by the Company without cause or by Ms. Nielsen for good reason and pursuant to her employment agreement, we would continue to pay Ms. Nielsen her base salary for two years. In the event of a Change in Control with termination, we would provide for a lump sum payment equal to two times her base salary.
2.	Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RSUs, PSUs and PRSUs, the value was based on the NYSE closing price of Class A Common Stock on March 29, 2018, which was $111.80.
3.	Represents the cost of providing health and welfare benefits during applicable severance period.
4.	Represents 150% of base salary.
5.	If Maximum Performance for applicable PSUs is reached, the value would increase by $1,802,216.
6.	Represents bonus paid in prior fiscal year.

2018 PROXY STATEMENT | 82

EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

President, Global Brands - Valérie Hermann

	Cash Severance - Base Salary[1]	Cash Severance - Bonus		Vesting of Equity Awards[2]		Continuation of Other Benefits & Perquisites[3]	Total
By the Company for Cause/by the Executive Without Good Reason	$0	$0		$0		$0	$0
By the Company Without Cause/by the Executive for Good Reason	$2,100,000	$1,837,500	[4]	$9,982,063	[5]	$35,893	$13,955,456
Death or Disability	$0	$0		$9,982,063	[5]	$0	$9,982,063
Change in Control with Termination	$2,100,000	$4,222,750	[6]	$9,982,063		$35,893	$16,340,706

1.	In the event of a termination by the Company without cause or by Ms. Hermann for good reason and pursuant to her employment agreement, we would continue to pay Ms. Hermann her base salary for two years. In the event of a Change in Control with termination, we would provide for a lump sum payment equal to two times her base salary.
2.	Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RSUs, PSUs and PRSUs, the value was based on the NYSE closing price of Class A Common Stock on March 29, 2018, which was $111.80 and, in the case of options, was based on the difference between such closing price and the exercise price of the option.
3.	Represents the cost of providing health and welfare benefits during applicable severance period.
4.	Represents 175% of base salary.
5.	If Maximum Performance for applicable PSUs is reached, the value would increase by $2,714,169.
6.	Represents two times the bonus paid for the fiscal year prior to the fiscal year of termination.

Chief Innovation Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and Head of the Polo Ralph Lauren Foundation - David Lauren

	Cash Severance - Base Salary	Cash Severance - Bonus	Vesting of Equity Awards[2]		Continuation of Other Benefits & Perquisites[3]	Total
By the Company for Just Cause/by the Executive	$0	$0	$0		$0	$0
By the Company Without Just Cause[1]	$850,000	$0	$0		$0	$850,000
Death or Disability	$0	$0	$1,138,683	[3]	$0	$1,138,683
Change in Control with Termination	$850,000	$0	$1,702,043		$0	$2,552,043

1.	In the event of a termination by the Company without just cause, we would continue to pay Mr. D. Lauren his base salary for one year.
2.	Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RSUs, PSUs, and PRSUs the value was based on the NYSE closing price of Class A Common Stock on March 29, 2018, which was $111.80 and, in the case of options, was based on the difference between such closing price and the exercise price of the option.
3.	If Maximum Performance for applicable PSUs is reached, the value would increase by $348,537.

83 | 2018 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS	RALPH LAUREN CORPORATION

PAY RATIO DISCLOSURE

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following disclosure provides the relationship of the annual total compensation of our median employee to the annual total compensation of our CEO, Mr. Louvet. The following ratio, as of our last completed fiscal year, is a reasonable estimate calculated in a manner consistent with SEC rules which permit the use of estimates, assumptions, and adjustments, and is based on the following methodology.

•	The annual total compensation of the median employee, other than Mr. Louvet, was $22,913.

•	Mr. Louvet’s annual total compensation was $25,449,216.

•	The ratio of the annual total compensation of Mr. Louvet to the median of the annual total compensation of our employees is estimated to be 1,111 to 1.

As part of his offer to join the Company, Mr. Louvet was provided with various one-time awards in Fiscal 2018 including a one-time bonus of $3,384,888 and a one-time equity award with a grant date fair value of $8,434,150, intended to compensate him for bonus and equity he forfeited when he left his previous employer. The relationship of the CEO pay without the one-time awards to that of our median employee is 595 to 1. This ratio better reflects Mr. Louvet’s regularly recurring annual compensation and is expected to be more in-line with the estimated pay ratio in future years.

Determination of the Median Employee

We selected February 28, 2018 as the date on which to determine our median employee. Including all full-time, part-time, temporary, and seasonal employees, our workforce was comprised of 23,381 employees in 27 countries globally. None of the permitted exemptions under the SEC rules were used.

Our employees work in various locations, with a large portion of employees in stores on a part-time or seasonal basis. These roles are critical to our business as they allow us the flexibility to best address our customer demands. At the Company, it is important to provide flexible work opportunities for our employees so they can balance work with other life commitments.

We utilized annualized total cash received as compiled from our payroll records to identify the median employee. Annualized total cash received includes wages, bonuses, commissions, and overtime paid. Compensation in foreign currencies was converted to USD based on exchange rates used in our financial reporting.

We determined the estimated median based upon total cash received and selected a small group of employees around this estimated median. We then chose a median employee whom we felt was reasonably representative of our median employee.

Calculation of Annual Total Compensation

In Fiscal 2018, we had two CEO’s. We elected to use the compensation of Mr. Louvet for our pay ratio calculation. Mr. Louvet was hired on July 3, 2017 and was the active CEO as of the determination date.

For purposes of the pay ratio, both the CEO and median employee’s annual total compensation were calculated consistent with the disclosure requirements under the Summary Compensation Table. However, Mr. Louvet’s annual compensation was adjusted to reflect his compensation as though he were CEO for the full calendar year. As a result, the CEO total annual compensation used in the pay ratio calculation reflects an annualized base salary of $1,250,000 and an annualized bonus of $5,321,250.

2018 PROXY STATEMENT | 84

CERTAIN RELATIONSHIPS AND TRANSACTIONS	RALPH LAUREN CORPORATION

CERTAIN RELATIONSHIPS AND TRANSACTIONS

WRITTEN RELATED PARTY TRANSACTIONS POLICY

We have adopted a written related party transactions policy detailing the policies and procedures relating to transactions which may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interests of us and our stockholders. The Nominating & Governance Committee must review and approve or ratify any deemed related party transaction proposed to be entered into by our executive officers or directors.

Under our related party transactions policy, any relationship, arrangement or transactions between us and (i) a director, (ii) an executive officer, (iii) a person known by us to be a beneficial owner of more than 5% of our Common Stock, or (iv) a person known by us to be an immediate family member of any of the foregoing (each of the foregoing clauses (i)-(iv) a “Related Party”), is deemed to be a related party transaction. Under our related party transactions policy, the following transactions are not deemed to be a related party transaction:

•	Any transaction that involves the providing of compensation to a director or executive officer for his or her services in that capacity.

•	Any transaction in which the aggregate amount involved is expected to be less than $120,000.

•	Any transaction between us and any entity in which a Related Party has a relationship solely as an employee (other than an executive officer), director or beneficial owner of less than 10% of such entity’s equity, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the other entity’s total annual revenues.

•	Any transaction where the Related Party’s interest arises solely from the ownership of our Common Stock and all holders of our Common Stock receive the same benefit on a pro-rata basis (e.g., dividends).
•	Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•	Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

REGISTRATION RIGHTS AGREEMENT

We and certain of the Lauren Family Members (as defined below) are parties to a Registration Rights Agreement entered into on June 9, 1997 pursuant to which the Lauren Family Members have certain demand registration rights in respect of shares of Class A Common Stock (including the shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by them). The Lauren Family Members may make a demand to register their shares once every nine months. The Lauren Family Members also have an unlimited number of piggyback registration rights in respect of their shares. The piggyback registration rights allow the holders to include all or a portion of the shares of Class A Common Stock issuable upon conversion of their shares of Class B Common Stock under any registration statement filed by us, subject to certain limitations.

We are required to pay all expenses (other than underwriting discounts and commissions of the Lauren Family Members and taxes payable by the Lauren Family Members) in connection with any demand registration, as well as any registration pursuant to the exercise of piggyback rights. We must also indemnify the Lauren Family Members and any underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

85 | 2018 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND TRANSACTIONS	RALPH LAUREN CORPORATION

As used in this Proxy Statement, the term “Lauren Family Members” includes only the following persons: (i) Ralph Lauren and his estate, guardian, conservator or committee; (ii) the spouse of Mr. R. Lauren and her estate, guardian, conservator or committee; (iii) each descendant of Mr. R. Lauren (a “Lauren Descendant”) and their respective estates, guardians, conservators or committees; (iv) each Family Controlled Entity (as defined below); and (v) the trustees, in their respective capacities as such, of each Lauren Family Trust (as defined below). The term “Family Controlled Entity” means (i) any not-for-profit corporation if at least a majority of its board of directors is composed of Mr. R. Lauren, Mr. R. Lauren’s spouse and/or Lauren Descendants; (ii) any other corporation if at least a majority of the value of its outstanding equity is owned by Lauren Family Members; (iii) any partnership if at least a majority of the economic interest of its partnership interests are owned by Lauren Family Members; and (iv) any limited liability or similar company if at least a majority of the economic interest in the company is owned by Lauren Family Members. The term “Lauren Family Trust” includes trusts, the primary beneficiaries of which are Mr. R. Lauren, Mr. R. Lauren’s spouse, Lauren Descendants, Mr. R. Lauren’s siblings, spouses of Lauren Descendants and their respective estates, guardians, conservator or committees and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of Mr. R. Lauren, the spouse of Mr. R. Lauren and/or Lauren Family Members.

OTHER AGREEMENTS, TRANSACTIONS AND RELATIONSHIPS

In connection with the reorganization that preceded our initial public offering in June 1997, we and our stockholders entered into a stockholders’ agreement (the “Stockholders’ Agreement”) which sets forth certain voting and other agreements for the period prior to completion of the initial public offering. All of the provisions of the Stockholders’ Agreement terminated upon completion of the initial public offering, except for certain provisions relating to certain tax matters with respect to our predecessor entities, certain restrictions on transfers of shares of Common Stock and indemnification and exculpation provisions.

We have entered into indemnification agreements with each of our directors and certain executives. The indemnification agreements require, among other things, that we indemnify our directors and some executives against certain liabilities and associated expenses arising from their service as our directors and executives and reimburse certain related legal and other expenses. In the event of our change in control (as defined therein), we will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification.

Under our Code of Business Conduct and Ethics, all of our employees and officers are required to promptly report any potential relationships, actions or transactions, including those involving immediate family members, that reasonably could be expected to give rise to a conflict of interest to their manager and our legal department. In addition, employees who intend to seek additional employment of any kind while remaining our employee are required to notify their managers of their interest and obtain approval from them before accepting such other employment. Our directors are required to disclose any actual or potential conflicts of interest to the Executive Chairman of the Board and our General Counsel. All directors are required to recuse themselves from any Board discussion or decision affecting their personal, business or professional interests.

2018 PROXY STATEMENT | 86

CERTAIN RELATIONSHIPS AND TRANSACTIONS	RALPH LAUREN CORPORATION

In connection with our adoption of the “RRL” trademarks, pursuant to an agreement with us, Mr. R. Lauren retained the royalty-free right to use as trademarks “Ralph Lauren,” “Double RL” and “RRL” in perpetuity in connection with, among other things, beef and living animals. The trademarks “Double RL” and “RRL” are currently used by the Double RL Company, an entity wholly owned by Mr. R. Lauren. In addition, Mr. R. Lauren has reserved the right to engage in personal projects involving non-Company related film or theatrical productions through RRL Productions, Inc., a company wholly-owned by Mr. R. Lauren.

For Fiscal 2018, the total aggregate amount for transactions relating to the sale of beef from Mr. R. Lauren’s Double RL Company to the Company was $128,800.

Jerome Lauren, the brother of Mr. R. Lauren, served as our Executive Vice President of Men’s Design until September 2016. Pursuant to the terms of Mr. J. Lauren’s separation agreement and release, he will receive $4,260,000 in cash severance payments through the end of his calendar two-year severance period, of which $462,500 was paid in Fiscal 2017 and $925,000 was paid in Fiscal 2018 with the remaining amount left to be paid in Fiscal 2019. Beginning in October 2016, the Company engaged Mr. J. Lauren as a consultant. In his role as a consultant to the Company, Mr. J. Lauren was compensated by the Company in the approximate amount of $3,325,000 in Fiscal 2018 in exchange for services rendered, which included two one-time bonus payments of $1,200,000 one of which was paid in advance for Fiscal 2019 for services previously rendered. Mr. D. Lauren, our Chief Innovation Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and Head of The Polo Ralph Lauren Foundation is Mr. R. Lauren’s son. Information regarding Mr. D. Lauren’s compensation and stock-based awards may be found under the “Executive Compensation Matters” section of this Proxy Statement.

87 | 2018 PROXY STATEMENT

PROPOSAL 2	RALPH LAUREN CORPORATION

(PROPOSAL 2)

RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young as our independent registered public accounting firm to audit our financial statements and our subsidiaries for Fiscal 2019. A resolution will be presented at the meeting to ratify their appointment.

All services provided by Ernst & Young, our independent registered public accounting firm for Fiscal 2018, have been reviewed with the Audit Committee to confirm that the performance of such services was consistent with the regulatory requirements for auditor independence.

Independent Auditor Fees

The Audit Committee has adopted a policy governing the pre-approval by the Audit Committee of all services, audit and non-audit, to be provided to us by our independent registered public accounting firm. Under the policy, the Audit Committee has generally pre-approved the provision by our independent registered public accounting firm of specific audit, audit-related, tax and other non-audit services, subject to the fee limits established from time to time by the Audit Committee, as being consistent with auditor independence. The provision of all other services, and all generally pre-approved services in excess of the applicable fee limits, by the independent registered public accounting firm must be specifically pre-approved by the Audit Committee on a case-by-case basis. Our Chief Financial Officer is required to determine if any request or application for services proposed to be performed by the independent registered public accounting firm has the general pre-approval of the Audit Committee, and the Audit Committee must be updated at each regularly scheduled meeting of the generally pre-approved services performed by the independent registered public accounting firm since the Audit Committee’s last regularly scheduled meeting. Requests or applications to provide services that require the specific pre-approval of the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and our Chief Financial Officer, and both must advise the Audit Committee as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members, and has currently delegated such authority to the Audit Committee’s Chair. All pre-approved decisions made by the delegated member or members must be reported to the full Audit Committee at its next scheduled meeting.

For Fiscal 2018, the Audit Committee established fee limits on generally pre-approved services outside the scope of the pre-approved annual audit engagement of $2,975,000 for tax services, $1,027,200 for accounting and auditing consultation services and $350,000 for audit-related services in connection with our financial technology platform upgrades.

The Audit Committee approves the professional services rendered for us by Ernst & Young, including associated fees and the general reimbursement by the Company for expenses incurred in connection with these services. Aggregate fees for professional services rendered for us by Ernst & Young for Fiscal 2018 and Fiscal 2017 were:

	Fiscal 2018	Fiscal 2017

Audit fees	$4,445,000	$4,319,608

Audit-related fees	1,145,200	1,581,700

Tax fees	2,722,849	2,629,000

All other fees	—	—

Total	$8,313,049	$8,530,308

2018 PROXY STATEMENT | 88

PROPOSAL 2	RALPH LAUREN CORPORATION

•	Audit Fees. Audit fees are fees billed for professional services for the audit of our annual financial statements and internal control over financial reporting. Audit fees also include fees billed for professional services for the review of financial statements included in our Quarterly Reports on Form 10-Q and for services that are normally provided in connection with statutory and regulatory filings or engagements.

•	Audit-related Fees. Audit-related fees are fees billed for assurance and related services that are related to the performance of the audit or review of our financial statements. These services include employee benefit plan audits, contractually agreed-upon audits, accounting consultations and due diligence services.

•	Tax Fees. Tax fees are fees billed for tax advice and consulting, tax compliance and tax due diligence services.

•	All Other Fees. All other fees are fees billed for any services that did not constitute audit fees, audit-related fees or tax fees. No such services were provided to us in Fiscal 2018 or Fiscal 2017.

Representatives from Ernst & Young will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

The affirmative vote of a majority of the total votes cast at the 2018 Annual Meeting and entitled to vote is needed to ratify Ernst & Young’s appointment. If the stockholders do not ratify the appointment of Ernst & Young, the selection of the independent auditor will be reconsidered by the Audit Committee of the Board.

OUR BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019.

89 | 2018 PROXY STATEMENT

PROPOSAL 3	RALPH LAUREN CORPORATION

(PROPOSAL 3)

ADVISORY VOTE ON EXECUTIVE

COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, a resolution will be presented at the 2018 Annual Meeting to enable our stockholders to approve, on a discretionary and non-binding basis, the compensation of our NEOs and our compensation philosophy, policies and practices as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

This proposal, commonly known as a Say on Pay proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you may vote on the following resolution at the 2018 Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, our NEOs’ compensation and our compensation philosophy, policies and practices as described in the “Compensation Discussion and Analysis” and the tabular disclosure regarding each NEO’s compensation (together with the accompanying narrative disclosure) in the Proxy Statement for this meeting.”

In considering their vote, stockholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure. Although this vote is advisory, and therefore nonbinding, the Board and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions, to the extent that they can determine the cause or causes of any significant negative voting results.

As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to motivate our executives to achieve excellent results for us. We believe that our compensation program, with our balance of base salary, performance-based cash bonuses and performance conditions for equity awards, encourages and rewards sustained performance that is aligned with long-term stockholder interests.

OUR BOARD RECOMMENDS A VOTE FOR THE PROPOSAL, ON AN ADVISORY BASIS, APPROVING THE COMPENSATION OF OUR NEOS AND OUR COMPENSATION PHILOSOPHY, POLICIES AND PRACTICES AS DESCRIBED HEREIN.

2018 PROXY STATEMENT | 90

QUESTIONS AND ANSWERS	RALPH LAUREN CORPORATION

QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING

AND VOTING

Why did I receive these proxy materials?

You received these proxy materials because you were a stockholder of the Company on June 4, 2018, the record date for the 2018 Annual Meeting (the “Record Date”). At the 2018 Annual Meeting, stockholders will be asked to vote on several items of business. Since it is not practical or convenient for all stockholders to attend the meeting in person, our Board is seeking your proxy to vote on these matters.

How do I attend the Company’s 2018 Annual Meeting of Stockholders?

Only stockholders, their proxy holders and our invited guests may attend the meeting. If you are a stockholder whose shares are registered in your name, please bring photo identification. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend the meeting, please bring photo identification and a letter from your bank or broker that confirms that you are the beneficial owner of those shares or a copy of your account statement reflecting your ownership as of the Record Date.

What is the “Notice and Access” model and why did the Company elect to use it?

We are making the proxy materials available to stockholders on the Internet under the Securities and Exchange Commission’s (“SEC”) Notice and Access model. On or about June 20, 2018, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) in lieu of mailing a full printed set of the proxy materials. Accordingly, our proxy materials are first being made available to our stockholders on our website, http://investor.ralphlauren.com, on or about June 20, 2018. The Notice of Internet Availability includes instructions for accessing the proxy materials and voting by telephone or on the Internet. You will also find instructions for requesting a full printed set of the proxy materials in the Notice of Internet Availability.

We believe the electronic method of delivery under the Notice of Internet Availability model will decrease postage and printing expenses, expedite delivery of proxy materials to you and reduce our environmental impact, and we encourage you to take advantage of the availability of the proxy materials on the Internet. If you received the Notice of Internet Availability but would like to receive a full printed set of the proxy materials in the mail, you may follow the instructions in the Notice of Internet Availability for requesting such materials.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability will provide you with instructions for viewing our proxy materials for the 2018 Annual Meeting on the Internet and requesting that we send proxy materials to you by email. The proxy materials are also available on our website at http://investor.ralphlauren.com.

Who is entitled to vote?

Only holders of record of shares of our Class A Common Stock and Class B Common Stock (together, the “Common Stock”) at the close of business on the Record Date are entitled to notice of, and to vote at, the 2018 Annual Meeting and adjournments or postponements thereof. The presence, in person or by proxy, of the holders of one-third of the total number of shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the 2018 Annual Meeting.

On the Record Date, there were 55,798,220 outstanding shares of Class A Common Stock and 25,881,276 outstanding shares of Class B Common Stock. Except for the election of directors, the Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented for the consideration of our stockholders, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes. The Class A Common Stock is publicly traded on the New York Stock Exchange (“NYSE”) under the symbol “RL.” The Class B Common Stock is owned by Ralph Lauren and entities owned by, or established for the benefit of, Mr. R. Lauren, or members of his family.

91 | 2018 PROXY STATEMENT

QUESTIONS AND ANSWERS	RALPH LAUREN CORPORATION

What is the difference between a “stockholder of record” and a stockholder who holds stock in “street name?”

If you hold shares of the Company directly in your name with our transfer agent, Computershare, you are a “stockholder of record” or “registered stockholder.” The Notice of Internet Availability has been sent directly to you by the Company or by our representative.

If you own your shares indirectly through a broker, bank or other financial institution, your shares are said to be held in “street name.” Technically, your bank or broker will vote those shares. In this case, the Notice of Internet Availability has been forwarded to you by your broker, bank, other financial institution, or other designated representative. Through this process, your bank or broker collects voting instructions from all of its customers who hold shares of the Company and then submits those votes to us.

What are broker discretionary voting and broker non-votes?

For shares held in “street name,” when a broker or bank does not receive voting instructions from its customers, the question arises whether the broker or bank nonetheless has the discretion to vote those shares.

For routine matters, the NYSE gives brokers and banks the discretion to vote, even if they have not received voting instructions from their customers or the “beneficial owners” of such shares. In this Proxy Statement, only the ratification of our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”) (Proposal 2), is a matter considered routine by the NYSE.

For non-routine matters, the NYSE prohibits brokers and banks from casting votes on behalf of the beneficial owners if they have not received voting instructions. When the bank or broker is unable to vote under these rules, it reports the number of unvoted shares to us as “broker non-votes.” In this Proxy Statement, the election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 3) are matters considered non-routine by the NYSE. As a result, on each of these items, if you hold your shares in street name, your shares will be voted only if you give instructions to your bank or broker.

What are my voting options and what vote is needed to pass the proposals included in this Proxy Statement?

Only votes cast “FOR” a nominee will be counted in the election of directors. Votes that are withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. You have the right to vote “FOR” or “AGAINST,” or to “ABSTAIN” from voting in connection with Proposals 2 and 3. The following table summarizes each proposal, the Board’s recommendation, the affirmative vote required for approval and whether broker discretionary voting is allowed.

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QUESTIONS AND ANSWERS	RALPH LAUREN CORPORATION

Proposal Number	Proposal	Board Recommendation	Affirmative Vote Required for Approval	Broker Discretionary Voting Allowed

1	Election of Directors:	FOR EACH NOMINEE	Plurality vote	No
• Four directors (the “Class A Directors”) will be elected by a plurality vote of the shares of Class A Common Stock present in person or by proxy at the 2018 Annual Meeting and eligible to vote.

• 10 directors (the “Class B Directors”) will be elected by a plurality vote of the shares of Class B Common Stock present in person or by proxy at the 2018 Annual Meeting and eligible to vote.

2	Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for Fiscal 2019.	FOR	Majority of votes cast	Yes

3	Approval, on an advisory basis, of the compensation of our named executive officers and our compensation philosophy, policies and practices.	FOR	Majority of votes cast	No

How will broker non-votes and abstentions be counted?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes cast in connection with each proposal. Therefore, broker non-votes and abstentions will not be counted as a vote “FOR” the election of directors in Proposal 1 and will have no effect on determining whether the affirmative vote constitutes a majority of the votes cast with respect to Proposal 3 and, in the case of abstentions, Proposal 2. Because brokers are entitled to vote on Proposal 2, we do not anticipate any broker non-votes with respect to this proposal.

93 | 2018 PROXY STATEMENT

ADDITIONAL MATTERS	RALPH LAUREN CORPORATION

ADDITIONAL MATTERS

PROXY PROCEDURE AND EXPENSES OF SOLICITATION

We will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

All expenses incurred in connection with the solicitation of proxies will be borne by us. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

Solicitation may be undertaken by mail, telephone, personal contact or other similar means by our directors, officers and employees without additional compensation. In addition, we have engaged the firm of Okapi Partners to assist in the solicitation of proxies for the meeting and will pay Okapi Partners a fee of approximately $20,000, plus reimbursement of out-of-pocket expenses. The address of Okapi Partners is 1212 Avenue of the Americas, 24th Floor, New York, New York 10036. If you need assistance in completing your proxy card or voting by telephone or on the Internet, or have questions regarding the 2018 Annual Meeting of Stockholders, please contact Okapi Partners at (212) 297-0720 or by email at info@okapipartners.com.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

Stockholders intending to present a proposal at the 2019 Annual Meeting of Stockholders and have it included in our proxy statement for that meeting must submit the proposal in writing to Ralph Lauren Corporation, Attention: Corporate Secretary/Legal Department, 625 Madison Avenue, New York 10022. We must receive such proposals no later than February 20, 2019. It is suggested that proposals be submitted by certified mail, return receipt requested.

Stockholders intending to present a proposal at the 2019 Annual Meeting of Stockholders without inclusion of the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our By-laws. The By-laws require, among other things, that a stockholder’s notice of such proposal or nomination be delivered personally or mailed to, and received at the office of the Company, addressed to the Corporate Secretary, by no earlier than 90 days and no later than 60 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, if (i) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders or (ii) no annual meeting was held during the prior year, the notice must be received (x) no earlier than 90 days before such annual meeting and (y) no later than the later of 60 days before such annual meeting and the tenth day after the notice of such annual meeting was made.

A stockholder’s notice to us must include the information required under our By-laws, including a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board named therein (if any) to serve if elected) and the name, address and number of shares of Common Stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the meeting.

Nothing in this section shall be interpreted or construed to require the inclusion of information about any stockholder proposal in our Proxy Statement.

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ADDITIONAL MATTERS	RALPH LAUREN CORPORATION

DELIVERY OF STOCKHOLDERS’ MATERIALS AND HOUSEHOLDING

You can help us to save further printing and mailing expenses by consenting to receive notices and other materials electronically. If you are a stockholder of record, you may sign up for this service by checking the appropriate box on the accompanying proxy card. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as telephone and Internet access charges, for which you will be solely responsible.

The SEC allows us to deliver a single copy of proxy materials to an address shared by two or more stockholders, unless the stockholders instruct us to the contrary. This delivery method, referred to as “householding,” can result in significant cost savings for us. We will promptly provide you another copy of these materials, without charge, upon written request to our Investor Relations Department, 625 Madison Avenue, New York, New York 10022. Our Investor Relations Department can be reached at (212) 813-7868.

Stockholders of record sharing an address who receive multiple copies of proxy materials and wish to receive a single copy of such materials in the future should submit their request to us in the same manner. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Proxy Statement related materials in the future, you need to contact your bank, brokerage firm or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the meeting. If any stockholder proposal or other matter were to properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve or voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, all proxies received will be voted in accordance with the discretion of the proxy holders, unless a stockholder specifies otherwise in his or her proxy.

The form of proxy and the Proxy Statement have been approved by the Board and are being delivered to stockholders by its authority.

Ralph Lauren

Executive Chairman and Chief Creative Officer

New York, New York

June 20, 2018

95 | 2018 PROXY STATEMENT

APPENDIX A	RALPH LAUREN CORPORATION

APPENDIX A

RALPH LAUREN CORPORATION

DEFINITION OF “INDEPENDENT” DIRECTORS

The Board has established these guidelines to assist it in determining whether or not directors have a material relationship with us for purposes of determining independence under the NYSE Corporate Governance Rules. In each case, the Board will broadly consider all relevant facts and circumstances and shall apply the following standards (in accordance with the guidance, and subject to the exceptions provided by, the NYSE in its Commentary to its Corporate Governance Rules where applicable).

1.	Employment and Commercial Relationships Affecting Independence.

A director will not be independent if: (i) the director is, or has been within the last three years, an employee of the Company or any member of the Lauren Group; (ii) an immediate family member of the director is, or has been within the last three years, an executive officer of the Company; (iii) (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed Company’s audit within that time; (iv) the director has received, or has an immediate family member who has received, during any 12 month period within the last three years, more than $120,000 in direct compensation from the Company or any member of the Lauren Group, other than (x) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and (y) compensation received by an immediate family member for service as an employee of the Company (other than as an executive officer); (v) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (vi) the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In addition, a director will not be independent if his or her spouse, parent, sibling or child is employed by us.

2.	Relationships Not Deemed to Impair Independence.

Subject to Section (1) above, the following relationships are not deemed to be material relationships that would impair a director’s independence.

Non-management Directors. The director is a non-management director of another company that does business with us.

Commercial Relationships. The director is an employee or executive officer, or an immediate family member of the director is an executive officer, of another company that does business with us; provided in either case that:

(i) such business was entered into in the ordinary course of our business and on substantially the same terms as those prevailing at the time for comparable business with unaffiliated third parties; and

2018 PROXY STATEMENT | 96

APPENDIX A	RALPH LAUREN CORPORATION

(ii) termination of the relationship in the normal course of business would not reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the other company.

Tax-Exempt Organization Relationships. The director (or an immediate family member of the director) serves as a director, officer or trustee of a tax-exempt organization, and the Company’s discretionary charitable contributions to the organization do not exceed the greater of $1 million or 2% of the organization’s aggregate annual charitable receipts during the organization’s preceding fiscal year. (Any automatic matching by the Company of employee charitable contributions are not included in the Company’s contributions for this purpose.)

3.	Disclosure.

For relationships that are either not covered by, or do not satisfy, these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors satisfying all the independence guidelines set forth above. We will explain in our next proxy statement thereafter the basis for any Board determination that any such relationship was immaterial.

4.	Definitions.

For purposes of these guidelines, the (i) term “immediate family member” shall have the meaning ascribed to it by the NYSE Corporate Governance Rules (including the Commentary thereto), (ii) the term “the Company” includes any entity in our consolidated group, (iii) the “Lauren Group” consists of Ralph Lauren, any member of his immediate family or any entity controlled by Ralph Lauren or members of his immediate family, and (iv) the term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

97 | 2018 PROXY STATEMENT

APPENDIX B	RALPH LAUREN CORPORATION

APPENDIX B

RECONCILIATION OF CERTAIN NON-U.S. GAAP FINANCIAL MEASURES*

The following table reconciles the Company’s operating margin (“OM%”), net income (loss) before income taxes (“NIBT”), and net income (loss) per dilutive chare (“dilutive EPS”), as approved by the Company’s Compensation Committee for the fiscal years presented.

	Fiscal Years Ended
	March 31, 2018			April 1, 2017		April 2, 2016
	OM%	NIBT	Dilutive EPS	NIBT	Dilutive EPS	NIBT	Dilutive EPS	3 Year Cumulative Dilutive EPS
	(millions)			(millions)		(millions)
As Reported (GAAP basis)	8.1%	$489.2	$1.97	$(104.9)	$(1.20)	$551.8	$4.62	$5.39
Restructuring and other charges	1.7%	108.0	0.90	318.6	2.67	142.6	1.16	4.73
Impairment of assets	0.8%	50.0	0.42	253.8	2.54	48.8	0.41	3.37
Restructuring-related inventory charges	0.1%	7.6	0.06	197.9	1.89	20.4	0.17	2.12
U.S. tax reform enactment-related charges	–	–	2.68	–	–	–	–	2.68
Reversal of income tax reserve resulting from a change in tax law	–	–	–	–	(0.19)	–	–	(0.19)
As Adjusted (Non-GAAP basis for press release)(a)	10.7%	654.8	6.03	665.4	5.71	763.6	6.36	18.10
Other operational charges	–	3.7	0.04	(3.3)	(0.02)	7.0	0.06	0.08
As Adjusted (Non-GAAP basis for bonus payout)	10.7%	$658.5	$6.07	$662.1	$5.69	$770.6	$6.42	$18.18

a.	Fiscal 2018, Fiscal 2017, and Fiscal 2016 adjusted balances as previously disclosed in the Company’s press releases filed as Exhibit 99.1 to the Forms 8-K filed on May 23, 2018, May 18, 2017, and May 12, 2016, respectively.

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APPENDIX B	RALPH LAUREN CORPORATION

This Proxy Statement includes certain non-U.S. GAAP financial measures relating to the impact of charges and other items as described herein. Adjustments made during Fiscal 2018 include restructuring-related charges, impairment of assets and certain other charges primarily related to depreciation expense associated with the Company’s former Polo store at 711 Fifth Avenue in New York City, its pending customs audit, the departure of Mr. Larsson, and the reversal of reserves associated with the settlement of certain non-income tax issues. Additionally, the Fiscal 2018 income tax (provision) benefit was adjusted for the impact of U.S. tax reform enactment-related charges. Adjustments made during Fiscal 2017 include restructuring-related charges, impairment of assets and certain other charges recorded in connection with the anticipated settlement of certain non-income tax issues and the departure of Mr. Larsson. Additionally, the Fiscal 2017 income tax benefit (provision) was adjusted for the reversal of an income tax reserve resulting from a change in tax law that impacted an interest assessment on a prior year withholding tax. Adjustments made during Fiscal 2016 include restructuring-related charges, impairment of assets and certain other charges primarily related to the Company’s pending customs audit and the settlement of certain litigation claims. Refer to the Company’s Fiscal 2018, Fiscal 2017, and Fiscal 2016 Forms 10-K for additional discussion regarding these charges. The Compensation Committee also approved adjustments for certain other operational charges during Fiscal 2018, Fiscal 2017, and Fiscal 2016.

Included in this Appendix B is a reconciliation between the non-U.S. GAAP financial measures and the most directly comparable U.S. GAAP measures before and after these charges. The related tax effects were calculated using the respective statutory tax rates for each applicable jurisdiction. The Company uses non-U.S. GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. In addition, the Compensation Committee uses non-U.S. GAAP measures to set and certify the achievement of certain performance-based compensation goals. The Company believes that excluding items that are not comparable from period to period helps investors and others compare operating performance between two periods. While the Company considers the non-U.S. GAAP measures useful in analyzing its results, they are not intended to replace, nor act as a substitute for, any presentation included in the consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-U.S. GAAP measures reported by other companies.

*Defined terms used herein are consistent with those used in the accompanying Proxy Statement.

99 | 2018 PROXY STATEMENT

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)						PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE			☒
		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS

Item 1.	Election of four(4) Class A Directors Nominees as Class A Directors:	☐	☐	☐

Nominees:
01 Frank A. Bennack, Jr.
02 Joel L. Fleishman
03 Michael A. George
04 Hubert Joly

							FOR	AGAINST	ABSTAIN
					Item 2.	Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2019.	☐	☐	☐

							FOR	AGAINST	ABSTAIN
					Item 3.	Approval, on an advisory basis, of the compensation of our named executive officers and our compensation philosophy, policies and practices as described in the accompanying Proxy Statement.	☐	☐	☐

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THE NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

     *Exceptions  ☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Mark Here to Receive Materials Electronically in the Future.	☐

Date                      Share Owner sign here/Title                      Co-Owner sign here/Title

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please write in the full corporate name and sign by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

RALPH LAUREN CORPORATION

CLASS A COMMON STOCK

PROXY

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints Jane Nielsen and Avery S. Fischer, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of Ralph Lauren Corporation that the undersigned would be entitled to vote if personally present at the 2018 Annual Meeting of Stockholders to be held on August 2, 2018 at 10 on the Park at Time Warner Center, Columbus Room, 10th Floor, 60 Columbus Circle, New York, New York, at 9:30 a.m. (local time), and at any adjournment or postponement thereof, upon the matters described in the accompanying Proxy Statement and, in such proxies’ discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL TO ELECT THE NOMINEES FOR ELECTION AS DIRECTORS; “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND “FOR” THE PROPOSAL, ON AN ADVISORY BASIS, APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND OUR COMPENSATION PHILOSOPHY, POLICIES AND PRACTICES AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)